UNITED STATES
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SCHEDULE 14A
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Invacare Corporation

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Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
April 9, 2015
To the Shareholders of
INVACARE CORPORATION:
This year's Annual Meeting of Shareholders will be held at 10:00 A.M. (EDT), on Thursday, May 14, 2015, at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio. We will be reporting on Invacare's activities and you will have an opportunity to ask questions about its operations.
We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.
On behalf of the Board of Directors and management of Invacare Corporation, I would like to thank you for your continued support and confidence.
Sincerely yours,
C. Martin Harris, M.D.
Interim Chairman of the Board of Directors

Invacare Corporation
Notice of Annual Meeting of Shareholders
To Be Held On May 14, 2015
The Annual Meeting of Shareholders of Invacare Corporation (the “Company”) will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 14, 2015, at 10:00 A.M. (EDT), for the following purposes:

1.	To elect nine directors for a one-year term expiring in 2016;

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2015 fiscal year;

3.	To reaffirm approval of the Invacare Corporation Executive Incentive Bonus Plan;

4.	To approve Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan;

5.	To hold an advisory vote to approve the compensation of the Company's named executive officers; and

6.	To transact any other business as may properly come before the annual meeting.
Holders of common shares and Class B common shares of record as of the close of business on Friday, March 20, 2015 are entitled to vote at the annual meeting. It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the annual meeting may revoke their proxy and vote in person.
By Order of the Board of Directors,
Anthony C. LaPlaca
Secretary
April 9, 2015
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 14, 2015:
The Proxy Statement and the 2014 Annual Report are also available at www.invacare.com/annualreport.

Invacare Corporation

Proxy Statement
For the Annual Meeting of Shareholders
May 14, 2015

Why am I receiving these materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 14, 2015, and any adjournments or postponements that may occur. The time, place and purposes of the annual meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 9, 2015.
Who is paying for this proxy solicitation?
The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, Invacare's directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who is entitled to vote?
Only shareholders of record at the close of business on March 20, 2015, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. On this record date, there were 31,041,485 common shares and 1,084,747 Class B common shares outstanding and entitled to vote.
How many votes do I have?
On each matter to be voted on, you have one vote for each outstanding common share you own as of March 20, 2015, and ten votes for each outstanding Class B common share you own as of March 20, 2015.
How do I vote?
If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.
If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” each of the director nominees named in proposal 1, “FOR” proposals 2, 3, 4 and 5, and will use their discretion on any other proposals and other matters that may be brought before the annual meeting.

If you hold common shares through a broker or nominee, you may vote in person at the annual meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.
How do I vote my common shares held in the Invacare Retirement Savings Plan?
If you are a participant in the Invacare Retirement Savings Plan, the voting instruction card should be used to instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the number of common shares that you are entitled to vote under the plan. If you do not timely instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the shares credited to your account under the plan, your shares, together with all other uninstructed shares, will be voted in the same proportions that shares for which instructions were received will be voted.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote:

•	“For” the election of the nine director nominees for a one-year term expiring in 2016;

•	“For” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2015 fiscal year;

•	“For” reaffirming approval of the Invacare Corporation Executive Incentive Bonus Plan;

•	“For” the approval of Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan; and

•	“For” the approval of the compensation of the named executive officers.
What vote is required to approve each proposal?
Except as otherwise provided by Invacare's amended and restated Articles of Incorporation or amended and restated Code of Regulations, each as amended to date, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of directors, together as one class. The holders of common shares and Class B common shares will vote together as one class on all five proposals described in this proxy statement. No holder of shares of any class has cumulative voting rights in the election of directors.

•
Election of Directors (Proposal No. 1). The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the nominee or nominees indicated. Abstentions and broker non-votes will not be voted for or withheld from the election of directors and will not be counted for purposes of determining the number of votes cast in the election of directors. However, please note that our majority voting director resignation procedures under our Code of Regulations require any director nominee who receives a greater number of votes marked “Withhold Authority” than marked “For” his or her election in an uncontested election of directors to promptly tender his or her resignation to the Board following certification of the shareholder vote. Under the Company's procedures, the Nominating and Governance Committee, or another committee comprised entirely of independent directors or the Board of Directors, will, within 90 days following the certification of the shareholder vote, consider, and the Board will determine, whether to accept the resignation. The Board's determination and explanation of its decision will be promptly disclosed in a press release or Form 8-K submitted to the SEC.

•
Ratification of Independent Registered Public Accounting Firm (Proposal No. 2). Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions will not be voted for or against the ratification of the appointment of Ernst & Young LLP and will not be counted in the number of votes cast on the proposal.

•
Reaffirming approval of the Invacare Corporation Executive Incentive Bonus Plan (Proposal No. 3). The reaffirmation of the Invacare Corporation Executive Incentive Bonus Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against the reaffirmation of approval of the plan and will not be counted in the number of votes cast on the proposal.

•
Approval of Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan (Proposal No. 4). The approval of Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal. The rules of the New York Stock Exchange require that any abstentions with respect to the proposal be included in the total votes cast on the proposal. Accordingly, abstentions will not be voted for or against the proposal but will have the same effect as a vote “Against” this proposal. Broker non-votes will not be voted for or against the proposal and will not be counted in the number of votes cast on the proposal.

•
Advisory Vote to Approve Executive Compensation (Proposal No. 5). Advisory approval of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against approval of our executive compensation and will not be counted in the number of votes cast on the proposal.

What constitutes a quorum?
A quorum of shareholders will be present at the annual meeting if at least a majority of the aggregate voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the annual meeting. On the record date, 41,888,955 votes were represented by outstanding shares; therefore, shareholders representing at least 20,944,478 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Can I revoke or change my vote after I submit a proxy?
Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the annual meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to the Company's Secretary, or by attending the annual meeting and voting in person. You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy; rather you must notify an Invacare representative at the annual meeting of your desire to revoke your proxy and vote in person.
Can I access the Notice of Annual Meeting, Proxy Statement and 2014 Annual Report on the Internet?
The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report are available on the Internet at www.invacare.com/annualreport. We also will provide a copy of any of these documents to any shareholder free of charge, upon request by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036-2125.
If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal 2 is a routine matter, but the other proposals in this proxy statement are non-routine matters. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

ELECTION OF DIRECTORS
(Proposal No. 1)
All director nominees are nominated for election to serve a one-year term until the annual meeting in 2016 or until their successors have been duly elected. Each of the nominees, other than Matthew E. Monaghan and Clifford D. Nastas, is presently a director of Invacare. Each of the nominees has indicated his or her willingness to serve as a director if elected.
In accordance with the director age limitations in the Company's Corporate Governance Guidelines, Charles S. Robb and Dan T. Moore, III will not stand for reelection and will retire from the Board upon the expiration of their current terms at the 2015 Annual Meeting. Additionally, Ellen O. Tauscher previously notified the Board of Directors of her decision to not stand for re-election at the 2015 Annual Meeting, at which time her term as a director will expire. Messrs. Monaghan and Nastas have been nominated by the Board to fill the vacancies that will result from the retirement of Messrs. Moore and Robb. Upon the expiration of Ms. Tauscher's term as a director at the 2015 Annual Meeting, the Board of Directors has fixed the number of directors constituting the Board at nine.
Below is certain biographical information regarding our director nominees, as well as a discussion of the qualifications that led the Board of Directors to conclude that each director nominee should serve as a director of the Company. Each of the individuals listed below has a wealth of knowledge, experience and expertise developed over a lifetime of achievement. In the discussion below, we have not detailed all of the numerous factors considered by the Board, but rather have highlighted the primary qualifications that led the Board to conclude that each of the following individuals should serve as a director. The Board of Directors believes that the current Board composition reflects an appropriately diverse group of individuals with relevant knowledge and experience that greatly benefits the Company.
Michael F. Delaney, 66, has been a director since 1986. From 1983 to October 2003, Mr. Delaney served as the Associate Director of Development of the Paralyzed Veterans of America, a national veterans' service organization in Washington, D.C. Since October 2003, Mr. Delaney served as Associate Director of Corporate Marketing of the Paralyzed Veterans of America until his retirement on July 31, 2009. From November 2009 to February 2010, Mr. Delaney provided consulting services to the Department of Defense in connection with its Congressionally Directed Medical Research Program.
The Board concluded that Mr. Delaney should serve as a director of the Company primarily due to his unique background and experience. Mr. Delaney utilizes a wheelchair and has worked tirelessly for decades on behalf of people with disabilities, provides invaluable insight and perspective to the Board with respect to the Company's products, their use, and possible attributes. He uses his background and training in development and marketing to assist the Company with effective approaches to marketing its products to consumers.
C. Martin Harris, M.D., 58, has been a director since 2003 and was appointed Invacare's Interim Chairman of the Board effective December 21, 2014, and has served as Lead Director since May 17, 2012. Since 1996, Dr. Harris has been the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Dr. Harris serves as a director and member of the Audit Committee of HealthStream Inc. (NASDAQ), Nashville, Tennessee, which provides internet-based learning and research solutions for the training, information, and education needs of the healthcare industry in the United States and serves on the board of directors of Thermo Fisher Scientific Inc. (NYSE), Waltham, Massachusetts, which provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics. Dr. Harris was on the board of directors of Sentillion Corporation, an Andover, Massachusetts healthcare software technology company until it was sold to Microsoft Corporation in early 2010.

The Board concluded that Dr. Harris should serve as a director of the Company primarily due to his experience in the healthcare industry as a leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry. Dr. Harris is nationally recognized for his leadership in developing and organizing electronic management of medical information, including electronic medical records. Through his work with organizations such as e-Cleveland Clinic and the National Health Information Infrastructure Task Force, Dr. Harris has gained experience which enables him to provide valuable input to the Board, and ultimately the Company, as to the latest developments and trends involving the use of information to enhance healthcare diagnoses, patient outcomes and cost efficiencies. In particular, he is able to assist the Board in staying abreast of developments in technological advances in the home medical equipment industry. Dr. Harris' understanding of information technology developments in the healthcare industry has proven to be instrumental to the Board's management of the Company's own strategy and information technology resources, particularly in connecting the Company's widespread international operations.
James L. Jones, 71, has been a director since 2010. General Jones is currently President of Jones Group International, a global consultancy. General Jones served as National Security Advisor to United States President Barack Obama from January 2009 to November 2010. Prior to joining President Obama's administration as National Security Advisor, General Jones was a member of the Company's Board of Directors from March 2007 to January 2009. General Jones served as Supreme Allied Commander of NATO (North Atlantic Treaty Organization) and Commander of the United States European Command from January 2003 until December 2006. From July 1999 to January 2003, General Jones was the 32nd Commandant of the United States Marine Corps.
The Board concluded that General Jones should serve as a director of the Company primarily due to his extensive leadership and organizational development experience, particularly in international and governmental affairs, developed through his long and distinguished career in the U.S. military and government service. General Jones' capabilities and insights into government and international affairs, as well as organizational leadership and personnel management, make him a uniquely valuable resource to the Board of Directors in overseeing and evaluating the Company's strategic direction and management succession planning.
Dale C. LaPorte, 73, has been a director since 2009. Mr. LaPorte served as Senior Vice President - Business Development and General Counsel of the Company from December 2005 to December 2008. Prior to joining the Company, Mr. LaPorte was a partner at Calfee, Halter & Griswold LLP, an Ohio-based law firm, from 1974 to 2005 and served as chairman of that firm from 2000 to 2004. Mr. LaPorte serves as a member of the Board of Trustees of PNC Mutual Funds and the board of directors of Morrison Products, Inc., a manufacturer of air moving equipment for original equipment manufacturers in the heating, ventilation, air conditioning and refrigeration industry.
The Board concluded that Mr. LaPorte should serve as a director of the Company primarily due to his lengthy experience as counsel to the Company, skills in project management, expertise in corporate governance and business development matters, as well as his business acumen and judgment. Mr. LaPorte's skills are a vital asset to the Board, particularly since risk management and governance practices continue to evolve.
Michael J. Merriman, 58, has been a director since May 2014. Mr. Merriman has been an Operating Advisor of Resilience Capital Partners LLC since June 2008. Resilience is a private equity firm focused on principal investing in lower middle market underperforming and turnaround situations. Mr. Merriman served as President and Chief Executive Officer of The Lamson & Sessions Co. (formerly, NYSE: LMS), Cleveland, Ohio, a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes from November 2006 until the company was sold in November 2007. Mr. Merriman served as Senior Vice President and Chief Financial Officer of American Greetings Corporation (formerly, NYSE: AM), Cleveland, Ohio, a designer, manufacturer and seller of greeting cards and other social expression products from September 2005 until November 2006. He was a director of American Greetings Corporation from 2006 through August 2013 when it became a private company. Prior to that, from August 1995 until April 2004, Mr. Merriman was the President and Chief Executive Officer of Royal Appliance Mfg. Co./ Dirt Devil Inc. (formerly, NYSE: RAM), a manufacturer of a full line of cleaning products for home and commercial use. Mr. Merriman is a director of Nordson Corporation (Nasdaq: NDSN), Westlake, Ohio, a manufacturer of products and systems used for dispensing and processing adhesives, coatings, polymers, sealants and biomaterials; Regis Corporation (NYSE: RGS), Edina, Minnesota, a company that owns, franchises and operates beauty salons, hair restoration centers and cosmetology education; and OMNOVA Solutions Inc. (NYSE: OMN), Beachwood, Ohio, a technology-based company and an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces. Mr. Merriman also served as a director of RC2 Corporation (formerly, NASDAQ: RCRC), Oak Brook, Illinois, a manufacturer of pre-school toys and infant products, from 2004 until its sale in April 2011.
The Board concluded that Mr. Merriman should serve as a director of the Company based on his experience and significant knowledge in executive management, strategy, corporate governance, acquisitions and divestitures, product development and investor relations, as well as his significant finance, financial reporting and accounting expertise, all developed through Mr. Merriman’s prior experience as a public company chief executive officer and chief financial officer and as a certified public accountant, his current service on the boards of directors of three publicly traded companies, and his experience at Resilience.
A. Malachi Mixon, III, 74, has been a director since 1979. Mr. Mixon served the Company as Chief Executive Officer from 1979 through April 2010 and as President until 1996. He served as Chairman of the Board from 1983 until his retirement effective December 21, 2014. Mr. Mixon serves on the board of directors of Park-Ohio Holdings Corp. (NASDAQ), Cleveland, Ohio, a diversified manufacturing services and products holding company. Mr. Mixon also serves as Chairman Emeritus of the Board of Trustees of The Cleveland Clinic Foundation, Cleveland, Ohio, one of the world's leading academic medical centers, and as Chairman of The Cleveland Institute of Music, a leading music conservatory. Mr. Mixon served on the board of directors of The Sherwin Williams Company (NYSE), Cleveland, Ohio, until April 2013.
The Board concluded that Mr. Mixon, a founder of Invacare, should serve as a director of the Company primarily due to his previous role as the leader of the Company from its inception until his December 2014 retirement and as a nationally recognized and influential medical equipment industry executive. The Board believes that having Mr. Mixon, who is intimately familiar with the Company's capabilities, customers, strategy, position in the industry and with developments within the industry, serving as a director provides the Board with invaluable Company and industry insight. Mr. Mixon has become a leading national spokesman for home medical equipment manufacturers and distributors and one of the visionary forces driving strategy and change across the industry. Mr. Mixon's experience, influence in the industry and in government affairs, and deep knowledge of the Company and its industry provides the Board with valuable perspective to oversee the Company and its strategy and business operations.
Under the terms of Mr. Mixon's retirement agreement, the Company agreed to, absent compelling circumstances, nominate Mr. Mixon and recommend him for election as a director at the 2015 annual meeting. See "Certain Relationships and Related Transactions."
Matthew E. Monaghan, 47, was appointed as the Company’s President and Chief Executive Officer effective April 1, 2015. Since January 2014, Mr. Monaghan has served as Senior Vice President, Global Hips and Reconstructive Research of Zimmer Holdings, Inc. (NYSE: ZMH), a company that designs, develops, manufactures and markets orthopedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Mr. Monaghan led the company's global hips business and large joint reconstruction research where he was responsible for the division's new product development, engineering, marketing, clinical studies, quality, regulatory affairs and results of the shared sales and supply chain functions. From December 2009 to January 2014, Mr. Monaghan served as Vice President and General Manager, Global Hips Business of Zimmer. Prior to joining Zimmer in 2009, Mr. Monaghan spent eight years as an operating executive for two leading private equity firms, Texas Pacific Group (TPG) and Cerberus Capital Management, where he led acquisitions and operational improvements of portfolio companies, which included the carve-out from Baxter Healthcare of a global medical device business, making significant improvements at a U.S. personal insurance business and running a consumer durable goods business spun off from Newell-Rubbermaid. While at Cerberus Capital, Mr. Monaghan served as Chief Operating Officer of Global Home Products LLC, a consumer durable goods business owned by Cerberus, from April 2004 to

November 2005. In April 2006, Global Home Products filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code. Global Home Products emerged from bankruptcy in February 2008. Over the 13 years prior to 2003, Mr. Monaghan held various positions at General Electric (NYSE: GE).
The Board concluded that Mr. Monaghan should be nominated to serve as a director of the Company primarily due to his role as Chief Executive Officer, as well as his considerable experience in managing and operating businesses, including most recently a medical device business subject to FDA regulation. The Board anticipates that Mr. Monaghan, in his role as Chief Executive Officer, will provide the Board with management perspective that will be valuable in overseeing the Company’s business operations.
Clifford D. Nastas, 52, has been nominated by the Board for election as a director at the annual meeting. Since 2014, Mr. Nastas has been a director of Dan T. Moore Company, Inc., a holding company of diverse advanced materials manufacturing and technology businesses, and serves as the President of a group of its automotive and advanced materials operating companies. Mr. Nastas served as Chief Executive Officer and a director of Material Sciences Corporation (formerly, Nasdaq: MASC), Elk Grove Village, Illinois, a publicly traded diversified industrial manufacturing company providing high-value coated metal, acoustical and lightweight composite solutions from 2005 until the company was sold in March 2014. From 2001 to 2005, Mr. Nastas served in various capacities at Material Sciences, including as President and Chief Operating Officer. Prior to joining Material Sciences, Mr. Nastas served in various general management, sales, and manufacturing capacities with Honeywell International, formerly Allied Signal (NYSE: HON), Morris Township, New Jersey, Avery Dennison Corporation (NYSE: AVY), Glendale, California, and Ford Motor Company (NYSE: F), Dearborn, Michigan. From 2009 to 2010, Mr. Nastas was a director and member of the audit committee of Quixote Corporation (formerly, NASDAQ: QUIX), a publicly traded manufacturer of highway and transportation safety products, that was acquired in February 2011.
The Board concluded that Mr. Nastas should be nominated to serve as a director of the Company primarily due to his extensive business leadership and management expertise, which includes a broad range of experience in management, operations, sales, marketing, product development and engineering in a number of global businesses, including as the CEO of a publicly-traded company. The Board believes that Mr. Nastas’ experience and background will enable him to provide the Board will valuable insight into numerous aspects of the Company’s business.
Baiju R. Shah, 43, has been a director since 2011. Mr. Shah has been the CEO and a director of BioMotiv since August 2012. BioMotiv is a company focused on developing a portfolio of drug discoveries from research institutions into new medicines. Prior to that, Mr. Shah was President and CEO of BioEnterprise Cleveland from 2004 to August 2012, Senior Vice President from 2003 to 2004 and a Vice President from 2002 to 2003. BioEnterprise is a Cleveland-based business formation, recruitment and acceleration initiative designed to grow health care companies and commercialize biomedical technologies. Prior to BioEnterprise, Mr. Shah worked for McKinsey & Company, where he was a leader in its Growth and Business Building practice. In addition, Mr. Shah serves as a director of several privately held biomedical-related companies.
The Board concluded that Mr. Shah should serve as a director of the Company primarily due to his experience in the healthcare and biomedical industry gained through his leadership of BioMotiv and BioEnterprise. The business insight gained through his work at BioMotiv, BioEnterprise and McKinsey & Company, in particular his demonstrated abilities in advancing initiatives to help companies grow and expand, provides Mr. Shah with a perspective on healthcare business and growth initiatives that is invaluable to the Board.
Invacare's Board of Directors recommends that shareholders vote “FOR” the election of all nine director nominees for a term expiring in 2016.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
The Audit Committee has appointed Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit its financial statements for the year ended December 31, 2015. The Audit Committee and the Board of Directors are asking you to ratify this appointment. During the year ended December 31, 2014, Ernst & Young LLP served as the Company's principal auditors and provided tax and other services. See “Independent Registered Public Accounting Firm.” Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Invacare's Board of Directors recommends that shareholders vote “FOR”
the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2015.
REAFFIRMING APPROVAL OF THE INVACARE CORPORATION
EXECUTIVE INCENTIVE BONUS PLAN
(Proposal No. 3)
The Company is asking its shareholders to reaffirm their approval of the Invacare Corporation Executive Incentive Bonus Plan (the “Executive Incentive Bonus Plan”) so that the Company may remain eligible to deduct certain compensation paid under the Executive Incentive Bonus Plan. The Executive Incentive Bonus Plan previously was approved by the Board of Directors and the shareholders in 2010, and remains in effect. On March 25, 2015, the Executive Incentive Bonus Plan was amended to specify additional objective business criteria that may be used in establishing performance goals for incentive bonuses under the plan. A summary of the material terms of the Executive Incentive Bonus Plan is provided below, but is qualified in its entirety by the actual terms and conditions provided in the plan document, which is attached as Appendix A to this proxy statement.
Reason for Seeking Shareholder Reaffirmation of Approval
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the Company’s tax deduction to $1,000,000 per executive per year for certain compensation paid to each of its chief executive officer and the other four highest compensated executives of the Company (other than its chief financial officer) at the end of the Company’s taxable year (each a “Covered Employee”). In general, the regulations under Section 162(m) exempt from this limitation compensation that is, among other things, paid based on the achievement of objective performance criteria and awarded under a plan that has received shareholder approval. Further, regulations under the Code require that a plan such as the Executive Incentive Bonus Plan be reapproved by the shareholders at least every five years to remain eligible for this exemption. Five years has passed since the shareholders last approved the Executive Incentive Bonus Plan. Therefore, the Board recommends that shareholders reaffirm their approval of the Executive Incentive Bonus Plan so that the Company may, if all other requirements are met, be eligible to fully deduct, for U.S. federal income tax purposes, the payment of certain performance-based incentive awards to the Covered Employees under Section 162(m) of the Code.
Because the exception for performance-based compensation under Section 162(m) requires a review of individual facts, and there is limited binding guidance under Section 162(m), the Company cannot guarantee that the awards under the Executive Incentive Bonus Plan to Covered Employees will qualify for exemption under Section 162(m).
Executive Incentive Bonus Plan Summary
Purpose. The Executive Incentive Bonus Plan is intended to provide an incentive to the Company’s executive officers to improve the Company’s operating results and to enable the Company to recruit and retain key officers by making the Company’s overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.
Administration. The plan is administered by the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”), which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.
Eligibility and Participation. All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company on the payment date in order to receive a bonus payment under the Executive Incentive Bonus Plan, unless the officer’s employment terminated prior to the payment date as a result of death, disability, or retirement, in which case the officer may receive a prorated payment. In 2014, there were eight employees who participated in the Executive Incentive Bonus Plan, which included Messrs. Gudbranson, Remmers and LaPlaca, and Ms. Stumpp. Messrs. Mixon and Blouch also participated prior to their respective retirements from employment with the Company.
Awards under the Executive Incentive Bonus Plan. Awards under the plan are designed to ensure that the compensation of the Company’s officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent consultant engaged by the Compensation Committee. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, which is payable based on the level(s) of achievement of a specified performance goal(s) for the performance period.
Performance Goals. The performance goal(s) for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the shares; or total shareholder return. For 2014, the bonus award was based upon satisfaction of established bonus targets described in the section entitled Compensation Discussion and Analysis.
The performance goal for a performance period is established in writing by the Compensation Committee on or before the latest date permissible to enable the bonus award to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. During this same time period, the Compensation Committee may adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee’s assessment of the Company’s business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. However, to the extent any adjustment would cause a bonus award to fail to qualify for the exemption for performance-based compensation under Section 162(m), then the adjustment will apply only to participants who are not Covered Employees. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.
The target bonus payable to any officer for a performance period is a specified percentage of the officer’s compensation for the performance period, but in no event will the bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the

Executive Incentive Bonus Plan to accommodate continued growth of the Company and also to comply with the requirements of Section 162(m).
In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.
If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
Amendment and Termination. The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason. Amendments will be subject to the approval of the Company’s shareholders in such manner and with such frequency as is required under Section 162(m).
New Plan Benefits. The amount payable to an officer under the Executive Incentive Bonus Plan is subject to discretion as to the target amount, the performance goals selected and whether the amount resulting from achievement of such goal will actually be paid. The amount that will be paid in the future to any eligible officer is not presently determinable. No bonuses were earned by any participant in the Executive Incentive Bonus Plan in 2014. The table below shows, for the individuals listed, the target incentive amount for 2014 as a percentage of the individual's base salary under the Executive Incentive Bonus Plan. These awards are not necessarily indicative of awards that we may make in the future:

Name and Position (1)(2)	Fiscal 2014 Target Incentive Amount as Percentage of Base Salary
Robert K. Gudbranson - Interim President and Chief Executive Officer and Chief Financial Officer	75% (100% as CEO)
John M. Remmers - Executive Vice President & General Manager, North America and Global Product Development	75%
Anthony C. LaPlaca - Senior Vice President, General Counsel and Secretary	75%
Patricia A. Stumpp - Senior Vice President, Human Resources	62.5%
A. Malachi Mixon, III - Former Chairman of the Board	85%
Gerald B. Blouch - Former President and Chief Executive Officer	100%

(1)
Participants in the plan included Messrs. Gudbranson, Remmers, LaPlaca, Mixon and Blouch and Ms. Stumpp, and the Company's former President - Invacare Technologies and Senior Vice President - Electronics and Engineering

(2)	Non-employee directors and non-executive officers are not eligible to participate in the plan.

Reaffirmation of Approval of the Executive Incentive Bonus Plan
The Board of Directors believes that the Company’s best interests will be served by the reaffirmation of approval of the Executive Incentive Bonus Plan. The Executive Incentive Bonus Plan will enable the Company to be eligible to preserve, where appropriate, the tax deductibility of performance-based awards to Covered Employees under the plan.
The Board of Directors recommends that shareholders vote “FOR”
the reaffirmation of approval of the Invacare Corporation Executive Incentive Bonus Plan.
APPROVAL AND ADOPTION OF AMENDMENT NO. 1 TO THE
INVACARE CORPORATION 2013 EQUITY COMPENSATION PLAN
(Proposal No. 4)

The fourth proposal to be acted upon at the annual meeting is the approval of Amendment No. 1 (the “Amendment”) to the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Plan”). The Amendment, if approved by shareholders, will modify certain plan limitations required under Internal Revenue Code Section 162(m) and specify additional objective factors that may be used as performance measures for awards under the 2013 Plan. Generally, Section 162(m) limits the Company’s tax deduction, for U.S. federal income tax purposes, to $1,000,000 per year for certain compensation paid to "Covered Employees," including each of its chief executive officer and the other four highest compensated executives of the Company (other than the chief financial officer) at the end of the Company’s taxable year. However, compensation that qualifies as “performance-based compensation” under Section 162(m) is exempt from the limitation on deductions.

In order for compensation to qualify for the exemption under Section 162(m), the Company’s shareholders must approve the material terms of the plan or arrangement providing for the compensation. One material term shareholders must approve is the maximum amount of “performance-based compensation” that may be paid under the plan. In order to satisfy this requirement, the 2013 Plan includes (and the shareholders approved) an annual limit on the number of shares that may be granted to a participant with respect to awards of restricted stock, restricted stock units or performance shares that are intended to qualify as “performance-based compensation” under Section 162(m). Currently, the annual limit for these awards is 50,000 shares per participant. The Amendment, if approved by shareholders, will increase the annual limit to 325,000 shares per participant.

Based on data reviewed by the Compensation Committee and the Board, the Board believes that increasing the annual limit will better align the 2013 Plan with current market practices, which will assist the Company in achieving its goals of attracting and retaining top executive talent through the 2013 Plan. In addition, increasing the annual limit will allow the Company to grant more performance-based compensation which is eligible to receive the corresponding tax deductions, assuming all requirements are met under Section 162(m).

Certain awards under the 2013 Plan may be eligible to qualify as “performance-based compensation” under Section 162(m) if they are conditioned on the achievement of certain objective performance targets established by the Compensation Committee. Shareholders must approve the objective factors that may be used to establish performance targets in order for awards to qualify for exemption under Section 162(m). The 2013 Plan includes (and the shareholders approved) various factors described under “Performance Targets and Performance Measures” below. The Amendment, if approved by shareholders, will add “revenue” and “free cash flow” as factors that may be used as performance measures. The Board believes that the addition of these factors will provide the Compensation Committee with useful further flexibility in establishing appropriate performance criteria for awards under the 2013 Plan.

The Amendment increases the annual limits for the number of shares of performance-based restricted stock, restricted stock units and performance shares intended to qualify for the exemption under Section

162(m). The Amendment also specifies additional objective factors that may be used as performance measures for awards under the 2013 Plan. The Amendment does not increase the overall number of shares available under the 2013 Plan or amend the plan or any outstanding awards in any other way.

Summary of the Amendment and 2013 Plan

The following summary of the Amendment and the material terms of the 2013 Plan is qualified in its entirety by reference to the full text of the Amendment and the 2013 Plan, which are set forth in Appendix B and Appendix C to this proxy statement, respectively.

Amendment - Material Changes

The Amendment increases the annual limit on the number of shares that may be granted to a participant with respect to awards of restricted stock, restricted stock units and performance shares intended to qualify as “performance-based compensation” under Section 162(m) from 50,000 shares to 325,000 shares. The Amendment also specifies "revenue" and "free cash flow" as additional objective factors that may be used as performance measures for awards under the 2013 Plan. The Amendment does not amend or modify any other provision of the 2013 Plan.

Material Terms of 2013 Plan, as amended by the Amendment

Eligibility and Types of Awards

The Compensation Committee, in its discretion, may grant an award under the 2013 Plan to any director or employee of the Company or an affiliate. All non-employee directors and approximately 240 employees who are eligible to participate in the 2013 Plan.

The 2013 Plan provides for the following types of awards with respect to shares of the Company's common shares: incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, unrestricted stock, and performance shares. The Compensation Committee also may grant performance units that are payable in cash.

Common Shares Subject to the 2013 Plan

Available Shares

As of March 20, 2015, the total number of common shares available for awards under the 2013 Plan was 2,644,420 and the number of common shares subject to outstanding awards granted under the 2013 Plan was 835,525. These amounts assume, for purposes of this proposal, achievement of maximum targets for outstanding performance share awards, even though the actual payout amount may be less than maximum. The Amendment does not increase or otherwise modify the number of shares available under the 2013 Plan.

The maximum number of shares available for awards of incentive stock options is 3,800,000 shares.

Individual Limits for “Performance-Based Compensation” under Section 162(m)

The 2013 Plan sets annual limits with respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m). Under the 2013 Plan, as amended by the Amendment,

•	no participant will be granted stock options or SARs for more than 400,000 common shares, in the aggregate, during any calendar year;

•
no participant will be granted awards of restricted stock, restricted stock units, performance shares or performance units that are intended to qualify as “performance-based compensation” under Section 162(m) for more than 325,000 common shares, in the aggregate, during any calendar year;

•
no participant will receive any awards payable in cash that are intended to qualify as “performance-based compensation” under Section 162(m) and have an aggregate maximum value as of their respective grant dates in excess of $5,000,000 during any calendar year; and

•
no non-employee director will be granted awards of restricted stock, restricted stock units, performance shares or performance units for more than 50,000 common shares, in the aggregate, during any calendar year.

Adjustments

In the event of any stock dividend, stock split, consolidation, reorganization, merger, spinoff, or similar transaction affecting the Company's common shares, the Compensation Committee will adjust the number of shares available for grants, the number of shares subject to the full-value award limits and individual limits, and the number of shares and price under outstanding grants made before the event, as provided in the 2013 Plan.

No Liberal Share Counting/Recycling Provisions

The 2013 Plan prohibits liberal share counting by requiring that no shares tendered in payment of a stock option's exercise price may be added back into the aggregate share limit. The 2013 Plan also provides that no shares withheld in satisfaction of tax withholding obligations may be added back into the aggregate share limit. The number of common shares covered by a SAR, to the extent that it is exercised and settled in common shares, and whether or not shares are actually issued to a participant upon exercise of the SAR, will be considered issued or transferred. Lastly, in the event that the Company repurchases common shares with stock option exercise proceeds, those shares will not be added to the aggregate plan limit.

Administration

The 2013 Plan is administered by the Compensation Committee, which has broad discretionary authority under the 2013 Plan. The Compensation Committee may delegate all or any part of its authority and powers under the 2013 Plan to one or more directors or officers of the Company. The Compensation Committee may not, however, delegate its authority and powers:

•	with respect to awards to persons covered by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	in a way that would jeopardize the 2013 Plan's satisfaction of Rule 16b-3 of the Exchange Act; or

•	respect to awards intended to qualify as “performance-based compensation” under Section 162(m).

Performance Targets and Performance Measures

So that certain awards under the 2013 Plan may be eligible to qualify as “performance-based compensation” for purposes of Section 162(m), the Compensation Committee may condition awards on the achievement of certain objective performance targets (“Performance Targets”) established by the Compensation Committee during the first 90 days of the award's performance period. The performance measures used to establish the Performance Targets will be based on any of the factors listed below, alone or in combination, as determined by the Compensation Committee. Such factors may be applied on a corporate-wide or business-unit basis, include or exclude one or more of the Company's subsidiaries, may be in comparison with plan, budget, or prior performance, and/or may be on an absolute basis or in comparison with peer-group performance. Performance measures may differ from participant to participant and from award to award. The factors that may be used as performance measures will be one or more of the following: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the Company's common shares; or total shareholder return.

The Compensation Committee may grant awards that are subject to the achievement of Performance Targets that are either intended to or not intended to qualify as “performance-based compensation” for purposes of Section 162(m).

In setting performance measures, the Compensation Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items.

If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Compensation Committee may modify such performance measures or the related minimum acceptable level of achievement, except with respect to awards that the Compensation Committee intends to qualify as “performance-based compensation,” to the extent such modification is not allowed under Section 162(m).

Minimum Vesting Periods

The 2013 Plan provides for a one-year minimum vesting period for performance-based full-value awards and a three-year minimum vesting period for time-based full value awards (which can vest in ratable tranches over the three-year period). Full-value awards include grants of restricted stock, restricted stock units, performance shares, performance units and unrestricted stock grants. However, a “basket” of shares is reserved in the 2013 Plan, out of which 10% of the shares available under the 2013 Plan can be used for awards that are not subject to the minimum vesting restrictions.

No Repricing

Repricing or replacement of underwater options and SARs is prohibited without shareholder approval under the 2013 Plan, except with respect to adjustments made in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2013 Plan - Adjustments."

Description of Award Types

Subject to the limits imposed by the 2013 Plan, which are generally described in this proposal, the Compensation Committee, in its discretion, may award any of the following types of awards to a participant: incentive stock options; nonqualified stock options; stock appreciation rights; restricted stock; restricted stock units; performance shares; performance units; and unrestricted stock.

Stock Options

The Compensation Committee may grant nonqualified stock options and/or incentive stock options. The Compensation Committee establishes the exercise price, which may not be less than 100% of the fair market value of the common shares on the grant date. Stock options may not be re-priced without shareholder approval unless in connection with certain corporate events or transactions described above in "Common Shares Subject to the 2013 Plan - Adjustments." The Compensation Committee establishes the vesting date and the term of the option, subject to a maximum term of 10 years. A participant may pay the exercise price in cash, or if permitted by the Compensation Committee, by cashless exercise through a broker, by a net exercise, by delivering previously-owned Company common shares having a fair market value equal to the exercise price, any other manner permitted by the Compensation Committee and applicable law, or a combination of the foregoing. An award agreement for a stock option may provide that such option becomes exercisable in the event of the participant's death, disability or retirement.

Additional limits and rules apply to incentive stock options. For example, the Compensation Committee may not grant an employee incentive stock options to the extent that it would result in the employee first being able to exercise incentive stock options to purchase shares with an aggregate fair market value (determined as of the grant date) of more than $100,000 in any year.

As of March 20, 2015, the closing price for one common share quoted on the New York Stock Exchange was $19.31.

Stock Appreciation Rights (SARs)

The Compensation Committee may grant stock appreciation rights (“SARs”). The value of SARs is based on the increase in the value of the Company's common shares from the grant date to the date on which the employee exercises the SAR. The Compensation Committee determines the vesting and exercise periods for each SAR. A SAR must expire not later than 10 years after the grant date. SARs may be granted in connection with or separate from stock option grants. An award agreement for a SAR may provide that such SAR becomes exercisable in the event of the participant's death, disability or retirement or in connection with a change in control.

Restricted Stock

The Compensation Committee may grant restricted Company common shares or “restricted stock.” At the time of grant, the Compensation Committee will specify the period of restriction, the number of shares granted, and the conditions of the award. At the time of the award, the Compensation Committee will establish the period that must lapse and/or the performance targets that must be satisfied for the restrictions to lapse. In the case of restricted stock intended to qualify as “performance-based” compensation under Section 162(m), the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. An award agreement for restricted stock may provide for the earlier termination of restrictions on such restricted stock in the event of the participant's death, disability or retirement or in connection with a change in control.

Restricted Stock Units

The Compensation Committee may grant restricted stock units. Restricted stock units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the Compensation Committee may approve. A grant of restricted stock units constitutes an agreement by the Company to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. In the case of a restricted stock unit intended to qualify as “performance-based” compensation under Section 162(m), the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. During the applicable restriction period, the participant will have no right to transfer any rights under his or her award, will have no rights of ownership in the common shares deliverable upon payment of the restricted stock units, and will have no right to vote the common shares. An award agreement for restricted stock units may provide for the earlier termination of restrictions on such restricted stock units in the event of the participant's death, disability or retirement.

Performance Shares/Units

The Compensation Committee may grant performance units and/or performance shares. In the case of performance shares or units intended to qualify as “performance-based compensation” under Section 162(m), the Compensation Committee will base Performance Targets on one or more of the performance measures listed under “Performance Targets and Performance Measures” above. Performance units and/or performance shares may be paid in the form of cash, shares, or a combination of cash and shares. An award agreement for performance shares or performance units may provide for the earlier lapse of restrictions or other modifications in the event of the participant's death, disability or retirement.

Unrestricted Share Grants

The Compensation Committee may grant common shares, without restrictions on the shares granted.

Dividends and Dividend Equivalents

The 2013 Plan specifies that dividends or dividend equivalents issued with respect to common shares subject to performance-based awards will be deferred until and paid contingent upon the achievement of the applicable Performance Target.

Change in Control

The treatment of outstanding awards upon a change in control would depend on whether or not the awards are assumed by the entity effecting the change in control. In general, a change in control will be deemed to have occurred under the 2013 Plan if: (i) a person or group acquires 30% or more of the voting power of the Company in the election of directors (excluding certain purchases by A. Malachi Mixon III or his affiliates or by the Company or its benefit plans); (ii) the Company experiences a turn-over (not approved by at least two-thirds of the Company's directors) of a majority of its directors during a two-year period; (iii) the Company consummates a reorganization, merger or consolidation resulting in a substantial change in ownership of 50% or more of the voting power of the Company; (iv) the Company consummates a sale of all or substantially all of its assets; or (v) the Company's shareholders approve a liquidation or dissolution of the Company.

Upon the occurrence of a change in control, any awards made to a participant under the 2013 Plan that are assumed by the surviving entity will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the two-year period commencing on the date of the change in control, the participant's employment is involuntarily terminated by the Company for reasons other than for “cause” (as defined in the 2013 Plan) or the participant terminates his or her employment for “good reason” (as defined in the 2013 Plan) (a so-called "double trigger"). If a participant's employment is terminated under such circumstances, any outstanding stock options and SARs will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the 2013 Plan will lapse, and any awards that are subject to Performance Targets will immediately be earned or vested and will become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms as if all of the Performance Targets have been achieved at their target levels as of the date of termination.

 Upon the occurrence of a change in control, any awards made under the 2013 Plan that are not assumed by the entity effecting the change in control will become fully vested and exercisable on the date of the change in control or will immediately vest and become immediately payable (unless prohibited by Code Section 409A) in accordance with their terms as if all of the applicable Performance Targets have been achieved at their target levels, and any restrictions that apply to such awards will lapse.

For each stock option and SAR that is not assumed in connection with a change in control, the holder will receive a payment equal to the difference between the consideration received by holders of common shares in the change in control transaction and the exercise price of the applicable stock option or SAR, if such difference is positive. Any stock options or SARs with an exercise price that is higher than the per share consideration received by holders of common shares in connection with the change in control transaction will be canceled for no additional consideration.

For any awards of restricted stock, restricted stock units, performance shares or performance units that are not assumed in connection with the change in control, the holder of those awards will receive the consideration that he or she would have received in the change in control transaction had he or she been a holder of the number of common shares equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of common shares payable for awards subject to Performance Targets (as if achieved at target levels).

If the payment or benefit underlying an award constitutes a deferral of compensation under Code Section 409A, then the payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit in the applicable award agreement.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2013 Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal, regulatory agency and stock exchange rules.

Recoupment

Any awards or payments made under the 2013 Plan are subject to the Company's Executive Compensation Adjustment and Recapture Policy.

Compliance with Section 409A of the Internal Revenue Code

To the extent applicable, it is intended that the 2013 Plan and any grants made thereunder comply with or be exempt from the provisions of Code Section 409A so that the income inclusion provisions of Code Section 409A (a)(1) do not apply to the participants. The 2013 Plan and any grants made under the 2013 Plan will be administered in a manner consistent with this intent.

Federal Income Tax Consequences

Tax Consequences for the Participants

The federal income tax consequences to a participant vary depending upon the type of award granted under the 2013 Plan. Generally, there are no federal income tax consequences to an employee upon the grant or exercise of an incentive stock option. If the employee holds the shares purchased through the exercise of an incentive stock option for more than two years after the grant day and one year after the exercise date (“required holding period”), the employee will be eligible for capital gains treatment on any excess of the sales price over the option price upon selling the shares. However, if the employee sells the shares during the required holding period, he must recognize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the employee's gain, if any, on the sale of the shares is subject to capital gains treatment.

The recipient of a non-qualified stock option realizes ordinary income upon exercising the option equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss for the recipient.

A participant generally does not recognize income from the grant of restricted stock until the restrictions on the shares lapse. Pursuant to Code Section 83(b), a participant may elect to recognize income at the time of the grant, based on the value of the shares at that time. Any dividends on restricted stock paid to a participant before the lapse of restrictions are taxable to the participant.

A participant generally does not recognize income from the grant of restricted stock units until the restrictions on the restricted stock units lapse. At that time, the participant must recognize as ordinary income an amount equal to the fair market value of the shares underlying the restricted stock units. Any dividend equivalents paid to a participant with respect to restricted stock units before the lapse of restrictions are taxable to the participant.

No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

In general, awards of unrestricted stock are taxable to the participants and deductible by the Company at the time paid.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m). In the case of grants of incentive stock options, the Company does not receive an income tax deduction, provided that the employee disposes of the shares after the required holding period.

Registration with the SEC

The Company filed a Registration Statement on Form S-8 relating to the issuance of common shares under the 2013 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, after the original approval of the 2013 Plan by the Company's shareholders.

New Non-Discretionary Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2013 Plan because the grant and actual payout of awards under the 2013 Plan is discretionary. However, the Company's current compensation program for directors described under the Compensation of Directors section contemplates that non-employee directors will be awarded restricted stock grants with a target value of $90,000 on an annual basis. For any new director who joins the Board after June 30th in a given year the annual number of shares of restricted stock granted is reduced by 50% for such year. In addition, the Company's employment agreement with Matthew Monaghan provides that he will receive an initial annual equity award with a value of approximately $1.4 million (70% of which will consist of performance shares and 30% of which will consist of restricted stock) and an additional one-time inducement award of restricted stock with a value of $1 million. The following table sets forth the awards to (1) each of the seven non-employee directors who is standing for re-election at the 2015 annual meeting granted in March 2015 under the terms of the Company's current director compensation program; (2) Clifford D. Nastas as a newly-elected non-employee director under the Company's current director compensation program, to be granted in May 2015 if he is elected at the 2015 annual meeting; and (3) Mr. Monaghan granted in April 2015 under the terms of his employment agreement with the Company:

Name and Position	Dollar Value		Number of Common Shares
Non-Executive Director Group(1)	$81,000	(2)	4,254	(3)
Clifford D. Nastas	$81,000	(2)	4,254
Matthew E. Monaghan	$2,406,250		125,784	(4)
____________________

(1)
The dollar value and number of common shares are presented on a per person basis. The Non-Executive Director Group is currently comprised of the seven incumbent non-employee directors who are standing for re-election at the annual meeting.

(2)
The $90,000 target value for the annual non-employee Director awards was discounted to 90% of target (or $81,000) to be consistent with the discount to 90% of market median for long-term equity grants awarded to the executive officers and key employees of the Company.

(3)	Reflects $81,000 divided by the closing price of $19.04 on March 3, 2015, the date of the annual restricted stock grant to the Non-Executive Director Group.

(4)	Reflects 51,457 target performance shares and 74,327 shares of restricted stock awarded under the terms of his employment agreement, based on the closing price of $19.13 on April 1, 2015.
Invacare's Board of Directors recommends that shareholders vote “FOR”
the approval of Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan.
Equity Compensation Plan Information
The following table provides information as of December 31, 2014 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2013 Equity Compensation Plan.

	Column (a)		Column (b)	Column (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,676,532	(1)	$22.74	3,578,026	(2)
Equity compensation plans not approved by security holders	2,023	(3)	—	—
Total	3,678,555		$22.74	3,578,026
____________________

(1)	The amount in column (a), for purposes of this table, assumes achievement of maximum targets for performance share awards, even though actual payout amount may be less than maximum.

(2)
Represents shares available under the Invacare Corporation 2013 Equity Compensation Plan. Performance and restricted awards granted under the 2013 Plan reduce the number of securities remaining at a rate of 2 shares for each full value share awarded.

(3)	Represents phantom share units in the 401(k) Plus Plan and the DC Plus Plan, which are allocated to participants' accounts at their discretion as their investment choice.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 5)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is providing its shareholders with the opportunity to cast an advisory vote at the annual meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission's compensation disclosure rules. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
At its 2014 Annual Meeting of Shareholders, the Company provided its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting, and the Company's shareholders approved the proposal. As the Board of Directors views it as a good corporate governance practice, and because the Company's shareholders previously indicated they were in favor of an annual advisory vote, the Company is again asking its shareholders to approve the compensation of its named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company's named executive officers' compensation by an advisory vote at the 2015 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Management Development Committee or the Board of Directors. The Compensation and Management Development Committee values the opinions of the shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider its shareholders' concerns, and the Compensation and Management Development Committee will evaluate whether any actions are necessary to address those concerns. The next say-on-pay vote will occur at the Company's 2016 Annual Meeting.
Invacare's Board of Directors recommends that shareholders vote “FOR”
the approval of the compensation of the named executive officers, as disclosed in this proxy statement.

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
Who are the largest holders of Invacare's outstanding common shares and what is their total voting power?
The following table shows, as of February 20, 2015, the beneficial share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

Name and business address of beneficial owner	Common Shares Beneficially Owned		Class B Common Shares Beneficially Owned *		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
A. Malachi Mixon, III	1,186,941	3.4%	703,912	64.9%	18.0%
One Invacare Way
Elyria, Ohio 44035(1)(2)

Joseph B. Richey, II	779,128	2.3%	376,262	34.7%	10.1%
One Invacare Way
Elyria, Ohio 44035(3)

Heartland Advisors, Inc.	4,336,560	12.7%	—	—	9.6%
789 North Water Street
Milwaukee, WI 53202(4)(5)

BlackRock, Inc.	3,801,261	11.1%	—	—	8.2%
55 E. 52nd Street
New York, NY 10022(4)(6)

Dimensional Fund Advisors LP	2,209,138	6.5%	—	—	4.9%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746(4)(7)

Hotchkis and Wiley Capital Management, LLC	2,162,700	6.3%	—	—	4.8%
725 S. Figueroa Street 39th FL
Los Angeles, CA 90017 (4)(8)

The Vanguard Group, Inc.	1,954,646	5.7%	—	—	4.3%
100 Vanguard Blvd.
Malvern, PA 19355(4)(9)
____________________

*
All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)
The number of common shares beneficially owned by Mr. Mixon includes 734,475 common shares that may be acquired upon the exercise of stock options during the 60 days following February 20, 2015. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by Mr. Mixon, the common shares which he had the right to acquire during that period upon the exercise of stock options are considered to be outstanding. The number of common shares shown as beneficially owned by Mr. Mixon also includes (i) 19,018 common shares owned by the trustee for the Invacare Retirement Savings Plan, (ii) 87,141 common shares owned of record by Mr. Mixon's spouse and (iii) 69,446 common shares owned by the trustee for the 2012 grantor retained annuity trust created by Mr. Mixon's spouse. Mr. Mixon disclaims beneficial ownership of the shares held by his spouse and the grantor retained annuity trusts created by his spouse.

(2)
The number of Class B common shares shown as beneficially owned by Mr. Mixon includes (i) 183,863 Class B common shares owed of record by Mr. Mixon's spouse, (ii) 160,603 Class B common shares owned by the trustee for a 2012 grantor retained annuity trust created by Mr. Mixon's spouse and (iii) 230,049 Class B common shares owned by the trustee for the 2012 grantor retained annuity trust created by Mr. Mixon. Mr. Mixon disclaims beneficial ownership of the shares held by his spouse and the grantor retained annuity trusts created by Mr. Mixon's spouse.

(3)
Includes 99,525 common shares, which may be acquired upon the exercise of stock options during the 60 days following February 20, 2015. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by Mr. Richey, the common shares which he had the right to acquire during that period upon the exercise of stock options are considered to be outstanding.

(4)
The number of common shares beneficially owned is based upon a Schedule 13G or 13G/A filed by the holder with the SEC to reflect share ownership as of December 31, 2014, provided that the ownership percentages have been calculated by the Company based on the Company's issued and outstanding shares as of February 20, 2015.

(5)	Based on a Schedule 13G/A filed on February 13, 2015 by Heartland Advisors, Inc., which has shared voting power over 4,300,569 shares and has shared dispositive power over 4,336,560 shares.

(6)	Based on a Schedule 13G/A filed on January 9, 2015, by BlackRock, Inc., which has sole voting power over 3,714,936 shares and has sole dispositive power over 3,801,261 of the shares.

(7)
Based on a Schedule 13G/A filed February 5, 2015, which reports that Dimensional Fund Advisors LP (“DFA”) may be deemed to be the beneficial owner of 2,209,138 common shares as a result of acting as investment advisor to or manager of various companies, trusts and accounts (the “DFA Funds”). In its role as investment advisor or manager, DFA possesses sole voting power for 2,108,479 shares and sole dispositive power for 2,209,138 shares that are owned by the DFA Funds. DFA disclaims beneficial ownership of those common shares because they are owned by the DFA Funds.

(8)
Based on a Schedule 13G/A filed on February 13, 2015 by Hotchkis and Wiley Capital Management, LLC, which has sole voting power over 1,802,400 shares and has sole dispositive power over 2,162,700 shares.

(9)
Based on a Schedule 13G/A filed on February 10, 2015 by The Vanguard Group, Inc., which has sole voting power over 48,726 of the shares, sole dispositive power over 1,908,820 of the shares and shared dispositive power over 45,826 of the shares.

How many common shares do each of Invacare's directors, director nominees and executive officers hold and what is their level of total voting power?
The following table sets forth, as of February 20, 2015, the beneficial share ownership of all directors and director nominees, our named executive officers, and all directors and executive officers as a group:

Name of beneficial owner	Common Shares Beneficially Owned		Class B Common Shares Beneficially Owned**		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Robert K. Gudbranson(1)	201,439	*	—	—	*
John M. Remmers(1)	54,070	*	—	—	*
Anthony C. LaPlaca(1)	85,834	*	—	—	*
Patricia A. Stumpp(1)	79,906	*	—	—	*
A. Malachi Mixon, III(2)	1,186,941	3.4%	703,912	64.9%	18.0%
Michael F. Delaney(1)	50,629	*	—	—	*
C. Martin Harris, M.D.(1)	38,264	*	—	—	*
James L. Jones(1)	24,989	*	—	—	*
Dale C. LaPorte(1)	53,998	*	—	—	*
Michael J. Merriman(1)	2,244	*	—	—	*
Matthew E. Monaghan (3)	—	*	—	—	*
Dan T. Moore, III(1)	131,739	*	—	—	*
Clifford D. Nastas (3)	—	*	—	—	*
Charles S. Robb(1)	29,642	*	—	—	*
Baiju R. Shah(1)	23,191	*	—	—	*
Ellen O. Tauscher(1)	21,420	*	—	—	*
All executive officers and Directors as a group (14 persons)(1)	1,984,306	5.6%	703,912	64.9%	19.5%
____________________

*	Less than 1%.

**
All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)
The common shares beneficially owned by Invacare's executive officers and directors as a group include an aggregate of 1,662,791 common shares which may be acquired upon the exercise of stock options during the 60 days following February 20, 2015. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by each of Invacare's executive officers and directors, and all of them as a group, common shares which they had the right to acquire upon the exercise of stock options within 60 days of February 20, 2015 are considered to be outstanding. The number of common shares that may be acquired upon the exercise of such stock options for the noted individuals is as follows: Mr. Gudbranson, 141,300 shares; Mr. Remmers, 35,675 shares; Mr. LaPlaca, 67,025 shares; Ms. Stumpp, 65,450 shares; Mr. Mixon, 734,475 shares; Mr. Delaney, 18,569 shares; Dr. Harris, 18,569 shares; General Jones, 7,294 shares; Mr. LaPorte, 7,858 shares; Mr. Merriman, 2,244 shares; Mr. Moore, 18,569 shares; Senator Robb, 13,161 shares; Mr. Shah, 4,496 shares; and Ms. Tauscher, 6,406 shares.

(2)	See Footnote 1 and Footnote 2 to the preceding table.

(3)	Mr. Monaghan and Mr. Nastas have been nominated for election as directors at the annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by the Company's directors and executive officers. The Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2014, except for a Form 4 on behalf of Ms. Tauscher to report the issuance of stock equivalents upon deferral of director fees under the Company's Non-Employee Directors Deferred Compensation Plan on May 15, 2014, which was filed on August 14, 2014 due to an inadvertent error.
CORPORATE GOVERNANCE
How many times did the Board meet in 2014?
During the fiscal year ended December 31, 2014, the Board of Directors held four regular quarterly meetings, seven additional meetings and two meetings of the independent directors. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board of Directors and (2) the total number of meetings held by committees of the Board on which he or she served during 2014. Board members are expected to attend Invacare's annual meeting of shareholders. Each director then serving on the Board attended last year's annual shareholders meeting.
The non-management directors meet in executive sessions after the end of each of the regularly scheduled quarterly Board meetings. Independent directors meet in executive sessions at least once per year. The Company's Lead Director presided over executive sessions in 2014. Dr. Harris, who served as Lead Director in 2014 and currently serves as interim Chairman of the Board, presides over executive sessions.
What codes of ethics apply to directors, officers and employees?
Invacare has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. Invacare has also adopted a separate Financial Code of Ethics that applies to its Chief Executive Officer (its principal executive officer), its Chief Financial Officer (its principal financial officer and principal accounting officer) and its controller or persons performing similar functions. Investors can find both codes on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. Invacare will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, within four business days, on its website.
Has the Board adopted corporate governance guidelines?
The Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines contain principles that, along with the charters of the standing committees of the Board of Directors, provide the framework for Invacare's corporate governance. Among other things, the Corporate Governance Guidelines establish principles relating to:

•	the composition of the Board of Directors, including independence and other qualification requirements;

•	responsibilities and functions of the Board of Directors, such as meeting, orientation and continuing education guidelines;

•	responsibilities of the Chairman of the Board, the Chief Executive Officer and the Lead Director;

•	the establishment and functioning of Board committees;

•	executive sessions of non-management directors;

•	succession planning;

•	Board access to management, and evaluation of the Board and the Chief Executive Officer;

•	communication and interaction by the Board with shareholders and other interested parties;

•	share ownership guidelines for directors and executive officers;

•	engagement by an independent committee of the Board with shareholder proponents following a majority vote on a shareholder proposal; and

•	periodic self-assessment by the Board and each Board committee.
A copy of the Corporate Governance Guidelines can be found on Invacare's website at www.invacare.com by clicking on the link for Investor Relations.
Who are the current members of the different standing Board committees?

Director	Audit Committee	Nominating and Governance Committee	Compensation and Management Development Committee	Regulatory and Compliance Committee
Michael F. Delaney		*
C. Martin Harris, M.D.+		***
Dale C. LaPorte		*		*
James L. Jones		*	*
Dan T. Moore, III	*		**
Charles S. Robb		***
Michael J. Merriman	**		*
Baiju R. Shah	*		*	*
Ellen O. Tauscher	*			**

*	Member

**	Chairperson

***	Co-Chairperson

+	Lead Director in 2014; interim Chairman of the Board effective December 21, 2014
What are the principal functions of the standing Board committees?
On May 15, 2014, the Board of Directors revised its committee structure to combine the Nominating and Governance Committees and established a Regulatory and Compliance Committee. Additionally, the Board of Directors disbanded and terminated the Investment Committee of the Board in February 2014. As a result, the standing Board committees consist of an Audit Committee; a Nominating and Governance Committee; a Compensation and Management Development Committee; and a Regulatory and Compliance Committee.
Audit Committee.    The Audit Committee assists the Board in monitoring (i) the integrity of Invacare's financial statements, (ii) the independence, performance and qualifications of Invacare's internal and independent auditors, (iii) Invacare's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies (iv) Invacare's risk assessment and management process. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Audit Committee met eight times during 2014.
The Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the

Securities Exchange Act of 1934, as amended. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. William M. Weber served on the Audit Committee during 2014 until his retirement from the Board of Directors on May 15, 2014.
Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board (i) in identifying and recommending individuals qualified to become directors and will consider all qualified nominees recommended by shareholders, and (ii) on all matters relating to corporate governance of the Company, including, but not limited to, the development and implementation of the Company's corporate governance policies and guidelines. Each of the current members of the Nominating and Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating and Governance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. Prior to the combination of the Nominating and Governance Committees on May 15, 2014, the Nominating Committee and the Governance Committees each met two times during 2014 as separate committees. After the combination, the Nominating and Governance Committee met three times during 2014. William M. Weber served on the Governance Committee during 2014 until his retirement from the Board of Directors on May 15, 2014.
Compensation and Management Development Committee.    The Compensation and Management Development Committee assists the Board in developing and implementing (i) executive compensation programs that are fair and equitable and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives and (ii) a management succession plan that meets Invacare's present and future needs. See “Compensation Discussion and Analysis” below for additional information on the committee and its activities. Each of the current members of the Compensation and Management Development Committee is independent within the meaning of the New York Stock Exchange listing standards, including the standards in Rule 303A.02(a)(ii), and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation and Management Development Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Compensation and Management Development Committee met five times during 2014.
Regulatory and Compliance Committee.    The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters, including medical device regulatory compliance, and the Company's governmental affairs and relations activities. Each of the current members of the Regulatory and Compliance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Regulatory and Compliance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Regulatory and Compliance Committee met 12 times during 2014.
Has the Board established any special committees?
Recovery Oversight Committee. In addition to the standing committees discussed above, the Board of Directors established a special committee in early 2013, which the Board refers to as the Recovery Oversight Committee. The Recovery Oversight Committee is chaired by C. Martin Harris, the Company’s interim Chairman of the Board, and includes Dan T. Moore III and Ellen O. Tauscher, and included William M. Weber prior to his retirement from the Board of Directors in May 2014, each of whom is or was an independent director within the meaning of the New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. The Board established the committee in response to the business performance, regulatory compliance matters, healthcare industry uncertainty and other challenges facing the Company’s business in the last few years. The Recovery Oversight Committee has assisted the Board in monitoring, evaluating, assessing and overseeing (i) the Company’s strategic business plans and initiatives, including management’s preparation and implementation of those plans and initiatives; (ii) risks associated with the Company’s business performance, plans and initiatives, and management’s response to those risks; (iii) the Company’s progress on demonstrating its quality systems improvements to its third-party expert auditor and the FDA, and its response regarding regulatory compliance matters raised by the FDA through the consent decree or otherwise; and (iv) the Company’s communications strategy relating to those matters. The Recovery Oversight Committee met ten times during 2014. From mid-2014, the regulatory compliance oversight responsibilities of the Recovery Oversight Committee were assumed by the Regulatory and Compliance Committee.
How does the Board manage potential risks?
Risk is inherent in any business and the Company's management is responsible for the day-to-day management of risks that it faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and to seek assurances that it is implemented properly by management.
The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. At each meeting, the Board of Directors receives presentations from senior management on business operations, financial results and strategic matters, including a quarterly assessment of the sensitivity of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company, and discusses our strategies, key challenges, and risks and opportunities. Relevant members of senior management attend significant portions of the Board's quarterly meetings, as well as many of the Board committee meetings, in order to address any questions or concerns raised by the Board on risk management-related and other matters.
The Board's committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk assessment and management in the areas of financial reporting, internal controls, business and operations, legal and regulatory compliance matters related to the Company's financial statements and accounting policies, human capital and information systems. Enterprise risk assessment reports are provided by management and our internal auditors to the Audit Committee on a quarterly basis. The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters generally, including medical device regulatory matters, and the Company's governmental affairs and relations activities. The Compensation and Management Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning for executive officers. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and structure, code of conduct, insider trading, conflict of interest policies and corporate governance, as well as overseeing the membership and independence of the Board of Directors. From time to time, the Board may establish special committees to assist it in the monitoring and oversight of certain risks, such as the Recovery Oversight Committee, which was established in 2013. While these committees are responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks and committee activities through committee reports.
Does the Board have an Independent Lead Director?
The Company has an independent Lead Director who is responsible for coordinating the activities of the independent directors. C. Martin Harris, M.D. is the Company's Lead Director and also is currently serving as interim Chairman of the Board. Accordingly, Dr. Harris' responsibilities include those of both the Lead Director and Chairman. The following are the specific responsibilities of the Lead Director set forth in the Company's Corporate Governance Guidelines:
(i) advising the Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Company operations;

(ii) providing the Chairman of the Board with input as to the preparation for the agendas for the Board and Committee meetings;
(iii) advising the Chief Executive Officer (with input from the Chairman of the Board) as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;
(iv) interviewing, along with the Chairman of the Board and the chair of the Nominating and Governance Committee, all Board candidates, and making recommendations to the Nominating and Governance Committee and the Board;
(v) assisting the Board and Company officers in assuring compliance with and implementation of the Company's Corporate Governance Guidelines;
(vi) recommending revisions to the Corporate Governance Guidelines as appropriate;
(vii) coordinating and developing the agenda for and moderating executive sessions of the Board's independent directors; acting as principal liaison between the independent directors, the Chairman of the Board and/or the Chief Executive Officer on sensitive issues;
(viii) evaluating, along with the members of the Compensation and Management Development Committee, the performance of both the Chairman of the Board and the Chief Executive Officer; meeting with the Chairman of the Board and the Chief Executive Officer to discuss the Committee's evaluation of performance;
(ix) discussing with the Chairman of the Board, the Chief Executive Officer and the Nominating and Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;
(x) responding to the concerns of any directors, whether or not these concerns are discussed with the full Board;
(xi) with input from the Chairman of the Board, assisting the Nominating and Governance Committee in its role in connection with the annual self-evaluation process of the Board and its committees;
(xii) acting as a resource for, and counsel to, the Chairman of the Board; and
(xiii) performing other responsibilities as delegated by the Board.
A description of the responsibilities of the Lead Director also is included as Exhibit C to Invacare's Corporate Governance Guidelines, which is available at www.invacare.com by clicking on the link for Investor Relations.
How does the Board determine whether non-employee directors are independent?
To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the “NYSE Standards”), the Board of Directors must determine that a director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:
A director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):
(i) has not been employed by Invacare or its affiliates;
(ii) has not had an immediate family member who has been employed by Invacare or its affiliates as an executive officer;
(iii) has not received, and has not had an immediate family member who has received, more than such annual amount of direct compensation from Invacare as may be considered relevant from time to time under the NYSE Standards, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not in any way contingent on continued service);
(iv) has not been a partner of Invacare's present internal or external auditor;
(v) has not had an immediate family member who has been a partner of Invacare's present internal or external auditor;
(vi) has not had an immediate family member who has been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(vii) has not been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(viii) has not been employed, and has not had an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and
(ix) has not been an executive officer or an employee of another company, and has not had an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in the most recent fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.
Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (ix) above, and:
(i) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and
(ii) does not serve, and does not have an immediate family member who serves, as an officer, director or trustee of a foundation (other than Invacare's foundation), university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).
In the event that a director has a relationship of the type described in clauses (i) or (ii) in the immediately preceding paragraph that falls outside of the “safe harbor” thresholds set forth in such clauses (i) and (ii), or if the director had any such relationship during the prior three years that fell outside of such “safe harbor” thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the director would be independent or not. If any relationship does not meet the categorical standards of immateriality set forth in clauses (i) and (ii) in the immediately preceding paragraph, Invacare will explain in its next proxy statement the basis for any Board of Directors determination that such relationship is immaterial.
In addition, any director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).
The Board examined the transactions and relationships between Invacare and its affiliates and each of the directors and director nominees, any of their immediate family members and their applicable affiliates.

Based on this review, the Board affirmatively determined that each of Messrs. Delaney, Jones, Merriman, Moore, Robb, LaPorte, Nastas, Shah, and Dr. Harris and Ms. Tauscher is independent and does not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines and the NYSE Standards.
How are proposed director nominees identified, evaluated and recommended for nomination?
The Nominating and Governance Committee will seek candidates for an open director position by soliciting suggestions from Committee members, the Chairman of the Board, incumbent directors, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management or shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairperson of the Nominating and Governance Committee, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036, with the following information:

•	The name and contact information for the candidate;

•
A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a director;

•
A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of Invacare; and

•	The candidate's signed consent to be a candidate and to serve as a director if nominated and elected, including being named in Invacare's proxy statement.
Once the Nominating and Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating and Governance Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating and Governance Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating and Governance Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.
If additional consideration is warranted, the Nominating and Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management and/or other directors. The Committee then evaluates the candidate against the standards and qualifications set out in the Nominating and Governance Committee's charter. While the Board does not maintain a policy regarding the diversity of its members, the Nominating and Governance Committee charter specifies that a director should have a range of experience and knowledge relevant to the Company, and that such relevant experience and knowledge may be gained through diverse or unique life experiences. The Nominating and Governance Committee and the Board believe that the current Board composition reflects a diverse group of individuals with relevant knowledge and experience that greatly benefits the Company. Additionally, the Nominating and Governance Committee will consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).

Before nominating an existing director for re-election at an annual meeting, the Committee will consider:

•	The director's value to the Board; and

•	Whether the director's re-election would be consistent with Invacare's governance guidelines.
After completing the Nominating and Governance Committee's evaluation of new candidates or existing directors whose terms are expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Nominating and Governance Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating and Governance Committee and the entire Board of Directors.
How can shareholders and other interested parties communicate with the Board?
Shareholders and other interested parties may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or to the chair of the Nominating and Governance Committee, respectively, on a quarterly basis.
Does the Company have a shareholder rights plan or so-called “poison pill”?
In July 2005, the Company adopted a shareholder rights plan under a Rights Agreement that generally provides shareholders with rights to purchase Company stock if the rights are triggered by a person’s acquisition of 30% or more of the Company’s common shares. The Rights Agreement and related rights have a 10 year term which expires on July 8, 2015. After carefully considering the matter, the Company’s Board of Directors determined that the existing shareholder rights plan will not be renewed following its expiration this year.
Certain Relationships and Related Transactions
The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a director, director nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Nominating and Governance Committee. Following review, the Nominating and Governance Committee determines whether to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of the related person's interest in the transaction. The Chairman of the Nominating and Governance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization's total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services. The transactions described below have been pre-approved, reviewed and/or ratified, as the case may be, in accordance with the Company's policy for review of transactions with related persons.

Certain Travel Services. During 2014, Invacare purchased travel services from a third party private aircraft charter company. One of the aircrafts available for use by the charter company is owned by an entity owned by Mr. Mixon. Invacare paid approximately $453,000 to the charter company in 2014 for use of the aircraft owned by Mr. Mixon. Invacare has confirmed that the transactions were on terms no less favorable to the Company than those the Company would expect to obtain from unrelated parties.
Retirement Agreement with Louis F.J. Slangen. On February 26, 2014, the Company and Mr. Slangen entered into a retirement agreement and release (the “Slangen Retirement Agreement”) in connection with Mr. Slangen’s retirement as the Executive Vice President of Marketing and Chief Product Officer of the Company, effective February 28, 2014. The Slangen Retirement Agreement supersedes and replaces any other prior agreements, contracts or promises with respect to Mr. Slangen’s separation from the Company, except to the extent provided in the Slangen Retirement Agreement. The principal terms of the Slangen Retirement Agreement provided, or will provide, Mr. Slangen with the following:

•
His current salary at the time the Slangen Retirement Agreement was executed ($398,000 annually), plus an additional amount of $10,500 per year in lieu of certain benefits he would have been entitled to had he remained an employee, in each case through June 30, 2015.

•	$25,000 on March 15, 2014.

•
Eligibility for a cash bonus measured as if he was a participant in the Company’s executive incentive compensation program for 2014, as if he had been employed for the entire calendar year 2014, which resulted in a minimum aggregate guaranteed bonus amount paid in 2014 of $186,562.50.

•
Eligibility for a cash bonus measured as if he was a participant in the Company’s executive incentive compensation program for 2015, as if he had been employed for the period January 1, 2015 through June 30, 2015, with a minimum guaranteed bonus amount of $25,000 and a maximum of his target bonus amount for such six-month period of $149,250.

•
Continued possession, use and ownership of certain business equipment and reimbursement for up to an aggregate of $4,000 for certain monthly residential and utility expenses, which benefit expired on June 7, 2014.

•
If a change of control of the Company occurs on or before June 30, 2015, any unpaid salary continuation and guaranteed bonuses under the Slangen Retirement Agreement will accelerate and be payable to Mr. Slangen following the change of control. Following any such change of control, Mr. Slangen will continue to be eligible for any potential additional cash bonus, measured as if he was a participant in the Company’s executive incentive compensation plan on the same basis, if any, as the Company’s senior management group, as provided in the Slangen Retirement Agreement (net of any guaranteed bonuses paid).

•
Mr. Slangen will continue as a participant in the Company’s death benefit only insurance plan at 1x his salary at the time the Slangen Retirement Agreement was executed (which salary was $398,000 annually) and otherwise in accordance with the terms of the plan, subject to the Company’s right to amend or terminate the plan.

•
Mr. Slangen became entitled to any benefits he had accrued under the Company’s retirement benefit plans upon his retirement. Mr. Slangen’s further participation as an active employee under the retirement benefit plans ceased as of his retirement, and he will not be entitled to any additional benefit accruals under the plans.

Under the Slangen Retirement Agreement, Mr. Slangen executed a general release of claims against the Company and reaffirmed his existing confidentiality and non-competition obligations.
Retirement Agreement with Gerald B. Blouch. On July 23, 2014, the Company and Mr. Blouch entered into a Retirement Agreement and Release (the “Blouch Retirement Agreement”) memorializing the terms of Mr. Blouch’s retirement and resignation as the President and Chief Executive Officer of the Company, and as a director of the Company, effective as of July 31, 2014. The Blouch Retirement Agreement supersedes and replaces any other prior agreements, contracts or promises with respect to Mr. Blouch’s employment or separation from the Company, except to the extent provided in the Blouch Retirement Agreement. The principal terms of the Blouch Retirement Agreement provided, or will provide, for the following:

•
Mr. Blouch will be paid retirement benefits at a rate equal to 50% of his salary at the time the Blouch Retirement Agreement was executed (which salary was $875,000 annually) payable upon retirement, in accordance with the Company’s regular payroll cycle, for periods aggregating up to 18 months following retirement.

•
In further recognition of his retirement, Mr. Blouch will be paid a retirement benefit in the amount of $18,888.88 per month, payable upon retirement for periods aggregating up to 18 months following retirement.

•
Mr. Blouch will be paid an additional amount of $875 per month in lieu of certain welfare benefits he would have been entitled to had he remained an employee, for periods aggregating up to 18 months following retirement.

•
The Company amended certain of Mr. Blouch’s outstanding time-based restricted stock awards granted under the Company’s equity compensation plans to provide that such awards will continue to vest in accordance with the terms of the applicable award agreement through January 31, 2015. As a result, Mr. Blouch vested in an aggregate of 16,100 shares of restricted stock as of November 15, 2014. Effective February 1, 2015, all remaining unvested time-based restricted stock was forfeited by Mr. Blouch in accordance with the terms of the applicable award agreement. Pursuant to the existing terms of the award, Mr. Blouch also will be entitled to seven months of prorated vesting of the 20,800 performance-based restricted shares he was granted in March 2014, subject to the Company’s achievement of the specified performance goals over the three-year period ending December 31, 2016, and otherwise as provided and to the extent set forth in the applicable performance share award agreement.

•
The Company has amended certain of Mr. Blouch’s outstanding stock options granted under the Company’s equity compensation plans to provide that stock options representing (1) an aggregate of 12,500 unvested common shares at an exercise price of $25.24 per share, (2) an aggregate of 49,850 unvested common shares at an exercise price of $24.45 per share, and (3) an aggregate of 75,000 unvested common shares at an exercise price of $13.37 per share, will continue to vest pursuant to the schedule provided in the applicable option agreement and will remain exercisable for the duration of the term of the applicable option agreement. All other unvested portions of any stock option awarded to Mr. Blouch will terminate and expire as of his retirement. Any vested portions of other stock options awarded to Mr. Blouch will remain exercisable following retirement to the extent provided in the applicable award agreement, for the duration of the term of the applicable option agreement.

•	The Company agreed to reimburse Mr. Blouch for up to $40,000 of his legal fees and expenses incurred in connection with his retirement and the Retirement Agreement.

•
If a change in control of the Company occurs on or before January 31, 2016, any unpaid retirement benefit amounts under the Retirement Agreement will accelerate and be payable to Mr. Blouch following the change of control.

•
Mr. Blouch will continue as a participant in the Company’s death benefit only insurance plan at 1x his salary at the time the Blouch Retirement Agreement was executed (which salary was $875,000 annually) and otherwise in accordance with the terms of the plan, subject to the Company’s right to amend or terminate the plan.

•
Mr. Blouch became entitled to any benefits he had accrued under the Company’s retirement benefit plans upon his retirement. Mr. Blouch’s further participation as an active employee under the retirement benefit plans ceased as of his retirement, and he will not be entitled to any additional benefit accruals under the plans.

Under the Blouch Retirement Agreement, in order for Mr. Blouch to receive the payments and benefits described in the fourth and fifth bullet points above, Mr. Blouch executed a general release of claims against the Company. Mr. Blouch also reaffirmed his existing confidentiality and non-competition obligations to the Company and agreed that the non-competition period under such obligations will be two years following his retirement.
Retirement Agreement with A. Malachi Mixon, III. On November 14, 2014, the Company and Mr. Mixon entered into a Retirement Agreement and Release (the “Mixon Retirement Agreement”) memorializing the terms of Mr. Mixon’s retirement and resignation as the Executive Chairman of the Company, effective as of December 21, 2014. Mr. Mixon will continue his responsibilities as a non-employee member of the Board until the 2015 Annual Meeting, and, subject to election by the Company's shareholders at the 2015 Annual Meeting, Mr. Mixon would continue as a non-employee director for one additional term after which he will reach the Board’s mandatory retirement age of 75. The principal terms of the Mixon Retirement Agreement provided, or will provide, for the following:

•	Mr. Mixon retired as Executive Chairman, and as an employee of the Company and its subsidiaries, as of December 21, 2014, after more than 35 years of service.

•	Mr. Mixon received a retirement payment in the amount of $245,000 on March 15, 2015.

•
The Company will satisfy its obligations under the Retirement Benefit Agreement between Mr. Mixon and the Company, dated February 4, 2008, which resulted from certain benefits promised to Mr. Mixon by the Compensation Committee in March 2000, as set forth in that agreement, including the following:

◦
an amount of $200,000 per year for the five calendar years following retirement to reimburse Mr. Mixon for office and clerical support, financial and estate planning services, and other reasonable expenses Mr. Mixon incurs in connection with consulting services he provides to the Company pursuant to that agreement (with the full $200,000 amount to be paid each year irrespective of the actual amount of expenses incurred);

◦	up to $30,000 per year for the cost of a private jet or first-class airfare during the five calendar years following retirement;

◦	home security costs of up to $2,000 per year for the five calendar years following retirement; and

◦	the annual premium cost for medical insurance covering Mr. Mixon and his spouse, and his participation in the medical checkup benefit, for the five calendar years following retirement.

•
The Company has amended certain of Mr. Mixon’s outstanding time-based restricted stock awards aggregating 24,300 unvested shares to provide that such shares will continue to vest following retirement in accordance with the vesting schedule in the applicable award agreement through the earlier of the end of the applicable vesting period or Mr. Mixon’s death (in which event unvested shares will vest in his estate or personal representative).

•
All unvested portions of any stock options awarded to Mr. Mixon terminated and expired as of his retirement. Any vested portions of stock options awarded to Mr. Mixon will remain exercisable following retirement for the duration of the term of the applicable option agreement, to the extent provided in the applicable award agreement.

•
The Company reimbursed Mr. Mixon for his reasonable business expenses incurred during 2014 prior to his retirement and for up to $25,000 of his legal fees and expenses incurred in connection with his retirement and the Mixon Retirement Agreement.

•
If a change in control of the Company occurs on or before January 31, 2016, any unpaid retirement benefit amounts described in the second bullet above or vesting of restricted stock awards provided under the Mixon Retirement Agreement will accelerate and be payable to Mr. Mixon or vest following the change in control.

•
Mr. Mixon became entitled to any benefits he had accrued under the Company’s retirement benefit plans upon his retirement. Mr. Mixon’s further participation as an active employee under the retirement benefit plans ceased as of his retirement and he will not be entitled to any additional benefit accruals under the plans.

Under the Mixon Retirement Agreement, in order for Mr. Mixon to receive the payments and benefits described in the second, fourth and sixth bullet points above, Mr. Mixon executed a general release of claims against the Company. Mr. Mixon also agreed to certain confidentiality and non-competition obligations relating to the Company, which will not apply if he does not receive the Contingent Benefits.
Retirement Agreement with Joseph B. Richey, II. Also on November 14, 2014, Mr. Richey and the Company entered into a Retirement Agreement and Release (the “Richey Retirement Agreement”) memorializing the terms of Mr. Richey’s retirement and resignation as the President - Invacare Technologies Division and Senior Vice President - Electronic and Design Engineering of the Company, effective as of November 30, 2014. The Richey Retirement Agreement supersedes and replaces any other prior agreements, contracts or promises with respect to Mr. Richey’s employment or separation from the Company, except to the extent provided in the Richey Retirement Agreement. The principal terms of the Richey Retirement Agreement provided, or will provide, for the following:

•
Mr. Richey retired as President - Invacare Technologies Division and Senior Vice President - Electronic and Design Engineering, and as an employee of the Company and its subsidiaries, as of November 30, 2014, after 30 years of service.

•
Mr. Richey will be paid retirement benefits at a rate equal to 100% of his salary at the time the Richey Retirement Agreement was executed (which salary was $435,000 annually) payable for 12 months following retirement.

•
Mr. Richey will be paid an additional amount of $550 per month in lieu of certain welfare benefits he would have been entitled to had he remained an employee, for periods aggregating up to 12 months following retirement.

•
The Company amended certain of Mr. Richey’s outstanding time-based restricted stock awards aggregating 4,500 unvested shares to provide that such shares will continue to vest in accordance with the vesting schedule in the applicable award agreement through the earlier of the end of the applicable vesting period or Mr. Richey’s death (in which event unvested shares will vest in his estate or personal representative).

•
The Company amended Mr. Richey’s outstanding stock options granted to provide that all 19,675 unvested stock options will continue to vest in accordance with the vesting schedule in the applicable option agreement and will remain exercisable following retirement for the duration of the term of the applicable option agreement, to the extent provided in the applicable award agreement; and that any vested portions of stock options awarded to Mr. Richey will remain exercisable following retirement for the duration of the term of the applicable option agreement, to the extent provided in the applicable award agreement.

•
The Company reimbursed Mr. Richey for his reasonable business expenses incurred during 2014 prior to his retirement and for up to $25,000 of his legal fees and expenses incurred in connection with his retirement and the Richey Retirement Agreement.

•
If a change in control of the Company occurs on or before January 31, 2016, any unpaid retirement benefit amounts or vesting of restricted stock awards or stock options described in the second through fifth bullets above provided under the Richey Retirement Agreement will accelerate and be payable to Mr. Richey or vest following the change in control.

•
Mr. Richey will continue as a participant in the Company’s death benefit only insurance plan at 1x his salary at the time the Richey Retirement Agreement was executed (which salary was $435,000 annually) and otherwise in accordance with the terms of the plan, subject to the Company’s right to amend or terminate the plan.

•
Mr. Richey became entitled to any benefits he had accrued under the Company’s retirement benefit plans upon his retirement. Mr. Richey’s further participation as an active employee under the retirement benefit plans ceased as of his retirement, and he will not be entitled to any additional benefit accruals under the plans.

Under the Richey Retirement Agreement, in order for Mr. Richey to receive the payments and benefits described in the second through fifth bullet points above, he executed a general release of claims against the Company. Mr. Richey also reaffirmed his existing confidentiality and non-competition obligations to the Company.
AUDIT COMMITTEE AND RELATED MATTERS
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
Report of the Audit Committee
The Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of the Company's financial statements;

•	the independence, performance and qualifications of the Company's internal auditors and independent registered public accounting firm; and

•	the Company's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies.
The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, which is available on the Company's website (www.invacare.com) by clicking on the Investor Relations tab and then the Corporate Governance link.
Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls and assessing the effectiveness of internal control over financial reporting. Ernst & Young LLP, the Company's independent registered public accounting firm for 2014, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited the Company's internal control over financial reporting as of 2014, and issued an opinion with respect to the Company's internal control over financial reporting as of 2014.
The Company's Vice President of Internal Audit, together with a nationally-recognized third party firm, conducts the Company's internal audit processes. During 2014, the Audit Committee met with the Vice President of Internal Audit and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.
As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with its internal auditors relative to the Company's financial reporting. The Audit Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including

PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.
In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526 (Communications With Audit Committees Concerning Independence), and by all relevant professional and regulatory standards, related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP its independence from the Company and its management and considered the compatibility of non-audit services with the independence of Ernst & Young LLP.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2014 for filing with the Securities and Exchange Commission.
The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for its 2015 fiscal year, and the Company is seeking ratification of such appointment at the 2015 Annual Meeting of Shareholders.
AUDIT COMMITTEE
Michael J. Merriman, Chairman
Dan T. Moore, III
Baiju R. Shah
Ellen O. Tauscher

Independent Registered Public Accounting Firm
The Audit Committee has selected Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit the financial statements of Invacare for the fiscal year ending December 31, 2015. The Audit Committee is asking shareholders to ratify this appointment.  Fees for services rendered by Ernst & Young LLP were:

	2014	2013
Audit Fees	$3,063,700	$3,248,100
Audit-Related Fees	8,600	3,000
Tax Fees
Tax Compliance Services	866,400	946,000
Tax Advisory Services	453,700	1,027,300
	1,320,100	1,973,300
All Other Fees	—	—
Total	$4,392,400	$5,224,400
Audit Fees.    Fees for audit services include fees associated with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, including fees for statutory audits that are required domestically and internationally and fees related to the completion and delivery of the auditors' attestation report on internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees.    Fees for audit-related services principally include fees associated with accounting consultations, audits in connection with proposed or completed acquisitions and other accounting advisory assistance.
Tax Fees.    Fees for tax services include fees associated with tax compliance, advice and planning services.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to approve certain permitted services, provided that the Chairperson reports any such decisions to the Audit Committee at its next scheduled meeting. During 2014, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis describes our compensation programs and how they apply to our executives, including the following individuals:

•	Robert K. Gudbranson, Interim President and Chief Executive Officer and Chief Financial Officer;

•	John M. Remmers, Executive Vice President & General Manager, North America and Global Product Development;

•	Anthony C. LaPlaca, Senior Vice President, General Counsel and Secretary; and

•	Patricia A. Stumpp, Senior Vice President, Human Resources;
and the following former executives who retired in 2014:

•	A. Malachi Mixon, III, former executive Chairman of the Board;

•	Gerald B. Blouch, former President and Chief Executive Officer; and

•	Louis F.J. Slangen, former Executive Vice President of Marketing and Chief Product Officer.
These seven individuals are referred to in this proxy statement as the “Named Executive Officers” and they are included in the Summary Compensation Table.
2014 was a challenging year for the Company. During the year, the Company focused its efforts primarily on managing its free cash flow, making business improvements toward returning the Company to profitability, and continuing to make progress on the quality systems remediation necessary to complete the three third-party expert certification audits required under the consent decree with the United States Food and Drug Administration (“FDA”). These efforts extensively engaged the entire management team. Accordingly, in 2014, the Company had limited new product introductions, as much of the Company’s resources remained focused on quality systems remediation. As a result, while the Company’s financial performance stabilized in certain areas, and improved in certain others, in 2014, the Company’s overall performance continued to suffer due in large part to the production restrictions imposed by the FDA consent decree.
In addition to facing regulatory compliance and other business challenges, the Company underwent a significant transition in its leadership during the year, as four long-tenured executives, including Mr. Mixon, the Company’s founder, and Mr. Blouch, the Company’s President and CEO, retired from their positions, while the Board undertook a process to identify and recruit a new President and CEO of the Company.
Compensation Program Highlights
The Company’s compensation program is designed to further the Company’s business goals, core values and shareholder interests by enabling the Company to attract and retain the talented executive leadership necessary for the recovery, growth and success of the Company’s business and motivating its executives to exert the maximum possible effort to further the interests of shareholders, even through challenging times.
The major components of the Company’s executive compensation program are base salary, annual cash bonuses, long-term equity compensation through performance-based shares and restricted stock, and other employee and executive benefits. The Compensation and Management Development Committee (the “Compensation Committee”) uses market compensation information and an independent compensation consultant to ensure that the executive compensation program is competitive relative to companies with which Invacare competes for executive talent.
Several significant developments are reflected in the compensation reported for 2014 for the Named Executive Officers, including the following:

•
The Company’s founder, Mr. Mixon, its President and Chief Executive Officer, Mr. Blouch, and long-tenured executives Mr. Slangen and Joseph B. Richey, II, all retired as executive officers in 2014. Mr. Gudbranson was appointed interim President and Chief Executive Officer following Mr. Blouch’s retirement, and Mr. Remmers assumed various additional responsibilities following the retirement of other Company executives;

•
In light of the significant continued challenges to the Company’s business posed by the FDA consent decree and other external factors, the Company’s 2014 annual cash bonus program which provided for bonus opportunities based on the achievement of a free cash flow performance goal and an adjusted operating income performance goal, contained a threshold requirement that the Company complete all three expert certification audits required by the FDA consent decree, and receive the FDA’s approval to resume full operations, in order for any Named Executive Officer to be eligible for a bonus with respect to 2014;

•
While the Company achieved free cash flow at the established performance goal, the Company did not complete the third and final expert certification audit during 2014 and, accordingly, no bonuses were earned by or paid to the Named Executive Officers under the 2014 annual cash bonus program;

•
The Compensation Committee adopted a long-term incentive plan (LTIP) for Named Executive Officers that includes performance-based share awards and time-based restricted stock awards. The program is intended to make long-term, performance-based compensation a more significant component of the Named Executive Officers’ total compensation, and thereby further align executive compensation with the interests of shareholders.

•
The performance shares and restricted stock granted in 2014 under the LTIP vest after a three-year period beginning January 1, 2014 and ending December 31, 2016; the performance shares vest based on the levels of achievement of the performance goals established by the Compensation Committee for performance for the year ending December 31, 2016;

•	The performance goals for the 2014 performance share awards are based on targets for return on invested capital and pre-tax adjusted earnings per share, weighted 60% and 40%, respectively.

•
Mr. Gudbranson received a salary increase, a special restricted stock award and an employment agreement providing for severance protection as compensation for assuming the position of interim President and Chief Executive Officer, in addition to his duties as Chief Financial Officer;

•
Mr. Remmers received a salary increase, a special restricted stock award and an employment agreement providing for severance protection in connection with his assumption of additional responsibilities with respect to global product development, North American operations, global engineering, North American supply chain and information technology management, following the retirement of former Company executives.

•
In connection with the retirements of Messrs. Mixon, Blouch, Slangen and Richey during 2014, the Company entered into separate retirement agreements with each of them, which provide for certain payments and benefits in recognition of each individual’s respective service to the Company; and

•
The Company maintained the reduced Company discretionary quarterly contributions into the Invacare Retirement Savings Plan and DC Plus Plan and the suspension of Company contributions and interest accruals under the SERP, which were initially implemented in 2011.

Impact of Last Year’s Say on Pay Vote. At the 2014 Annual Meeting, the Company’s shareholders approved the compensation of the Company’s Named Executive Officers, with holders of approximately 98% of the votes cast voting in favor of the proposal commonly known as “say on pay.” The Board of Directors has determined that say on pay votes will be held annually until the next shareholder vote on the frequency of say on pay votes.
The Compensation Committee considered the results of the 2014 say on pay vote and believes that the approval of the proposal indicated that shareholders are supportive of the Company’s executive compensation program and its philosophy and objectives. Accordingly, the Compensation Committee believes that its executive compensation decisions in 2014 are consistent with the philosophy and objectives that the Company’s shareholders approved in 2014.
Objectives of the Compensation Program
The Company’s executive compensation is intended to:

•	reward its executives for sustained financial and operating performance and leadership excellence;

•	align the executives’ interests with those of the Company’s shareholders; and

•	encourage them to remain with the Company for long and productive careers.
Design of the Compensation Program
The major components of the Company’s 2014 executive compensation program, the primary purpose of each component and the form of compensation of each component are described in the following table.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities; recognizes individual skills, competencies, experience and tenure with the Company.	Fixed, short-term cash compensation.

Annual Bonus	Incentivizes and rewards performance over the year based on achieving aggressive annual performance goals.	Variable or performance-based, short-term cash compensation.

Performance-Based Share Awards	Encourages improvement in the long-term performance of the Company, particularly share price appreciation, thereby aligning interests of executives with the interests of shareholders.	Variable or performance-based, long-term equity compensation, which vests at the end of a three-year period based upon the achievement of financial performance goals.

Time-Based Restricted Stock	Attracts and retains executives and further aligns interests of executives with the interests of shareholders.	Fixed, long-term equity compensation, which vests at the end of a three-year period.

Other Employee and Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement and health; provides management continuity in the event of an actual or threatened change of control.
Employee benefit plans, programs and arrangements generally available to all employees; executive retirement and savings programs; limited perquisites and executive life insurance program; severance and change of control benefits.

The executives are compensated principally by using a combination of fixed and performance-based compensation and annual and long-term compensation, which are delivered in cash and equity-based awards. The Compensation Committee does not have a specific policy on the desired mix between fixed and variable, short and long-term, and cash and equity compensation.
The Compensation Committee used compensation data from pay surveys and from its comparative group, which is referred to as “market compensation” in this section, as well as input from the Compensation Committee’s independent compensation consultant and from each of the executive Chairman, the CEO and the Senior Vice President of Human Resources, to assist it in determining whether the Company’s compensation is competitive and reasonable. While the Compensation Committee considers market compensation practices, it strives to incorporate flexibility in the Company’s compensation programs and in the assessment process in order to respond to and adjust for, if appropriate, the evolving business environment, including market conditions, which may be beyond management’s control.
Compensation Decisions in 2014
The Compensation Committee’s decisions are based on its assessment of each executive’s performance during the year against a variety of factors which may include corporate and personal goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Among the factors which may be considered are key financial measurements, strategic objectives, product improvement and innovation, individual achievements, organizational leadership and high integrity. In annually setting an executive’s target compensation, the Company does not necessarily adhere to rigid formulas or react immediately to short-term changes in business performance.
For each of the major components of the Company’s executive compensation program, the following table summarizes the Company’s target level of compensation relative to market compensation and the Company’s actual level of compensation relative to market compensation for 2014.

Component	Target Level	Actual Level for 2014
Base Salary	50th percentile of market compensation, with more experienced executives between the 50th and 75th percentiles of market compensation.	Named Executive Officers at approximately 50th percentile; former Named Executive Officers at or below 75th percentile before retirement.

Annual Bonus	Between 50th and 75th percentile of market compensation, based on aggressive annual performance goals.	No bonuses paid to Named Executive Officers.

Total Cash Compensation (Base Salary + Annual Bonus)	Between 50th and 75th percentile of market compensation.	Named Executive Officers below 50th percentile; former Named Executive Officers below 75th percentile.

Long-Term Equity Incentive Awards (Performance-Based Share Awards + Time-Based Restricted Stock)	Below 50th percentile of market compensation.	All Named Executive Officers below 50th percentile.
Base Salary.    Base salary provides executives with a base level of income. The Company establishes salary levels reflective of the executive’s skills, competencies, experience and individual performance. As a result, changes in salary focus primarily on an assessment of the executive’s performance in relation to the executive’s responsibilities. In addition, the Compensation Committee reviews market compensation data, which provides a comparison of the executive’s salary level relative to the salary levels of the executive’s peers.

In establishing 2014 salary levels for the Named Executive Officers, the Compensation Committee reviewed market compensation data, as well as recommendations from the executive Chairman and the CEO regarding the other Named Executive Officers and from the executive Chairman regarding the CEO. The Compensation Committee also considered:

•	how each executive performed in relation to the executive's responsibilities during the previous year;

•	each executive's potential future contributions to the Company; and

•	each executive's particular talents, unique skills, experience, length of service to the Company and depth of industry knowledge.
The Compensation Committee initially determined that salaries of the Named Executive Officers should remain the same as the prior year, except for:

•	Messrs. Gudbranson and LaPlaca, who each received a salary merit increase of 2.5% in recognition of their respective individual performance;

•	Ms. Stumpp, who received a salary increase of 7.5% in order to better align her salary with market median compensation for her position; and

•
Mr. Remmers, who received a salary increase of 10.7% in connection with his assumption of additional responsibilities with respect to global product development, North American operations and global engineering following the retirement of former Company executives.

Following the retirement of Mr. Blouch as CEO and the appointment of Mr. Gudbranson as interim President and CEO in August 2014, the Compensation Committee subsequently increased Mr. Gudbranson’s salary to $750,000 on an annualized basis for the period during which he serves as interim President and CEO, as well as CFO, of the Company.
Additionally, in August 2014 the Compensation Committee further increased Mr. Remmers’ salary following his assumption of additional duties with respect to the Company’s North American supply chain and information technology management.
Annual Cash Bonus.    The Company provides each executive with an opportunity to earn an annual cash bonus under the Company’s shareholder-approved Executive Incentive Bonus Plan. All of the Company’s executives participate in the bonus plan. The annual bonus plan is intended to provide an opportunity and incentive to compensate the executives for achieving challenging annual performance goals that are indicative of overall Company performance.
Each year, the Compensation Committee reviews and approves annual bonus plan performance goals. In light of the challenges presented to the Company’s business by the FDA consent decree that became effective in December 2012 and its effects on the Company’s operating results, the Compensation Committee established bonus targets for 2014 based on the following primary objectives:

•	the Company’s completion of all three expert certification audits required under the FDA consent decree and receipt of the FDA’s approval to resume full operations;

•	the achievement of a free cash flow target measured at year-end 2014; and

•	the achievement of an adjusted operating income target at year-end 2014.
Free cash flow is defined as the Company’s net cash provided by operating activities, excluding net cash flow impact related to restructuring activities, less purchases of property and equipment, net of proceeds from sales of property and equipment. Adjusted operating income is the Company’s adjusted earnings before income taxes excluding interest. Adjusted earnings is the Company’s net earnings (loss) from continuing operations excluding the impact of restructuring charges, amortization of the convertible debt discount recorded in interest, asset write-downs related to intangibles, loss on debt extinguishment including debt finance charges and fees, add back of additional interest expense allocation as a result of the sale of Champion Manufacturing, Inc. and Altimate Medical, Inc., the intraperiod tax allocation between continuing and discontinued operations, and changes in tax valuation allowances. The Compensation Committee further adjusted the determination of free cash flow to exclude the impact of capital expenditures and the determination of adjusted operating income to exclude the impact of deductions for net worth and franchise taxes.
The Compensation Committee and senior management view the completion of the expert certification audits required under the FDA consent decree and receipt of the FDA’s approval to resume full operations as goals of the utmost importance to the recovery of the Company’s business. Further, the Compensation Committee and senior management believe that free cash flow provides meaningful information for evaluating the overall financial performance of the Company and its ability to repay debt and fund continuing operations and that adjusted operating income represents an important measurement of the Company’s core operating results that is particularly useful in evaluating the Company’s performance in times of economic uncertainty or when the effects of external factors on operating performance is uncertain. In light of these factors, the Compensation Committee determined that, of the various financial measurements that could be used, these were the most appropriate metrics for measuring the Named Executive Officers’ performance for 2014 for purposes of the Executive Incentive Bonus Plan.
Under the bonus plan:

•
The Company must complete all three expert certification audits required under the FDA consent decree and receive the FDA’s approval to resume full operations in order to be eligible for any bonus with respect to 2014 under the plan;

•
If the Company completed all three expert certification audits required under the FDA consent decree and received FDA approval to resume full operations, then 50% of the Named Executive Officers’ target bonus amount would be payable based upon the Company’s achievement of free cash flow at year-end under the following payout schedule:

Free Cash Flow Payout Schedule
FCF at Year End	Payout (As a % of NEO’s 50% Target Amount)
<$6,720,000	—%
$8,400,000	100%
$10,500,000	150%

•
If the Company completed all three expert certification audits required under the FDA consent decree and received FDA approval to resume full operations, then 50% of the Named Executive Officers' target bonus amount would be payable based on the Company’s achievement of adjusted operating income at year-end under the following payout schedule:

Adjusted Operating Income Payout Schedule
Year over Year Improvement	Payout (As a % of NEO’s 50% Target Amount)
<$14,400,000	—%
$16,000,000	100%
$24,400,000	150%
In determining the appropriate targets for 2014, the Compensation Committee reviewed and discussed several items, including previous years’ results, the Company’s forecasted annual operating plan, the anticipated effects of the FDA consent decree, and the recommendations of senior management. The Compensation Committee sought to establish performance goals which would:

•	incentivize management to focus on achieving those goals most important to the recovery of the Company’s business in light of the FDA consent decree;

•	be challenging, but achievable; and

•	if achieved, support paying executives total cash compensation targeted at or above the 50th percentile of market compensation.
The Compensation Committee determines target and maximum bonus levels for each executive when the executive first becomes eligible to participate in the Executive Incentive Bonus Plan. The Compensation Committee then annually reviews target and maximum annual bonus levels for each executive as a percentage of the executive’s salary. Total annual cash compensation for the Named Executive Officers is generally targeted at or near the market median. Certain of the Named Executive Officers, who retired during 2014, who had been in their respective roles for relatively long periods of time had total annual cash compensation opportunities targeted at or near the 75th percentile of market compensation, in recognition of the experience and deep industry knowledge that those executives brought to their respective roles. Taking into account the same factors discussed above with respect to base salary, the Compensation Committee also considers whether the executive’s individual performance and level of responsibilities warrant a change in the bonus target percentage from the previous level. The Compensation Committee does not take into account awards earned under other reward programs in determining annual bonus opportunities.
In establishing the 2014 target bonuses for each of the Named Executive Officers, the Compensation Committee reviewed the target amounts as a percentage of salary that had been established for each of the Named Executive Officers in prior years and determined to make no change, except that Mr. Gudbranson’s target amount was increased from 75% to 100% with respect to the period during which he served as interim President and CEO and Mr. Remmers’ target amount was increased from 70% to 75% in connection with his assumption of increased responsibilities in 2014. The following table shows the 2014 target and actual cash bonus levels, as a percentage of salary, for each Named Executive Officer based upon the Company’s 2014 performance goals, and upon the actual results achieved by the Company for 2014.

	Incentive Amount as a Percentage of Salary
Named Executive	Target	Actual
Mr. Gudbranson	75% (100% as CEO)	0%
Mr. LaPlaca	75%	0%
Mr. Remmers	75%	0%
Ms. Stumpp	62.5%	0%
Mr. Mixon	85%	0%
Mr. Blouch	100%	0%
Mr. Slangen	75%	0%
While the Company achieved 2014 free cash flow at the established performance goal, and adjusted operating income in excess of the established performance goal, the Company did not receive FDA approval under the consent decree to resume full operations during 2014 and, accordingly, no bonuses were earned by or paid to the Named Executive Officers under the plan.
Long-Term Equity Compensation Awards.  In 2014, the Compensation Committee adopted a long-term equity compensation program for Named Executive Officers that includes performance-based share awards, referred to as “performance shares”, and time-based restricted stock awards, referred to as “restricted stock”. The program is intended to make long-term, performance-based compensation a more significant component of the Named Executive Officers’ total compensation to further align executive compensation with the interests of shareholders.
The Compensation Committee approved a long-term equity compensation program for 2014 with values weighted 70% in performance shares and 30% in restricted stock. The mix of equity awards is intended to provide an appropriate balance of incentives to increase shareholder value, while addressing executive retention and managing shareholder dilution and compensation expense.

In making equity awards in 2014, the Compensation Committee reviewed information provided by its independent compensation consultant regarding the median market value of long-term compensation awards, as well as median market value of total direct compensation. Equity award guidelines for Named Executive Officers were generally developed around target grant values at 90% of the market median according to each executive’s salary and target cash compensation level, organizational level, reporting relationships and job responsibilities. By targeting grants at 90% of the market median, the Compensation Committee sought to deliver a more appropriate level of total compensation to the Named Executive Officers while enhancing the alignment of executive compensation with the interests of shareholders and incentivizing executives to achieve more specific Company performance goals.
The Compensation Committee then considered each Named Executive Officer’s performance utilizing the same factors considered in setting the executive’s base salary levels, the Company’s performance in 2014, and the relevant market overhang and the tax deductibility of the awards. The Compensation Committee also considered the recommendations of the executive Chairman and of the CEO with respect to awards to other Named Executive Officers. No particular weight was assigned to any one of these areas. Outstanding long-term equity awards granted in prior years and held by an executive generally are not considered when the Compensation Committee makes its determinations regarding new grants of long-term equity compensation.
The long-term equity compensation granted in 2014 to the Named Executive Officers resulted in annual grants of performance shares and restricted stock at combined values within the targeted range for each of these individuals, with a few exceptions. The Compensation Committee determined to grant Mr. Blouch an award comprised solely of performance shares in an amount below 90% of the market median, in light of the Company’s performance in the prior year. In 2014, the Compensation Committee also decided to no longer grant long-term equity incentive awards to executive officers or directors who are older than age 72, as measured at the time of the Company’s annual meeting of shareholders. The Compensation Committee adopted the policy on the basis that executive officers of that age are not likely to be incentivized by long-term awards given their proximity to retirement. Awards granted in 2014 to each of the Named Executive Officers are set forth in the Grants of Plan-Based Awards for Fiscal Year 2014 Table.
Performance Shares.    The performance shares granted in 2014 vest based on the levels of achievement of pre-defined performance goals established by the Compensation Committee, for the performance period beginning January 1, 2014 and ending December 31, 2016. For the performance period the Compensation Committee established threshold, target, and maximum performance levels, together with corresponding payout levels for each performance level. Vesting of the awards is interpolated on a straight-line basis for actual performance levels between threshold and target and between target and maximum performance levels. Each vested performance share represents the right to receive one common share of the Company.
The performance goals for the 2014 performance share awards are based on targets for return on invested capital (“ROIC”) and pre-tax adjusted earnings per share (“Pre-Tax Adjusted EPS”). For this purpose, ROIC is defined as 2016 adjusted pre-tax earnings divided by 2016 twelve month average invested capital. Pre-Tax Adjusted EPS is defined as 2016 adjusted pre-tax earnings divided by fully diluted shares outstanding. ROIC and Pre-Tax Adjusted EPS will be calculated based on the Company’s U.S. GAAP continuing operations pre-tax income (or loss), excluding: acquisition impact; convertible debt interest; debt fees or premiums incurred as a result of debt extinguishment; write-offs incurred as result of debt amendments or debt refinancing; non-cash write offs; restructuring costs, both cash and non-cash charges; adjustments reflected in continuing operations but driven by discontinued operations; any changes in U.S. GAAP accounting principles; and net worth and franchise taxes. The Compensation Committee decided to base performance under the 2014 performance shares on ROIC in order to emphasize efficiency in the use of the Company's capital resources and reward improvement in the Company's overall financial performance, and on Pre-Tax Adjusted EPS to reward improvement in the Company's underlying operational performance.
Under the performance share awards, 60% of the Named Executive Officer’s target performance shares would vest based upon the Company’s achievement of ROIC for the year end at December 31, 2016 and 40% would vest based upon the Company’s Pre-Tax Adjusted EPS for the year ended December 31,

2016. The performance shares granted in 2014 may be earned in a range between 1%, 100% and 150% of the number of shares specified in the applicable award agreement, depending on whether Company performance meets the minimum 1% performance threshold, meets the 100% target, or meets or exceeds the maximum target level for the performance period, respectively.
Because the 2014 performance shares would vest based on the Company's ROIC and Pre-Tax Adjusted EPS performance at the end of a three-year period, it is difficult to predict the amount of performance shares that may vest, if any, at the end of the performance period. Based on the Company's performance in 2014, it has not accrued any expense for the year ended December 31, 2014, for these performance shares.
Restricted Stock.    The restricted stock granted in 2014 was issued at no cost to the recipient and is subject to three-year “cliff” vesting based on continued service by the recipient to strengthen the retention value of the award. In order to further enhance its retention value, the terms of the restricted stock allow the holder, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover any minimum tax withholding obligation. The grants of restricted stock provide that the holders of that restricted stock will be entitled to receive cash dividends declared and paid by the Company on the Company’s outstanding common shares only to the extent vested at the time of the dividend.
Special Long-Term Equity Compensation Awards. In connection with the appointment of Mr. Gudbranson as interim President and CEO in August 2014, the Compensation Committee granted Mr. Gudbranson a special restricted stock award to enhance the retention value of his compensation package. The restricted stock award vests annually over a three-year period, with 50% of the award vesting in the first year and 25% vesting in each of the two following years.
The Compensation Committee also awarded Mr. Remmers an additional restricted stock award in November 2014, which award is subject to three-year “cliff” vesting, in recognition of the additional responsibilities assumed by Mr. Remmers with respect to the Company’s North American supply chain and information technology management.
Other Arrangements
The Compensation Committee believes that the benefits summarized below are vital to the attraction and retention of talented executives and, thus, to the long-term success of the Company.
Deferred Compensation and Savings Plans.    The Company maintains the plans described below to provide executives with the opportunity to address long-term financial and retirement planning with a degree of certainty and provide financial stability in the event the executives are impacted by unforeseeable factors that are beyond their control.
The Company maintains the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, for its eligible employees, to which the Company has the discretion to make matching and quarterly contributions on behalf of participants, including each of the Named Executive Officers. The amounts of the contributions made by the Company to the Invacare Retirement Savings Plan on behalf of each Named Executive Officer are set forth in a footnote to the Summary Compensation Table, and are consistent with the benefits provided to all other participants in the plan up to the regulatory limits imposed on the plan for highly compensated employees.
The Company provides its highly compensated employees, including the Named Executive Officers, with the opportunity to participate in the Deferred Compensation Plus Plan (“DC Plus Plan”), a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan. Thus, the DC Plus Plan provides the executives with the opportunity to save additional pre-tax funds for retirement up to the amount that the executive otherwise would have been able to save under the Invacare Retirement Savings Plan but for the regulatory limits imposed on that plan for highly compensated employees. In addition to individual deferrals, the Company has the discretion to provide matching contributions and additional quarterly contributions for participating executives which are similar in percentage to the Company contributions made to employees who participate in the Invacare Retirement Savings Plan. The amounts of the contributions made by the Company on behalf of each Named Executive Officer to the DC Plus Plan are set forth in the Non-Qualified Deferred Compensation Table and a footnote to the Summary Compensation Table. The terms of the DC Plus Plan are further described following the Non-Qualified Deferred Compensation for Fiscal Year 2014 Table.
The Company also provides a Supplemental Executive Retirement Plan, or “SERP,” in which several of the Named Executive Officers participate, to supplement other savings plans offered by the Company and to provide replacement compensation for the executive in retirement. The purpose of this plan is to provide for basic life and income security needs and recognize career contributions. The change in the present value of the accumulated benefit obligation to each Named Executive Officer who participates in the SERP is set forth in the Summary Compensation Table. The present value of the aggregate accumulated benefit obligation to each Named Executive Officer under the SERP is included in the Pension Benefits for Fiscal Year 2014 Table, and the terms of the SERP are further described following that table.
Effective July 1, 2011, the Compensation Committee, based on the recommendation of management, (1) reduced the discretionary quarterly contributions by the Company for all participants in the Invacare Retirement Savings Plan and DC Plus Plan from 4% to 1% of total cash compensation and (2) suspended the contributions by the Company for all participants in the SERP and reduced the interest accrual rate under the SERP from 6% to zero. The reductions will remain in effect indefinitely, until such time as the Company or, in the case of the SERP, the Compensation Committee determines to restore them.
Perquisites.    Consistent with prior years, the Company provided its Named Executive Officers certain limited perquisites in 2014, which the Compensation Committee believes are reasonable, commensurate with the types of benefits and perquisites provided to similarly situated executives within other companies of comparable size and useful in attracting and retaining executives. They are not tied to individual or Company performance. These perquisites include the payment of premiums on specified excess liability insurance (which was discontinued in 2015), an annual physical exam and health screening, and the availability of the Company’s sporting event tickets for personal use, but do not include any gross-ups by the Company for associated tax liability. Perquisites are reported in the Summary Compensation Table.
Other Benefits. The Company maintains a death benefit only life insurance plan in which the Named Executive Officers, other than Mr. Mixon, participate, which is described in Other Potential Post-Employment Compensation. In addition, the Company also provides other benefits such as medical, dental, life and disability insurance to each employed Named Executive Officer in a flexible benefits plan, which also is provided to all other eligible U.S. based employees of the Company.
Severance Benefits.    The Company has entered into agreements with Messrs. Gudbranson, Remmers, and LaPlaca and Ms. Stumpp that provide for the payment of certain severance benefits upon terminations of employment other than terminations following a change of control of the Company. These agreements provide some level of income continuity should an executive’s employment be terminated without cause by the Company, or by the executive for good reason. These agreements are further described under Other Potential Post-Employment Compensation.
Change of Control Benefits.    Each Named Executive Officer also has entered into an agreement with the Company that provides for certain benefits generally payable in the event of a termination following a change of control of the Company. The Company believes that these agreements help retain executives and provide for management continuity in the event of an actual or threatened change of control. They also help to ensure that the interests of executives remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated without cause following a change of control. The agreements provide for the payment and provision of certain benefits to the executives if there is a change of control of the Company and for additional benefits if there is a termination of the executive’s employment with the surviving entity within three years (2 years in the case of Mr. Remmers) after the change of control. These agreements are further described under Other Potential Post-Employment Compensation.

Retirement Agreements. In connection with the retirements of Messrs. Mixon, Blouch, Slangen and Richey during 2014, the Company entered into separate retirement agreements with each of them, each of which provides for certain payments and benefits in recognition of each individual’s respective service to the Company. The material terms of each retirement agreement are further described under Certain Relationships and Related Transactions, and the retirement benefits paid in 2014 to each of Messrs. Mixon, Blouch and Slangen pursuant to the agreements are included in the Summary Compensation Table.
Policies, Guidelines and Practices Related to Compensation
Role of the Compensation Committee.    The Compensation Committee is comprised of independent directors and is responsible for the approval and administration of the Company’s existing and proposed executive compensation plans. Additional information about the responsibilities of the Compensation Committee is contained in the Compensation Committee’s charter, which is available on the Company’s website at www.invacare.com by clicking on the “Investor Relations” tab and then the “Corporate Governance” link. Additional information about the Compensation Committee is also included in this proxy statement under the caption “Corporate Governance - What are the principal functions of the Board committees?”
Role of the Compensation Committee’s Independent Compensation Consultant.    During 2014, the Compensation Committee retained and was advised by Pay Governance LLC, as an independent compensation consulting firm with respect to executive compensation matters. This engagement was a continuation of the Compensation Committee’s work with Pay Governance LLC in prior years.
The independent compensation consultant’s primary role is to analyze the competitiveness of, and provide recommendations to the Compensation Committee and management on, the structure and amounts of each major element of compensation to be paid to the Company’s executives. During 2014, the independent compensation consultant participated in three of the Compensation Committee’s meetings. The independent compensation consultant’s services included ongoing review, comment, consulting support, advice and/or recommendations related to:

•	compensation for the executive Chairman, the CEO and the other Named Executive Officers, including comparative and peer group information;

•	annual and long-term incentive opportunities;

•	policies and data related to governance and disclosure of executive compensation;

•	preparation of materials provided to the Compensation Committee in connection with its meetings during 2014;

•	emerging trends in executive compensation; and

•	an assessment of risks associated with the Company’s compensation programs.
Pay Governance LLC does not provide the Company with any other consulting or other services outside of those associated with advising the Compensation Committee on the Company’s executive compensation programs. In making its decision to retain the independent compensation consultant for 2014, the Compensation Committee considered the level of the consultant’s fees, the expertise and quality of services it has provided to the Company in the past and the anticipated ability of the consultant to provide objective and independent assistance and advice to the Compensation Committee and to Company management.
The Compensation Committee has considered the independence of Pay Governance LLC in light of SEC rules and New York Stock Exchange listing standards. The Compensation Committee requested and received a letter from Pay Governance LLC addressing the independence of Pay Governance LLC and the partner of Pay Governance LLC involved in the engagement, including the following factors: (1) other services provided to the Company by Pay Governance LLC; (2) fees paid by the Company as a percentage of Pay Governance LLC’s total revenue; (3) policies or procedures maintained by Pay Governance LLC that are designed to prevent a conflict of interest; (4) any business or personal relationships between the partner and any member of the Compensation Committee; (5) any stock of the Company owned by the partner; and (6) any business or personal relationships between the Company’s executive officers and the partner. The Compensation Committee discussed these considerations and concluded that the work performed by Pay Governance LLC and the partner involved in the engagement did not raise any conflict of interest.
Role of Executive Officers.    The executive Chairman, the President and CEO and the Senior Vice President of Human Resources participated in meetings of the Compensation Committee to provide insight into the performance of individual executives and the impact of their respective contributions to the Company’s overall performance and to make recommendations as to the structure and implementation of elements of executive compensation. The executive Chairman and the CEO assessed the performance of each of the Company’s other Named Executive Officers, and each of them provided recommendations to the Compensation Committee as to a proposed structure and targeted amounts of salary, cash bonus awards and equity incentive awards for such executive officers. The executive Chairman assessed the performance of the CEO. In preparing these recommendations, the executive Chairman and the CEO reviewed market compensation data provided by the independent compensation consultant and recommendations of the Senior Vice President of Human Resources. Prior to Compensation Committee meetings, these officers met with the Chairman of the Compensation Committee to review and discuss their recommendations and respond to questions. The executive Chairman and the CEO did not submit recommendations with respect to their own compensation. The Compensation Committee met with the executive Chairman, without the CEO present, in order to review and discuss the performance and compensation of the CEO, and met without either of the executive Chairman or the CEO present in order to review and discuss the performance and compensation of the executive Chairman.
The executive Chairman and the CEO also provided the Compensation Committee with recommendations, and participated in discussions with the Compensation Committee, regarding suggested performance targets associated with the Company’s annual cash bonus program. After the end of the year, the Compensation Committee met to review overall company performance relative to performance targets.
Market Compensation - Survey Data and Comparative Information.    In order to gauge the competitiveness of the Company’s executive compensation levels and help ensure that the Company is positioned to attract and retain qualified executives in the face of competitive pressures, the Compensation Committee retains the independent compensation consultant to identify annually the compensation paid to executives of other companies who are comparable to the Company’s executives. This information is referred to in this section as “market compensation.” The market compensation is derived from a combination of survey data and comparative information from a group of health care equipment and supply companies, as described below.
Survey Data.    The independent compensation consultant annually reviews survey data from nationally recognized compensation and human resources consulting firms and identifies the compensation levels with respect to annual base salaries, cash bonus awards and long-term incentive awards for each executive position paid by companies in the survey. The Compensation Committee bases its compensation decisions, in part, on survey data relating to compensation levels at multi-national, diversified manufacturing companies with annual revenues approximating $1.8 billion and $3 billion companies with revenues similar to the Company’s revenue for the most recently completed year. Survey data relating to compensation levels at companies with higher revenues than the Company are used to provide the Compensation Committee with perspective on how the compensation program could change as the Company evolves. The independent compensation consultant uses regression analysis to adjust for differences in company size in generating comparative data for purposes of determining competitive compensation levels for a company with revenue similar to the Company’s. This analysis assists the independent compensation consultant in translating data from companies within the surveys into information that can be more directly compared to the compensation levels for a company more comparable in size to the Company. The companies represented in the survey data include more companies than those represented in the peer group in the stock performance graph included in the Company’s 2014 annual report, which reflects the Company’s view that a broad range of companies of comparable size compete with Invacare for senior executive talent.

Comparative Information.    In addition to survey data, the independent compensation consultant also annually prepares comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for the named executive officers of a peer group of companies, which in 2014 was comprised of 20 companies. All of the peer group companies are in the health care equipment and supply industry, or in similar or related industries, which the Compensation Committee considers to be its primary market for executive talent, particularly for executives in key operations positions. In addition, peers are selected based on revenue, market capitalization and number of employees, and generally have annual revenue ranging from $750 million to $5.5 billion, market capitalization ranging from $1 billion to $16 billion and a number of employees ranging from 3,000 to 15,000. While the Company’s annual revenue and number of employees approximated the medians of the companies in the group, its market capitalization was below the median; primarily due to the relative decline in the Company’s stock price. In 2014, the Invacare’s peer group consisted of the following 20 companies:

Bio-Rad Laboratories, Inc. C.R. Bard, Inc. CONMED Corporation The Cooper Companies, Inc. DENTSPLY International Inc. Edwards Lifesciences Corp. Haemonetics Corporation	Hill-Rom Holdings, Inc. Hologic, Inc. Idexx Laboratories, Inc. Mine Safety Appliances Co. Patterson Companies, Inc. RedMed Inc. Sirona Dental Systems, Inc.	St. Jude Medical, Inc. STERIS Corporation Teleflex Incorporated Varian Medical Systems, Inc. West Pharmaceutical Services, Inc. Zimmer Holdings, Inc.
The companies in this group are regularly reviewed and changed from time to time to account for acquisitions, mergers and other business-related changes. In 2014, the Compensation Committee changed the peer group, based upon the recommendation of the independent compensation consultant, by removing Kinetic Concepts, Inc., Lincare Holdings, Inc. and PSS World Medical, Inc., each of which were acquired and are no longer public companies.
The independent compensation consultant also prepared comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for executive Chairs at 30 companies which have a separate executive Chairman and CEO that are comparable in size to the Company, which group is different than the peer group used by the Compensation Committee in its review of Named Executive Officer compensation.
Executive Compensation Adjustment and Recapture Policy.    If the Board of Directors or any appropriate Board committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. Under the Executive Incentive Bonus Plan, the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
The Board of Directors, at the recommendation of the Compensation Committee, adopted a policy providing the Board of Directors with the discretion to recover any equity compensation awarded to a participant on or after January 1, 2008 if the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by the participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s).

Equity Grant Practices.    The Compensation Committee’s historical practice had been to make annual grant determinations in August or September of each year. As part of the Company’s transition to implementing a long-term equity compensation program for 2014 and future years that includes awards with performance-based vesting, the Compensation Committee modified its practices in 2013 to provide for annual grant determinations in March of each year, following the expected release of earnings for the prior fiscal year in late January or early February, without regard to whether the Company otherwise is in possession of material non-public information. Accordingly, the Company made its annual grant determinations for 2014 in March.
Equity-based grants also are made occasionally during the course of the year to new hires or to current employees in connection with a promotion or other special recognition. The terms of outstanding equity-based awards also may be amended by the Compensation Committee as part of a termination or retirement package offered to a departing employee. Any two of the President and CEO, the Chief Financial Officer and the Senior Vice President of Human Resources may, subject to the approval and ratification of the Compensation Committee, grant equity-based awards to an employee, other than an executive officer, in connection with an offer of employment or promotion, and they may amend any outstanding equity-based grant made to an employee, other than an executive officer, in connection with a termination or retirement package, which amendments may include acceleration of vesting or extension of the employee’s exercise rights up to the final termination date, in the case of a stock option, or the final vesting date, in the case of restricted stock.
Equity Run Rate.    In determining the total number of equity-based grants to be awarded each year, the Compensation Committee attempts to strike a reasonable balance between the benefits achieved by providing incentives to a wide range of key employees of the Company and the shareholder dilution that results from an equity incentive plan. While the Compensation Committee has not set a formal limit on the number of awards which may be granted in any year, over the past five years, the average annual “run rate” of equity awards granted by the Company was 2.2%. For these purposes, “run rate” is defined as the number of equity awards granted in a particular year compared to the total number of outstanding shares. As of December 31, 2014, the Company’s outstanding equity awards were 12.6% of total shares outstanding while shares available for future awards under the 2013 Equity Compensation Plan amounted to another 11.4% of total shares outstanding. The Compensation Committee believes that the percentage of equity awards outstanding is higher than desired but is principally attributable to the length of the vesting period for equity awards (three years, previously four years) and term of stock options when granted (10 years), and the exercise prices of a substantial portion of the outstanding stock options being above the Company’s stock price over the last several years, which has generally resulted in fewer stock options being exercised. As of December 31, 2014, there were 4,034,199 equity awards outstanding under the 2013 Equity Compensation Plan and its predecessor plans of which 2,614,425 or 66.8% were exercisable at prices less than the market price of the Company’s common shares on that date. In order to reduce the amount of shareholder dilution attributable to grants of equity-based incentives, from 2005 to 2013, the Compensation Committee has granted top level executives a significant component of restricted stock in lieu of a potentially greater number of stock options that might otherwise have been granted to this same group. In 2014, the Compensation Committee ended the practice of granting stock options to executives, and equity awards to executives were comprised of restricted stock and performance share awards. The Compensation Committee expects that its transition to implementing a long-term equity compensation program with performance-based awards in 2014 will result in a lesser number of shares being granted in the form of equity-based incentives on an annual basis relative to prior years and, thus, further reduce the amount of shareholder dilution attributable to such grants.
Tax Matters.    Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company’s chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for “performance-based compensation” if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied.

To the extent practicable in view of its compensation philosophy, the Company seeks to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m). Nevertheless, based upon the Company’s current compensation structure, the Compensation Committee believes that it is in the best interests of the Company and its shareholders for the Compensation Committee to retain flexibility in awarding discretionary incentive compensation that may not qualify for the exception for performance-based compensation. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company and intends to make a determination with respect to this issue on an annual basis.
 The Compensation Committee also considers the impact of Section 409A of the Internal Revenue Code, and the Company generally seeks to structure its compensation arrangements with its employees to comply with or qualify for an exemption from Section 409A to avoid possible adverse tax consequences that may result from noncompliance.
Stock Ownership Guidelines.    The Company maintains stock ownership guidelines for its directors, Named Executive Officers and other executives for the purpose of aligning the interests of directors and key executives with those of the shareholders of the Company. The guidelines also reinforce the primary reason for offering long-term compensation awards. Moreover, it holds those executives most responsible for creating shareholder value more accountable than other employees.
Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:

•	President and CEO - five times base salary

•	CFO - two times base salary

•	Executive and Senior Vice Presidents - two times base salary
The number of shares required to be held by each executive is established by multiplying the applicable executive’s salary by the applicable multiple and dividing by the Company’s average daily stock price for the previous year. The number of shares required to be held by each non-employee director is 7,500 shares. “Stock ownership” is defined to include shares held directly or indirectly by the director or executive, all unvested restricted stock held by the director or executive and 30% of the shares underlying unexercised stock options held by the director or executive that are “in the money” by at least 20%. Directors who have deferred director compensation that they otherwise would have received in cash in a year into the grant of discounted stock options shall be considered, for purpose of the guidelines, to own that number of shares as is determined by dividing 50% of that year’s deferred compensation by the closing sale price of the Company’s common shares at the end of the prior fiscal year. For purposes of this policy, ownership of the Company’s Class B common shares is treated as ownership of common shares.
Directors and executive officers are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from their date of hire or promotion, and maintain that level of stock ownership afterward. All of the directors and Named Executive Officers have either met the guidelines or are pursuing goals to meet the guidelines.
Holding Period. The share ownership guidelines provide that directors and executive officers subject to the guidelines are required to hold their “net shares” until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
Derivatives Trading.    As part of its policy relating to the trading of Invacare securities by Company insiders, the Company prohibits an insider from trading in any interest or position relating to the future price of the Company securities, such as a put, call or short sale.

Risk Assessment
The Compensation Committee, with the assistance of the independent compensation consultant, conducted a risk assessment of the Company’s compensation policies and practices for its employees, including those related to the executive compensation programs discussed above. The Compensation Committee, in conducting the assessment, analyzed associated risks and considered mitigating factors. Based upon its review of the assessment and of the material developments in the Company’s compensation policies and practices since the assessment, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.
Report of the Compensation and Management Development
Committee on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Company's definitive proxy statement prepared in connection with its 2015 Annual Meeting of Shareholders.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Dan T. Moore, III, Chairperson
James L. Jones
Baiju R. Shah
Michael J. Merriman

The above Report of the Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company's Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2014 or at any other time an officer or employee of the Company or any of its subsidiaries. Dan T. Moore, III, James L. Jones, Michael J. Merriman, Baiju R. Shah and Ellen O. Tauscher were the non-employee directors who served on the Compensation Committee during 2014. Baiju R. Shah was appointed to the Compensation Committee in February 2014 and Michael J. Merriman was appointed to the Compensation Committee in May 2014.

Summary Compensation Table
The following table presents the total compensation for the years indicated for (i) the following executives of the Company: the Interim President and Chief Executive Officer and Chief Financial Officer; the Executive Vice President & General Manager, North America and Global Product Development; the Senior Vice President, General Counsel and Secretary; and the Senior Vice President - Human Resources; and (ii) the following former executives of the Company who retired in 2014: the former executive Chairman of the Board, the former President and Chief Executive Officer, and the former Senior Vice President - Corporate Marketing and Chief Product Officer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compen-sation ($)(7)		Total ($)
Robert K. Gudbranson	2014	562,018	—	845,491	—	—	5	24,493	(8)	1,432,007
Interim President and Chief Executive Officer and Chief Financial Officer	2013	420,240	—	84,042	180,094	—	5	24,331	(8)	708,712
	2012	412,000	—	77,546	164,611	140,000	20	29,051	(8)	823,228

John M. Remmers	2014	405,208	—	492,825	—	—	10,759	30,606	(9)	908,792
Executive Vice President & General Manager, North America and Global Product Development

Anthony C. LaPlaca	2014	370,422	—	246,615	—	—	28,281	25,414	(10)	645,318
Senior Vice President, General Counsel and Secretary

Patricia A. Stumpp	2014	287,553	—	198,495	—	—	318	21,883	(11)	486,366
Senior Vice President - Human Resources

A. Malachi Mixon, III	2014	753,238	—	—	—	—	59,688	43,461	(12)	856,387
Former Chairman of the Board	2013	750,000	—	234,738	300,156	—	178,738	70,448	(12)	1,534,080
	2012	766,667	—	216,594	274,352	—	84,745	88,238	(12)	1,430,596

Gerald B. Blouch	2014	593,760	—	—	—	—	88,523	222,096	(13)	904,379
Former President and Chief Executive Officer	2013	875,500	—	382,536	750,391	—	109,566	61,506	(13)	2,179,499
	2012	871,250	—	352,968	685,879	—	155,619	76,631	(13)	2,142,347

Louis F.J. Slangen	2014	66,333	—	—	—	—	50,363	586,159	(14)	702,855
Former Senior Vice President - Corporate Marketing and Chief Product Officer	2013	398,000	—	43,470	111,658	—	277,422	39,398	(14)	869,948
	2012	398,000	11,900	40,110	102,059	37,313	207,440	33,945	(14)	830,767

____________________

(1)
Of the amounts disclosed in this column, the following Named Executive Officers deferred the following portions of such amounts into the DC Plus Plan during 2014: (i) Mr. LaPlaca: $11,113; (ii) Mr. Mixon: $22,500; (iii) Mr. Blouch: $10,214; and (iv) Mr. Slangen: $1,990; during 2013: (i) Mr. Mixon: $22,500; (ii) Mr. Blouch: $17,510; and (iii) Mr. Slangen: $11,940; during 2012: (i) Mr. Mixon: $23,000; (ii) Mr. Blouch: $26,265; and (iii) Mr. Slangen: $12,297.

(2)	The amount disclosed in this column for Mr. Slangen represents a merit cash award for 2012 paid in lieu of a merit salary increase.

(3)
The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all restricted stock awarded to each officer during the fiscal year and for all performance-based share awards as the Company estimated, as of the grant date, that achievement of the performance targets would be 100% of target. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows.

For a description of the assumptions made in computing the values reported in this column, see Equity Compensation in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(4)
The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all stock options awarded to each officer during the fiscal year. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see Equity Compensation in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(5)
The amounts for 2014 in this column represent compensation payable under the Executive Incentive Bonus Plan. Of the amounts disclosed in this column, the following Named Executive Officers deferred the following portions of such amounts into the DC Plus Plan during 2013: Mr. Slangen: $1,119; and during 2012: (i) Mr. Mixon: $23,302; (ii) Mr. Blouch: $23,302; and (iii) Mr. Slangen: $8,184. No amounts were so deferred in 2014 by any Named Executive Officer. For a description of the 2014 bonus opportunities established by the Compensation Committee under the Executive Incentive Bonus Plan, see footnote (3) to the Grants of Plan-Based Awards For Fiscal Year 2014 Table that follows.

(6)
The amounts reported in this column represent the amounts accrued as expense by the Company in 2014, 2013 and 2012 in accordance with the requirements of ASC 715, Compensation - Retirement Benefits, as they relate to the change in present value of the accumulated benefit obligation to the named executives under the SERP. No above market or preferential earnings on nonqualified deferred compensation were earned by any officer in 2014, 2013 or 2012. For a further description of the terms of the SERP, see Supplemental Executive Retirement Plan following the Pension Benefits for Fiscal Year 2014 Table. For a description of the actions taken by the Company relating to its contributions to the SERP, see Compensation Discussion and Analysis.

(7)
Compensation reported in this column includes (i) the value of dividends earned on outstanding restricted stock awards; (ii) the value of Company contributions made in each fiscal year on behalf of the officer to the Invacare Retirement Savings Plan and the DC Plus Plan; (iii) the value of premiums paid by the Company under the Company's Executive Disability Income Plan before the plan was discontinued in August 2012 (or, in the case of Mr. Mixon, the value of the self-insured coverage provided by the Company to Mr. Mixon under the plan); (iv) in the case of Messrs. Mixon, Blouch and Slangen, amounts paid to such former executives under their respective Retirement Agreements with the Company; and (v) the incremental cost to the Company of perquisites provided by the Company, which include: an annual physical exam and health screening, and the availability of corporate sporting event tickets for personal use. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer. The value of personal use of corporate suites or tickets is the price shown on the ticket for the event and does not include annual fees or charges attributable to suite rental or ticket availability.

(8)
Other compensation for Mr. Gudbranson includes (i) in 2014, $7,800 contributed by the Company to the Invacare Retirement Savings Plan and $2,213 contributed by the Company to the DC Plus Plan; (ii) in 2013, $7,650 contributed by the Company to the Invacare Retirement Savings Plan and $3,032 contributed by the Company to the DC Plus Plan; and (iii) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $4,332 contributed by the Company to the DC Plus Plan.

(9)	Other compensation for Mr. Remmers includes, in 2014, $4,908 contributed by the Company to the Invacare Retirement Savings Plan and $1,358 contributed by the Company to the DC Plus Plan.

(10)	Other compensation for Mr. LaPlaca includes, in 2014, $7,800 contributed by the Company to the Invacare Retirement Savings Plan and $3,395 contributed by the Company to the DC Plus Plan.

(11)	Other compensation for Ms. Stumpp includes, in 2014, $7,433 contributed by the Company to the Invacare Retirement Savings Plan and $425 contributed by the Company to the DC Plus Plan.

(12)
Other compensation for Mr. Mixon includes (i) in 2014, $7,800 contributed by the Company to the Invacare Retirement Savings Plan and $14,575 contributed by the Company to the DC Plus Plan; (ii) in 2013, $7,650 contributed by the Company to the Invacare Retirement Savings Plan and $30,117

contributed by the Company to the DC Plus Plan; and (iii) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $51,110 contributed by the Company to the DC Plus Plan.

(13)
Other compensation for Mr. Blouch includes (i) in 2014, $7,605 contributed by the Company to the Invacare Retirement Savings Plan, $3,988 contributed by the Company to the DC Plus Plan and $198,163 paid by the Company under Mr. Blouch's Retirement Agreement; (ii) in 2013, $7,545 contributed by the Company to the Invacare Retirement Savings Plan and $33,324 contributed by the Company to the DC Plus Plan; and (iii) in 2012, $7,500 contributed by the Company to the Invacare Retirement Savings Plan and $43,837 contributed by the Company to the DC Plus Plan.

(14)
Other compensation for Mr. Slangen includes (i) in 2014, $2,189 contributed by the Company to the Invacare Retirement Savings Plan, $4,350 contributed by the Company to the DC Plus Plan and $576,980 paid by the Company under Mr. Slangen's Retirement Agreement; (ii) in 2013, $7,650 contributed by the Company to the Invacare Retirement Savings Plan and $10,178 contributed by the Company to the DC Plus Plan; and (iii) in 2012, $2,500 contributed by the Company to the Invacare Retirement Savings Plan and $15,114 contributed by the Company to the DC Plus Plan.

Grants of Plan-Based Awards For Fiscal Year 2014
The following table shows, for the Named Executive Officers, plan-based awards to those officers during 2014, including restricted stock and performance share awards, as well as other incentive plan awards under the Executive Incentive Bonus Plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
			Thres- hold ($)	Target ($)	Maxi-mum ($)	Thres- hold (#)	Target (#)	Maxi-mum (#)
Robert K. Gudbranson	3/7/2014	(1)							8,900			20.05
	3/7/2014	(2)				208	20,800	31,200				20.05
	3/7/2014	(3)	11,999	479,963	719,945
	8/1/2014	(4)							17,042			14.67

John M. Remmers	3/7/2014	(1)							6,300			20.05
	3/7/2014	(2)				150	15,000	22,500				20.05
	3/7/2014	(3)	7,598	303,906	455,859
	11/15/2014	(5)							4,000			16.44

Anthony C. LaPlaca	3/7/2014	(1)							3,700			20.05
	3/7/2014	(2)				86	8,600	12,900				20.05
	3/7/2014	(3)	6,945	277,816	416,724

Patricia A. Stumpp	3/7/2014	(1)							3,000			20.05
	3/7/2014	(2)				69	6,900	10,350				20.05
	3/7/2014	(3)	4,493	179,721	269,581

A. Malachi Mixon, III	3/7/2014	(3)	16,006	640,252	960,378

Gerald B. Blouch	3/7/2014	(2)				208	20,800	31,200
	3/7/2014	(3)	14,844	593,760	890,640

Louis F. J. Slangen	3/7/2014	(3)	1,244	49,750	74,625

____________________

(1)
Time-Based Restricted Shares granted pursuant to the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Plan”). These shares vest in full on May 15, 2017 after a three-year "cliff" vesting period.

(2)
Performance-Based Restricted Shares granted under the 2013 Plan. These shares vest on December 31, 2016 based on and subject to achieving performance targets. See the Long-Term Equity Compensation Awards discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

(3)
On March 7, 2014, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2014 to certain key employees, including all of the officers included in the above table. See the Annual Cash Bonus discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

(4)	Time-Based Restricted Shares granted pursuant to the 2013 Plan. These shares vest 50% on November 15, 2015 and 25% on November 15, 2016 and November 15, 2017, respectively.

(5)	Time-Based Restricted Shares granted pursuant to the 2013 Plan. These shares vest in full on November 15, 2017 after a three-year "cliff" vesting period.
Restricted Stock and Performance Share Awards
Each restricted stock and performance share award set forth in the above table was awarded under the 2013 Plan. Under the 2013 Plan and the performance share and restricted stock award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.
Vesting. Shares of restricted stock granted in 2014 generally vest on the third anniversary of the grant date. Shares of restricted stock granted prior to 2014 generally vest in 25% increments over a four year period. If the recipient’s employment terminates for any reason other than the recipient’s death, then he or she will forfeit the unvested restricted shares. If the recipient dies during the vesting period, then his or her estate (or designated beneficiary) will become vested in a prorated amount of restricted shares.
Performance shares generally vest after a three-year performance period, based on the level of achievement of predetermined performance goals. If a threshold level of performance is attained, then 1 percent of the target number of performance shares will vest. If the target level of performance is attained, then 100 percent of the target number of performance shares will vest. If performance exceeds the target level, then up to 150 percent of the target number of performance shares may vest. Performance goals for performance shares granted in 2014 are based on return on invested capital and pre-tax adjusted earnings per share. Recipients may be entitled to a prorated number of shares, based on actual performance, if their employment terminates during the performance period due to death, disability or retirement.
Dividends and Dividend Equivalents. Recipients are not entitled to receive any dividends that are paid with respect to the Company’s common shares prior to the vesting of their restricted stock or performance shares. Following the vesting of the restricted stock or performance shares, the recipient will become entitled to any dividends that are paid with respect to the vested portion of the shares underlying their restricted stock or performance shares after the applicable vesting date.
Adjustments. In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or a similar transaction, the Compensation Committee will adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2013 Plan and the number and class of shares applicable to outstanding awards.
Termination of Awards. The Compensation Committee may cancel any awards if, without the Company's prior written consent, the participant (1) renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information relating to the Company.
Amendment of Awards. The Compensation Committee may, generally, amend the terms of any award under the 2013 Plan, including to waive, in whole or in part, any restrictions or conditions applicable to, or to accelerate the vesting of, any award. This authority is subject to certain restrictions. In particular, the

Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a lower exercise price, unless in accordance with an adjustment in the context of certain corporate transactions described above.
In the event of a change of control of the Company (as defined under the 2013 Plan), the restricted shares and performance shares will continue under their original vesting or performance schedule if the awards are assumed or replaced by the new entity. If, however, the awards are not assumed by the new entity, then, upon the change of control, the restricted stock will fully vest and the performance shares will vest as if a target level of performance was achieved. If the recipient’s employment is terminated without cause or by the recipient for good reason (as both terms are defined in the 2013 Plan) following a change of control, then he or she will fully vest in the restricted shares and vest in the target number of performance shares.
If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the 2013 Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require forfeiture of any equity compensation awarded to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount awarded was calculated, or the vesting of the award was, based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount or vesting of the equity compensation award that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant's employment, authorize legal action, or take such other action to enforce the participant's obligations to the Company as the Board may deem appropriate in view of all the facts surrounding the particular case.
Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan was unanimously approved and adopted by the Compensation Committee as of March 2, 2005, was approved and adopted by the shareholders of the Company on May 25, 2005, and was reapproved by the shareholders of the Company on May 20, 2010. The Company is seeking reapproval of the plan by shareholders at the 2015 Annual Meeting. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2014. Please also see the discussion under Proposal 3 in this Proxy Statement for a description of the material terms of the Executive Incentive Bonus Plan.

Outstanding Equity Awards at December 31, 2014
The following table shows, for the Named Executive Officers, outstanding equity awards held by such officers at December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert K. Gudbranson	27,500				22.38	4/1/2018
	22,300				25.79	8/20/2018
	30,500				20.48	8/19/2019
	22,000				25.24	8/18/2020
	16,500	5,500	(1)		24.45	9/2/2021
							1,450	(2)	24,302
	15,000	15,000	(3)		13.37	8/14/2022
							2,900	(4)	48,604
	7,500	22,500	(5)		14.49	3/18/2023
							4,350	(6)	72,906
							8,900	(7)	149,164
							17,042	(8)	285,624
										20,800	(9)	3,486

John M. Remmers	12,000				25.07	9/21/2020
							250	(2)	4,190
	7,500	2,500	(1)		24.45	9/2/2021
							1,500	(4)	25,140
	9,300	9,300	(3)		13.37	8/14/2022
							3,375	(6)	56,565
	6,875	20,625	(5)		14.49	3/18/2023
							6,300	(7)	105,588
							4,000	(10)	67,040
										15,000	(9)	2,514

Anthony C. LaPlaca	20,000				16.55	10/28/2018
	16,500				20.48	8/19/2019
	12,000				25.24	8/18/2020
							750	(2)	12,570
	8,400	2,800	(1)		24.45	9/2/2021
							1,500	(4)	25,140
	6,750	6,750	(3)		13.37	8/14/2022
							2,250	(6)	37,710
	3,375	10,125	(5)		14.49	3/18/2023
							3,700	(7)	62,012
										8,600	(9)	1,441

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patricia A. Stumpp	2,600				41.87	9/8/2015
	3,100				22.66	8/23/2016
	3,200				23.71	8/22/2017
	4,700				25.79	8/20/2018
	6,000				20.48	8/19/2019
	10,000				21.27	9/2/2019
	12,000				25.24	8/18/2020
							750	(2)	12,570
	8,400	2,800	(1)		24.45	9/2/2021
							1,500	(4)	25,140
	10,300	10,300	(3)		13.37	8/14/2022
							2,250	(6)	37,710
	5,150	15,450	(5)		14.49	3/18/2023
							3,000	(7)	50,280
										6,900	(9)	1,156

A. Malachi Mixon, III (11)	120,800				41.87	9/8/2015
	88,100				22.66	8/23/2016
	88,100				23.71	8/22/2017
	108,500				25.79	8/20/2018
	146,500				20.48	8/19/2019
	99,000				25.24	8/18/2020
							4,050	(2)	67,878
	45,975				24.45	9/2/2021
							8,100	(4)	135,756
	25,000				13.37	8/14/2022
							12,150	(6)	203,634
	12,500				14.49	3/18/2023

Gerald B. Blouch (12)	45,400				41.87	9/8/2015
	35,500				22.66	8/23/2016
	35,500				23.71	8/22/2017
	38,000				25.79	8/20/2018
	55,500				20.48	8/19/2019
	50,000				25.24	8/18/2020
	74,775	24,925	(1)		24.45	9/2/2021
	56,250	50,000	(3)		13.37	8/14/2022
	31,250				14.49	3/18/2023
										4,044	(9)	678

Louis F. J. Slangen (13)	22,400				41.87	9/8/2015
	9,000				22.66	8/23/2016
	9,000				23.71	8/22/2017
	12,100				25.79	8/20/2018
	16,500				20.48	8/19/2019
	9,000				25.24	8/18/2020
	5,600				24.45	9/2/2021
	4,650				13.37	8/14/2022

________________

(1)	These stock options become exercisable in 25% increments over four years commencing September 30, 2012.

(2)	These restricted shares vest in 25% increments over four years commencing November 15, 2012.

(3)	These stock options become exercisable in 25% increments over four years commencing September 30, 2013.

(4)	These restricted shares vest in 25% increments over four years commencing November 15, 2013.

(5)	These stock options become exercisable in 25% increments over four years commencing March 31, 2014.

(6)	These restricted shares vest in 25% increments over four years commencing May 15, 2014.

(7)	These restricted shares vest in full on May 15, 2017 after a three-year "cliff" vesting period.

(8)	These restricted shares vest 50% on November 15, 2015 and 25% on November 15, 2016 and November 15, 2017, respectively.

(9)
These performance share awards have a 3 year performance period with payout based on achievement of certain performance goals. The number of shares earned will be determined at the end of the performance period, December 31, 2016. The number of shares disclosed is based on achievement of 100% of target; however, in accordance with Item 402(f)(2) of Regulation S-K, the market value as of December 31, 2014 is based on the achievement of threshold performance which would result in the payout of 1% of the target number of shares.

(10)	These restricted shares vest in full on November 15, 2017 after a three-year "cliff" vesting period.

(11)
Mr. Mixon retired as Executive Chairman effective as of December 21, 2014, at which time any unvested portion of outstanding stock options were forfeited while unvested restricted shares continued to vest.

(12)
Mr. Blouch retired as President and Chief Executive Officer effective as of July 31, 2014, at which time a portion of the unvested outstanding stock options and unvested restricted shares continued to vest. Mr. Blouch vested in, and received a pro rata amount of shares under, his performance share award based on service through his retirement date.

(13)
Mr. Slangen retired as Executive Vice President of Marketing and Chief Product Officer as of February 26, 2014, at which time any unvested portion of outstanding stock options and unvested restricted shares were forfeited.

Option Exercises and Stock Vested During Fiscal Year 2014
The following table shows, for the Named Executive Officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert K. Gudbranson	—	—	1,450	24,230
			1,525	25,071
			1,450	23,838
			1,450	23,838

John M. Remmers	—	—	1,125	18,799
			250	4,110
			250	4,110
			750	12,330

Anthony C. LaPlaca	—	—	750	12,533
			825	13,563
			750	12,330
			750	12,330

Patricia A. Stumpp	—	—	750	12,533
			825	13,563
			750	12,330
			750	12,330

A. Malachi Mixon, III	—	—	6,800	111,792
			4,050	66,582
			4,050	66,582

Gerald B. Blouch	—	—	6,600	110,286
			16,100	264,684

Louis F. J. Slangen	—	—	—	—

Pension Benefits for Fiscal Year 2014
The following table presents certain information for each of the Named Executive Officers with respect to the SERP at December 31, 2014.

Name	Plan Name (1)	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (2)		Payments During Last Fiscal Year ($) (3)
Robert K. Gudbranson	SERP	11	(4)	736,065		—
Anthony C. LaPlaca	SERP	6		448,961		—
Patricia A. Stumpp	SERP	5		152,406		—
A. Malachi Mixon, III	SERP	34		11,173,014	(5)	—
Gerald B. Blouch	SERP	23		5,710,871		—
Louis F. J. Slangen	SERP	27		2,569,402		—

___________________

(1)
The SERP is the Company's Supplemental Executive Retirement Plan, as amended and restated into a cash balance plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the “SERP”).

(2)
This column presents the actuarial present value of each officer's accumulated benefit under the SERP, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, Named Executive Officers are assumed to have worked until their normal retirement age as defined in the SERP, which is the attainment of age 65.

(3)
Payments during the last fiscal year are equal to taxable distributions made from the executive's account balance under the plan to cover his or her FICA tax obligations due on the vested accrued benefit obligations as of December 31, 2014, and the related income tax on such distributions.

(4)	In consideration of his rejoining the Company in 2008, Mr. Gudbranson was credited with five years of service under the SERP.

(5)
In recognition of Mr. Mixon's successful completion of management succession planning and his past contributions to the Company, in 2000, the Compensation Committee waived the “Company contribution offset” to his SERP balance.

Supplemental Executive Retirement Plan
In 1995, the Company established the Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Code, the Supplemental Executive Retirement Plan has been amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.”
Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant's annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. As amended, the SERP provides a benefit stated as a hypothetical account balance. Current participants, who were participants in the SERP prior to amendment, receive annual credits in the amount and for a maximum number of years as specified in their participation agreements. For such participants, the annual credits, together with annual interest credits, were structured with the intent to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment. Future participants would receive annual credits that are a specified percentage (ranging from 8% to 35%, based on age at date of entry) of their annual base salary and target bonus for each year of employment, plus annual interest credits. The annual credits for such participants would not be made for any year in which the participant's account balance at June 30 is equal to or greater than 3.65 times that year's base salary and target bonus. Effective July 1, 2011, the Compensation Committee suspended the contributions by the Company to the SERP (see Compensation Discussion and Analysis).
Normal retirement age is age 65 or attainment of age 62 with 15 years of service with the Company. Annual interest credits at the established interest crediting rate would continue as long as the participant retains an account under the SERP. The interest crediting rate was initially set at 6% per year, compounded annually, and may be changed from time to time by the Compensation Committee. Effective July 1, 2011, the Compensation Committee reduced the interest crediting rate to 0% (see Compensation Discussion and Analysis). A participant will vest in his or her benefit in 20% increments over 5 years; however, payment of a participant's benefit generally will be made no earlier than normal retirement age, even if a participant terminates employment with a vested benefit prior to reaching normal retirement age. Also, retirement benefits generally are delayed until at least the later of the seventh month or the January after termination of employment. Upon entry into the SERP, a participant can make an election to receive his or her benefit, when it is ultimately paid, either in the form of a lump sum payment or in annual installments over a period not to exceed 25 years.
Notwithstanding the foregoing, if a participant's employment is terminated within two years following a “change of control” (as such term is defined in the SERP), the participant's account will become fully vested. In addition, his or her account will be credited with such additional amount as is necessary to bring the balance of the account to an amount equal to 3.65 times the greater of base salary plus target bonus for the year of termination or the preceding year, discounted from normal retirement age to the date of termination of employment (if earlier) at the interest crediting rate compounded annually. Payment of the benefit to such participant shall be made six months after termination of employment. Furthermore, if a participant dies prior to distribution of his or her benefits, a lump sum payment of the greater of his account balance or his base salary and target bonus at the time of death will be paid to his beneficiary within 30 days after death. If a participant's employment is terminated by reason of “disability” (as defined in the SERP), the participant will be entitled to an enhanced retirement benefit of not less than 3.65 times base salary plus target bonus, prorated for less than 15 years of service.
The SERP is a nonqualified plan and, thus, the benefits accrued under this plan would be subject to the claims of the Company's general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company's general funds and partially funded through Company-owned life insurance policies and/or (2) directly from the Company's general funds.
Nonqualified Deferred Compensation for Fiscal Year 2014
The following table presents information for each of the Named Executive Officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan at December 31, 2014.

Name	Executive Contributions in 2014 ($)(1)	Company Contributions in 2014 ($)(2)	Aggregate Earnings in 2014 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2014 ($)(4)
Robert K. Gudbranson	—	2,213	5	—	54,751
John M. Remmers	—	1,358	10,759	—	231,661
Anthony C. LaPlaca	11,113	3,395	28,281	—	518,921
Patricia A. Stumpp	—	425	2,251	—	40,653
A. Malachi Mixon, III	22,500	14,575	59,688	—	1,860,295
Gerald B. Blouch	10,214	3,988	88,523	71,627	1,822,693
Louis F. J. Slangen	1,990	4,350	50,363	2,473,827	—

____________________

(1)
The amounts reported in this column represent the portion of the officer's salary and/or bonus, as reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, that was deferred into the plan.

(2)
The amounts reported in this column have been included with respect to each officer in the “All Other Compensation” column of the Summary Compensation Table above, as described in footnotes (7), (8), (9), (10), (11), (12), (13) and (14) to that table.

(3)
No portion of the amounts reported in this column that represent accrued interest has been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan. Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.

(4)	Other than Company contributions (and the earnings thereon) made by the Company on behalf of each Named Executive Officer, the account balances shown in this column are solely attributable to deferrals by the Named Executive Officers of previously earned compensation and the earnings on these amounts.
DC Plus Plan
The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company's qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan is the successor to a prior non-qualified plan, the 401(k) Plus Plan. In 2004, the Company froze what was originally established as the 401(k) Plus Plan and prohibited further deferrals and contributions to that plan for compensation earned after December 31, 2004. It then adopted the DC Plus Plan, effective January 1, 2005, in order to address the requirements of Section 409A of the Code. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under and subject to the existing plan provisions. These plans are referred to in this proxy statement collectively as the “DC Plus Plan.”
The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary into the plan. The Company has the discretion to provide matching contribution credits on amounts deferred, in accordance with the matching contribution percentage formula provided under the Retirement Savings Plan. The Company also has the discretion to provide for quarterly contribution credits on amounts of compensation in excess of the qualified plan compensation limit, in accordance with the quarterly contribution formula under the Retirement Savings Plan. For 2014, if the participant deferred at least 3% of compensation to the DC Plus Plan, the match was 2% of compensation deferred under the DC Plus Plan. During 2012, quarterly contributions were 1% of compensation in excess of the qualified plan compensation limit, without regard to the amount of deferrals made under the DC Plus Plan (see Compensation Discussion and Analysis). Effective January 1, 2011, the DC Plus Plan was amended to permit the Company to enter into agreements with individual executives to provide for special discretionary contributions to be made on behalf of the executive in the amount specified in any such agreement, which contributions would be made in lieu of the executive's participation in the SERP. None of the Named Executive Officers has received such an agreement or such a discretionary contribution.
Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan in 2014 were based on the following funds, which had the following annual returns in 2014: Fidelity VIP Money Market SVC, 0.01%; PIMCO VIT Total Return Admin, 4.43%; PIMCO VIT Real Return Admin, 3.87%; T Rowe Price Equity Income I, 7.38%; Fidelity VIP Index 500 Initial, 13.57%; T. Rowe Price Blue Chip Growth, 9.17%; Invesco V.I. American Value I, 9.75%; Morgan Stanley UIF Mid Cap Growth I, 1.97%; Deutsche Small Cap Index VIP A, 4.74%; Vanguard VIF Small Company Growth, 3.38%; American Funds IS International 2, -2.65%; MFS VIT II International Value Initial, 1.34%; and Invacare common shares, -27.57%. This array of funds is comparable to the array of funds offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participants' contributions are always 100% vested and employer contributions vest according to a five year graduated scale.
Distributions under the DC Plus Plan may be made only upon termination of the participant's employment, death, or hardship, or at the time specified by the participant at the time of deferral in accordance with the terms of the plan. In contrast, amounts held under the original 401(k) Plus Plan may still be distributed at any time at the election of the participant, subject to the forfeiture by the participant of 5% of the amount distributed. All distributions under the DC Plus Plan are in the form of cash. Distributions due to termination of employment are made within 90 days after termination of employment (or the seventh month after termination of employment in the case of key employees (as that term is defined in the Code)). Distributions are paid in the form of a lump sum, except that a participant may elect to have payment made in annual installments over a period of up to 15 years if termination occurs after retirement age (age 55 with 10 years of service) and the account is over a minimum amount. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.
Other Potential Post-Employment Compensation
Severance and Change of Control Benefits
Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to certain of the Named Executive Officers. Certain severance and change of control benefit arrangements were in place for Messrs. Mixon, Blouch and Slangen during 2014, but were subsequently superseded by the respective Retirement Agreements entered into between such individuals and the Company in 2014 (see "Certain Relationships and Related Transactions" in this proxy statement).
Severance Arrangements
On July 23, 2014, the Company entered into an employment agreement with Mr. Gudbranson (the "Gudbranson Employment Agreement") that provides Mr. Gudbranson with the following severance protection terms (and replaced the severance protection rights under his original offer letter agreement with the Company):

•
if Mr. Gudbranson is terminated without cause or resigns for good reason (each as defined in the Gudbranson Employment Agreement) during the period commencing on August 1, 2014 and ending 12 months after the date on which a new President and Chief Executive Officer of the Company commences employment with the Company on a non-interim basis (the “Protected Period”), he would receive (i) 18 months of salary continuation at the rate of $430,700 annually, and (ii) acceleration of vesting of the restricted stock award he received in connection with the execution of the Gudbranson Employment Agreement; and

•
if Mr. Gudbranson is terminated without cause (as defined in the Gudbranson Employment Agreement) after the Protected Period, he would receive 18 months of salary continuation at the rate of $430,700 annually, plus a prorated amount of any bonus, if any, that is ultimately earned with respect to the year of termination.

If Mr. Gudbranson was terminated without cause or resigned for good reason on December 31, 2014, he would be entitled to receive a total of $646,050 in respect of his salary continuation and $285,624 of potential value as a result of the acceleration of vesting of his restricted stock award, based on the closing price of the Company’s common shares of $16.76 on December 31, 2014.
Effective as of November 20, 2014, the Company entered into an employment agreement with Mr. Remmers (the "Remmers Employment Agreement") that provides that if Mr. Remmers is terminated without cause or resigns for good reason (each as defined in the Remmers Employment Agreement), he would receive 9 months of salary continuation at the rate of his then current salary, and if Mr. Remmers has not commenced other employment, for an additional period of up to 6 months following such initial period, to be determined on a month-to-month basis based upon whether Mr. Remmers has commenced other employment. If Mr. Remmers was terminated without cause or resigned for good reason on December 31, 2014, he would be entitled to receive a total of $303,906 in respect of his salary continuation for nine months, and $202,604 in respect of his salary continuation for the 6 month period thereafter if Mr. Remmers had not commenced other employment.
The Company has entered into letter agreements with each of Mr. LaPlaca and Ms. Stumpp which provide that, upon a termination of employment by the Company other than for cause, each executive will be entitled to continuation of his or her then-applicable base salary for one year, to receive a pro rata portion of his or her target bonus for the year in which his or her employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as he or she obtains employment that provides such coverage.

In accordance with the terms described above, assuming that the employment of each of Mr. LaPlaca and Ms. Stumpp was terminated by the Company other than for cause as of December 31, 2014, and assuming that these individuals were not entitled to benefits under their change of control agreements, the amounts and/or values of the benefits they each would be entitled to receive are as follows: (1) Mr. LaPlaca would be entitled to $648,238 in respect of the continuation of his current base salary for one year and his target bonus for the year, and (2) Ms. Stumpp would be entitled to $467,274 in respect of the continuation of her current base salary for one year and her target bonus for the year.
The Company also has entered into technical information and non-competition agreements with each of Messrs. Gudbranson, Remmers and LaPlaca and Ms. Stumpp which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his or her employment and to assign to the Company any rights that he or she may have in any intellectual property developed in the course of his or her employment. The agreements also contain provisions which restrict each executive's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his or her employment.
Change of Control Agreements
The Company has entered into change of control agreements with its executive officers, including each of the Named Executive Officers. The change of control agreements entered into with the Named Executive Officers who retired in 2014 were superseded by their respective Retirement Agreements. The change of control agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover. Except for the payments described in the next paragraph, the Company's change of control agreements are so-called “double trigger” agreements in that they do not provide for benefits unless there is both a change of control of the Company and an executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within three years after the change of control, or, in the case of Mr. Remmers, within two years of the change of control.
Agreements with Messrs. Gudbranson and LaPlaca and Ms. Stumpp. Under the agreements with Messrs. Gudbranson and LaPlaca and Ms. Stumpp, in the event that there is a change of control of the Company (as defined in the agreement), then on the first anniversary of the change of control, each of them (a) who is still employed by the Company, (b) whose employment was involuntarily terminated after the change of control for any reason other than cause (as defined in the agreement), death or disability, or (c) who terminated employment for good reason (as defined in the agreement) is entitled to receive a payment equal to the sum of (x) the highest annual base salary paid by the Company to the executive since the effective date of the agreement; and (y) the higher of the executive's target bonus in the year in which the change of control occurs or the target bonus in the preceding year (such sum being hereinafter referred to as “Base Compensation”). Assuming a change of control of the Company as of December 31, 2014, if each of the Named Executive Officers was entitled to the payment equal to his or her Base Compensation described in this paragraph, the executive would be entitled to receive the following: (1) Mr. Gudbranson: $1,041,981; (2) Mr. LaPlaca: $648,238; and (3) Ms. Stumpp: $467,274.
In addition, if the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three year period following a change of control under the conditions set forth in the agreements, the executive will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:

•	a lump sum amount equal to two times the executive's Base Compensation;

•	a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan and the DC Plus Plan on behalf of the executive for any year in the three years prior to the change of control, as well as a lump sum payment equal to the unvested portion of the executive's account under the Invacare Retirement Savings Plan;

•
a lump sum amount equal to the sum of the contributions and interest that were scheduled under such executive's participation agreement under the SERP to be added to the executive's account under the SERP during the three year period immediately following the date of termination of employment if the executive had continued to be employed by the Company for three years after termination of employment;

•
continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment; and

•	a lump sum payment as necessary to “gross up,” on an after-tax basis, the executive's compensation for all excise taxes and any penalties and interest imposed by Sections 4999 and 409A of the Code.
The Company’s 2003 Performance Plan provides for accelerated vesting of all outstanding unvested stock options and restricted stock upon a change of control. The 401(k) Plus Plan and the DC Plus Plan each provide for immediate vesting of the executive’s rights under the plan upon a change of control. The 2013 Equity Compensation Plan provides for accelerated vesting of outstanding unvested stock options, restricted stock and performance-based shares if the executive’s employment is terminated without cause or by the executive for good reason within two years after a change of control, unless awards granted under the plan are not assumed by the acquiring company, in which case the vesting of all outstanding awards will be accelerated upon the change of control.
The change of control agreements also provide for these benefits (other than accelerated vesting of performance shares) if the executive is terminated without cause or resigns for good reason within three years after the change of control. Accordingly, the executive would receive the accelerated vesting of these benefits (other than accelerated vesting of performance shares) under the change of control agreements upon a qualifying termination of employment if they were not otherwise provided for under the plans at the time of the change of control, as a result of the Board determining not to accelerate vesting or due to an amendment in the terms of the plans. The change of control agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the change of control agreements generally provide that the agreements will automatically terminate upon a termination of employment prior to a change of control. However, if an executive is involuntarily terminated or terminates employment for good reason (as defined in the agreement) within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, the executive will be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change of control.
Agreement with Mr. Remmers. If there is a change of control of the Company and Mr. Remmers is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the two year period following a change of control under the conditions set forth in the agreement, Mr. Remmers will receive the following:

•
a lump sum amount equal to two times the sum of his (a) his highest annual base salary paid by the Company since the effective date of the agreement; and (y) the average of the annual bonuses earned by him with respect to the three fiscal years preceding the change of control;

•	a lump sum amount equal to 24 times the current monthly COBRA premium rate in effect as of the termination date;

•	immediate vesting of his rights under the DC Plus Plan;

•	accelerated vesting of all outstanding unvested stock options and restricted stock; and

•	accelerated vesting of all outstanding performance-based share awards, as if all applicable performance goals had been achieved at their target levels as of the termination date.
The agreement further provides for accelerated vesting of stock options, restricted stock and performance-based share awards upon a change of control, if the awards are not assumed by the acquiring company in the change of control. The Company’s 2013 Equity Compensation Plan provides for the accelerated vesting of these awards; however, under the change of control agreement, Mr. Remmers would receive the accelerated vesting to the extent it is not otherwise provided for under the plan at the time of the change of control. The agreement further provides that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the agreement generally provides that it will automatically terminate upon a termination of employment prior to a change of control. However, if Mr. Remmers is involuntarily terminated or terminates employment for good reason within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, he would be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change of control.
The following table reflects the approximate amounts that would be payable to each Named Executive Officer, other than those who retired in 2014, under the individual change of control agreements assuming that the change of control occurred at December 31, 2014 and that such executive's employment was terminated in a manner triggering payment of the above benefits, including a gross-up for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

Name	Lump Sum Severance Amount ($) (1)	Continuing Benefit Plan Coverage ($) (2)	Early Vesting of Stock Options($) (3)	Early Vesting of Restricted Stock and Performance Vesting Shares ($) (3)	DBO Plan Coverage($) (4)	Estimated Tax Gross Up($) (5)	Total ($)
Robert K. Gudbranson	3,628,327	50,817	59,295	574,093	1,041,981	2,215,973	7,570,486
Anthony C. LaPlaca	2,460,832	49,532	31,282	136,662	648,236	1,351,751	4,678,295
John M. Remmers	860,416	24,735	58,841	190,265	743,750	N/A	1,878,007
Patricia A. Stumpp	1,898,592	43,317	48,221	125,030	467,274	1,072,261	3,654,695

____________________

(1)
For Messrs. Gudbranson and LaPlaca and Ms. Stumpp, this amount is comprised of (i) a lump sum amount equal to the executive's retention payment (which is equal to the executive's Base Compensation) plus an additional amount which, together, equal three times the executive's Base Compensation (which is $3,125,944 for Mr. Gudbranson, $1,944,713 for Mr. LaPlaca and $1,509,653 for Ms. Stumpp); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of the executive for any year in the three years prior to the change of control to (A) the Invacare Retirement Savings Plan (which is $23,400 for Mr. Gudbranson, $7,800 for Mr. LaPlaca and $7,433 for Ms. Stumpp), and (B) the DC Plus Plan (which is $12,995 for Mr. Gudbranson, $3,395 for Mr. LaPlaca and $425 for Ms. Stumpp), and (iii) a lump sum amount equal to the sum of the contributions and credited interest which were scheduled under such executive's SERP participation agreement to be added to the executive's account under the SERP during the three year period following the change of control if the executive had continued in the employ of the Company through the third anniversary of the change of control (which is $465,988 for Mr. Gudbranson, $516,119 for Mr. LaPlaca and $384,589 for Ms. Stumpp). For Mr. Remmers, this amount is comprised of a lump sum amount equal to two times the sum of (a) his highest annual base salary paid by the Company since the effective date of the agreement, which is $405,208; and (y) the average of the annual bonuses earned by him with respect to the three fiscal years preceding the change of control, which is $25,000.

(2)	For Messrs. Gudbranson and LaPlaca and Ms. Stumpp, this amount represents the present value of continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination. For Mr. Remmers, this amount represents a lump sum amount equal to 24 times the current monthly COBRA premium rate in effect as of December 31, 2014, which is $24,375.

(3)	These awards would become vested and the amount shown represents the present value of the acceleration of vesting.

(4)
The amounts in this column are amounts that would be payable to beneficiaries of the Named Executive Officers under the Company's Death Benefit Only Plan if the executive subsequently died following a termination of his employment after a change of control on December 31, 2014. See Retirement and Other Post-Termination Benefits - Death Benefit Only Plan below.

(5)
The estimated tax gross-up is calculated assuming that a change of control of the Company and termination of the executive's employment occurred at December 31, 2014 and assuming that none of the payments made pursuant to the change of control agreements were made in consideration of past services.

Retirement and Other Post-Termination Benefits
The Company maintains other plans and arrangements with its Named Executive Officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.
Retirement Plans
The Company's Named Executive Officers are eligible to participate in the SERP (other than Mr. Remmers) and the DC Plus Plan. The SERP and the present value of the accumulated benefits of each Named Executive Officer under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. The DC Plus Plan and the aggregate account balance of each Named Executive Officer under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.
Death Benefit Only Plan
The Company maintains a Death Benefit Only Plan (“DBO Plan”) for its senior executives other than the former executive Chairman of the Board. By participating in the DBO Plan, an executive agrees to limit his or her coverage under the Company's other group life insurance plans to a maximum of $50,000. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company and prior to attaining age 65, his or her designated beneficiary shall receive a benefit equal to three times the executive's highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his or her death. If a participant dies while employed by the Company after attaining age 65, or dies after his or her employment with the Company is terminated following a change of control of the Company, a payment equal to his or her highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. With respect to each Named Executive Officer, if the executive had died on December 31, 2014, the following amounts would have been payable under the DBO Plan: (1) $4,500,000 to the beneficiaries of Mr. Gudbranson; (2) $1,944,708 to the beneficiaries of Mr. LaPlaca; (3) $2,231,250 to the beneficiaries of Mr. Remmers; and (4) $1,401,821 to the beneficiaries of Ms. Stumpp. Following their respective retirements from the Company, Messrs. Blouch and Slangen continued as participants in the DBO Plan with a death benefit equal to one times their respective salaries at retirement plus target bonus. If Mr. Blouch or Mr. Slangen had died on December 31, 2014, the following amounts would have been payable under the DBO Plan: (i) $1,751,000 to the beneficiaries of Mr. Blouch and (2) $696,500 to the beneficiaries of Mr. Slangen. Upon a change of control of the Company, the Company's obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.
Compensation of Directors
The Company's 2014 director compensation program provided that non-employee directors were paid a $60,000 annual cash retainer in 2014. The program further provided that the Company's Lead Director receive an additional annual fee of $20,000, that the Chair of the Audit Committee, the Chair of the Compensation and Management Development Committee and the Chair of the Regulatory and Compliance Committee each receive an additional annual Chair fee of $15,000, and that the Co-Chairs of the Nominating and Governance Committee each receive an additional annual Chair fee of $5,000. To the extent any director is required to attend in excess of 24 Board or committee meetings in a year, the director receives a $1,500 fee for each meeting in excess of 24 he or she attends. In March 2014, each non-employee director, who was not over 72 years of age as measured at the time of the Company's 2014 Annual Meeting, was granted a restricted stock award of 4,014 shares, vesting annually over a four-year term. Upon joining the Board of Directors in 2014, Mr. Merriman, as a newly-elected director, received a one-time grant of stock options to purchase a number of shares equal to $150,000 divided by the market price of the Company's common shares on the date of grant, vesting annually over a four-year term. In March 2015, the Compensation Committee modified the director compensation program to provide that a full annual restricted stock grant will be made to a new non-employee director who joins the Board between January and June and 50% of the annual restricted stock grant will be made to a new non-employee director who joins the Board between July and December of the year.
2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen-sation ($)(3)	Total ($)
Michael F. Delaney	60,000	(4)	80,481	—	(5)	—	—	—	140,481
C. Martin Harris, M.D.	96,084	(6)	80,481	—	(7)	—	—		176,565
James L. Jones	60,000	(8)	80,481	—	(9)	—	—	—	141,003
Dale C. LaPorte	86,500	(10)	80,481	—	(11)	—	—	85	167,066
Michael J. Merriman	45,000	(12)	—	55,938	(13)	—	—	85	101,023
Dan T. Moore, III	96,000	(14)	—	—	(15)	—	—	85	96,085
Charles S. Robb	67,084	(16)	—	—	(17)	—	—	—	67,084
Baiju R. Shah	87,750	(18)	80,481	—	(19)	—	—	—	168,231
Ellen O. Tauscher	97,000	(20)	80,481	—	(21)	—	—	—	177,481
William M. Weber	31,250	(22)	—	—		—	—	—	31,250

_________________

(1)
The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all restricted stock awarded to each director during 2014. This time-based restricted stock was granted pursuant to the Invacare Corporation 2013 Equity Incentive Plan (the “2013 Plan”), and vests in full on May 15, 2017 after a three-year "cliff" vesting period. For a description of the assumptions made in computing the values reported in this column, see “Equity Compensation” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)
The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all stock options awarded to each director during 2014. The 2014 awards were granted pursuant to the Invacare Corporation 2013 Equity Incentive

Plan (the “2013 Plan”) and vest in 25% increments over four years commencing March 31, 2015. For a description of the assumptions made in computing the values reported in this column, see “Equity Compensation” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(3)
Other compensation includes personal use of corporate suites or tickets to sporting events. See the discussion in footnote 7 to the Summary Compensation Table for a description of the Company's methodology for determining the incremental cost of this perquisite.

(4)	The fees to Mr. Delaney represent a $60,000 retainer.

(5)
As of the end of the fiscal year, Mr. Delaney held options to buy 18,569 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 2005 and August 20, 2008, at exercise prices between $23.71 and $47.01 per share, expired or will expire between March 2, 2015 and August 20, 2018, and became exercisable between December 21, 2005 and September 30, 2012. As of the end of the fiscal year, Mr. Delaney held 11,185 shares of unvested restricted stock, which had an aggregate market value of $187,460.60 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(6)
The fees to Dr. Harris include a $60,000 retainer, a $20,000 additional fee for his service as Lead Director, a $7,084 additional fee for his service as Chairman of the Governance Committee through June 1, 2014, and co-Chairman of the Nominating and Governance Committee after June 1, 2014, and, in accordance with Invacare's director compensation policy, $9,000 for Dr. Harris' attendance at four Board or committee meetings in excess of 24 meetings held in 2014.

(7)
As of the end of the fiscal year, Dr. Harris held options to buy 18,569 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 2005 and August 20, 2008 at exercise prices between $23.71 and $47.01 per share, expired or will expire between March 2, 2015 and August 20, 2018, and became exercisable between December 21, 2005 and September 30, 2012. As of the end of the fiscal year, Dr. Harris held 11,185 shares of unvested restricted stock, which had an aggregate market value of $187,460.60 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(8)	The fees to General Jones represent a $60,000 retainer.

(9)
As of the end of the fiscal year, General Jones held options to buy 7,294 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between December 1, 2010 and December 22, 2010, at exercise prices between $22.7025 to $27.82 per share, will expire between December 31, 2015 and December 1, 2020, and became or will become exercisable between September 30, 2011 and January 1, 2016. As of the end of the fiscal year, General Jones held 11,185 shares of unvested restricted stock, which had an aggregate market value of $187,460.60 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(10)
The fees to Mr. LaPorte include a $60,000 retainer, a $2,500 fee for his service as Chairman of the Investment Committee during 2014 prior to termination of the committee (such amount representing the prorated portion of his annual fee amount for the portion of the year served in such position), and, in accordance with Invacare's director compensation policy, $24,000 for Mr. LaPorte's attendance at 16 Board or committee meetings in excess of 24 meetings held in 2014.

(11)
As of the end of the fiscal year, Mr. LaPorte held options to buy 7,858 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted on February 12, 2009 at an exercise price of $19.09 per share, will expire on February 13, 2019, and became exercisable between March 31, 2010 and March 31, 2013. As of the end of the fiscal year, Mr. LaPorte held 11,185 shares of unvested restricted stock, which had an aggregate market value of $187,460.60 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(12)
Mr. Merriman was elected to the Board of Directors effective as of May 15, 2014 and was appointed Chairman of the Audit Committee effective as of August 12, 2014. $40,000 of the fees to Mr. Merriman represent a prorated portion of his annual retainer for service as a director during 2014, and $5,000 represent a prorated portion of his annual fee for service as Chairman of the Audit Committee.

(13)
As of the end of the fiscal year, Mr. Merriman held options to buy 8,977 common shares of the Company under the Invacare Corporation 2013 Equity Performance Plan. All options were granted on May 15, 2014 at an exercise price of $16.71 per share, will expire on May 15, 2024, and became or will become exercisable between March 31, 2015 and March 31, 2018.

(14)
The fees to Mr. Moore include a $60,000 retainer, a $15,000 fee for his service as Chairman of the Compensation and Management Development Committee, and, in accordance with Invacare's director compensation policy, $21,000 for Mr. Moore's attendance at 14 Board or committee meetings in excess of 24 meetings held in 2014.

(15)
As of the end of the fiscal year, Mr. Moore held options to buy 18,569 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 2005 and August 20, 2008, at exercise prices between $23.71 to $47.01 per share, expired or will expire between March 2, 2015 and August 20, 2018, and became exercisable between December 21, 2005 and September 30, 2012. As of the end of the fiscal year, Mr. Moore held 7,171 shares of unvested restricted stock, which had an aggregate market value of $120,185.96 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(16)
The fees to Senator Robb include a $60,000 retainer, as well as a $7,084 additional fee for his service as Chairman of the Nominating Committee through June 1, 2014, and co-Chairman of the Nominating and Governance Committee after June 1, 2014.

(17)
As of the end of the fiscal year, Mr. Robb held options to buy 13,161 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted between March 1, 2010 and December 22, 2010, at exercise prices between $22.7025 to $28.67 per share, will expire between December 31, 2015 and March 1, 2020, and became or will become exercisable between March 31, 2011 and January 1, 2015.  As of the end of the fiscal year, Senator Robb held 7,171 shares of unvested restricted stock, which had an aggregate market value of $120,185.96 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(18)
The fees to Mr. Shah represent a $60,000 retainer, a $3,750 fee for his service as the Chairman of the Audit Committee (such amount representing the prorated portion of his annual fee for the portion of the year served in such position), and, in accordance with Invacare's director compensation policy, $21,000 for Mr. Shah's attendance at 14 Board or committee meetings in excess of 24 meetings held in 2014.

(19)
As of the end of the fiscal year, Mr. Shah held options to buy 4,496 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted on May 19, 2011 at an exercise price of $33.36 per share, will expire on May 19, 2021, and became or will become exercisable between March 31, 2012 and March 31, 2015. As of the end of the fiscal year, Mr. Shah held 11,185 shares of unvested restricted stock, which had an aggregate market value of $187,460.60 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(20)
The fees to Ms. Tauscher represent a $60,000 retainer, a $10,000 fee for her service as the Chairperson of the Regulatory and Compliance Committee (such amount representing the prorated portion of her annual fee for the portion of the year served in such position) and, in accordance with Invacare's director compensation policy, $27,000 for Ms. Tauscher's attendance at 18 Board or committee meetings in excess of 24 meetings held in 2014. During 2014, Ms. Tauscher elected to defer up to $70,000 of her Director fees under the 2012 Invacare Corporation Non-Employee Directors Deferred Compensation Plan (the "Deferred Compensation Plan"). This amount was credited to equivalent phantom stock under the Deferred Compensation Plan. The number of Invacare phantom stock equivalents (which includes accrued dividends thereon) held by Ms. Tauscher under the Deferred Compensation Plan at December 31, 2014 was 4,334.31. The cash value of these stock equivalent units that are related to fiscal 2014 is included within the “Fees Earned or Paid in Cash” column and is not included in the amounts reflected in the Stock Awards column.

(21)
As of the end of the fiscal year, Ms. Tauscher held options to buy 8,542 common shares of the Company under the Invacare Corporation 2003 Performance Plan. All options were granted on February 9, 2012 at an exercise price of $17.56 per share, will expire on February 9, 2022, and became or will become exercisable between March 31, 2013 and March 31, 2016. As of the end of the fiscal year, Ms. Tauscher held 10,264 shares of unvested restricted stock, which had an aggregate market value of $172,024.64 at December 31, 2014, based on the $16.76 per share closing price of the Company's common shares on the NYSE on that date.

(22)
Mr. Weber retired from the Board of Directors effective as of May 15, 2014. The fees to Mr. Weber represent a $25,000 retainer, as well as a $6,250 fee for his service as the Chairman of the Audit Committee (such amounts representing the prorated portion of his annual retainer and fees for the portion of the year served in such positions).

Director Deferred Compensation Plan
All non-employee directors may participate in the Company’s Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation for a minimum of two years and a maximum of ten years, as specified at the time of the participant’s deferral election. Deferred fees may be credited to a “stock-unit” account that is deemed invested in the Company’s common shares or to an account that earns interest at a rate specified by the Compensation Committee. Stock-unit accounts are credited with dividend equivalent units based on the number of stock units credited to the account as of the applicable dividend record date.
The value in a director’s account balance is distributed to the director in a lump sum promptly following the end of the applicable deferral period. The value in a director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of the Company’s common shares at the end of the deferral period, and is paid to the director in an equivalent number of common shares of the Company issued under the 2013 Plan. Partial shares are rounded up or down to the nearest whole share. The value in a director’s interest-bearing account will be paid to the director in cash.
Ellen O. Tauscher participated in the plan during 2014, as described in footnote (20) to the "2014 Director Compensation" table above.

OTHER MATTERS
The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.
Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 2016 must do so no later than December 11, 2015. To be eligible for inclusion in the Company's 2016 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.
If a shareholder intends to present a proposal (including with respect to director nominations) at the Company's 2016 annual meeting without the inclusion of that proposal in the Company's 2016 proxy materials, the shareholder must give written notice of such proposal no later than March 15, 2016, which is 60 days prior to the first anniversary of the preceding year's annual meeting, and no earlier than February 14, 2016, which is 90 days prior to the first anniversary of the preceding year's annual meeting, in accordance with the Code of Regulations, as amended.
Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2014 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:
Shareholder Relations Department
Invacare Corporation
One Invacare Way, P.O. Box 4028
Elyria, Ohio 44036-2125
You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the annual meeting.
By Order of the Board of Directors,
ANTHONY C. LAPLACA
Secretary

Appendix A

INVACARE CORPORATION
EXECUTIVE INCENTIVE BONUS PLAN
(As Amended and Restated March 25, 2015)
ARTICLE I
THE PLAN AND ITS PURPOSE
1.1.    Adoption of Plan. This Invacare Corporation Executive Incentive Bonus Plan (hereinafter referred to as the "Plan") is hereby adopted by Invacare Corporation (hereinafter referred to as the "Company"), effective as of January 1, 2005, in order to set forth the terms and provisions of the annual incentive bonus program of the Company applicable to selected key employees of the Company (as hereinafter defined) on and after such date.
1.2.    Purpose. The purpose of the Plan is (a) to provide an incentive to selected key employees of the Company in order to encourage them with short-term financial awards to improve the Company's operating results, (b) to enable the Company to recruit and retain such key employees by making the Company's overall compensation program competitive with compensation programs of companies with which the Company competes for executive talent and (c) to satisfy the requirements of Section 162(m) of the Code (as hereinafter defined) so that the deductibility of awards hereunder will not be limited by such Section 162(m).
ARTICLE II
DEFINITIONS
Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:
2.1.    "Affiliate" means, except as otherwise provided in Section 2.3, any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Board in its discretion.
2.2.    "Board of Directors" means the Board of Directors of the Company as it may be constituted from time to time.
2.3.    "Change in Control" means the happening of any of the following events:
(i) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing the acquisition, in a transaction or series of transactions, by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), other than (1) A. Malachi Mixon and/or any affiliate of A. Malachi Mixon (within the meaning given to “affiliate” in Rule 12b-2 under the Exchange Act), (2) the Company or any of its subsidiaries, (3) any employee benefit plan or employee stock ownership plan or related trust of the Company or any of its subsidiaries, or (4) any person or entity organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or trust, of such number of shares of the Company as entitles that person to exercise 30% or more of the voting power of the Company in the election of Directors; or
(ii) During any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constitute the Directors of the Company cease for any reason to constitute at least a majority of the Directors of the Company unless the election of each new Director of the Company (over such period) was approved by or recommended by the vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of the period.
(iii) There is a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code), or control share acquisition (as defined in Section 1701.01(Z)(1), Ohio Revised Code, or in the Company’s Second Amended and Restated Articles of Incorporation, as the same may be hereafter amended) involving the Company and, as a result of which, the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation or other entity as entitles them to exercise less than fifty percent (50%) of the voting power of the surviving or acquiring corporation or other entity in the election of Directors; or
(iv) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, but only if the transferee of the assets in such transaction is not a subsidiary of the Company; or
(v) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of Invacare, but only if the transferee of the assets of the Company in such liquidation or dissolution is not a subsidiary of the Company.
2.4.    "Code" means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.
2.5.    "Committee" means the Compensation and Management Development Committee of the Board of Directors as it may be constituted from time to time (or any successor committee providing similar oversight to the Company’s compensation plans); provided that if at any time the Compensation and Management Development Committee is not composed solely of Outside Directors, "Committee" shall mean the committee consisting of at least three (3) Outside Directors appointed by the Board of Directors to administer the Plan.
2.6.    "Company" means Invacare Corporation, an Ohio corporation, or any successor organization.
2.7    "Director" means any member of the Board of Directors.
2.8.    "Disability" means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.
2.9.    "Eligible Employee" has the meaning ascribed to such term in Section 3.1 hereof.
2.10.    "Incentive Bonus" means the payment earned by a Participant under the Plan as determined in accordance with Article VI.
2.11.    "162(m) Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code, which, generally means an individual who as of the last day of the Taxable Year is:
(a)    the Chief Executive Officer of the Company, or
(b)    among the four highest compensated officers of the Company other than the Chief Executive Officer.
2.12.    The words "Outside Director" mean any member of the Board who meets the definition of "outside director" set forth in Section 162(m) of the Code and the definition of "non-employee director" set forth in Rule 16b-3 under the Exchange Act, or any successor definitions adopted by the Internal Revenue Service and Securities and Exchange Commission, respectively.
2.13.    "Participant" means an Eligible Employee selected by the Committee for participation in the Plan pursuant to Section 3.2 hereof.
2.14.    "Performance Goals" has the meaning ascribed to such term in Section 5.1 hereof.
2.15.    "Performance Goals Date" means the date on which the Committee establishes the Performance Goals for a calendar year which date may be no later than March 31 of such calendar year.

2.16.    "Plan" means the Invacare Corporation Executive Incentive Bonus Plan as adopted herein and as constituted from time to time hereafter.
2.17.    "Retirement" means a Participant's retirement from active employment with the Company or an Affiliate at or after his attainment of age sixty-five (65) or "normal retirement age" as defined in the Company's qualified retirement plan(s).
2.18.    "Taxable Year" means the tax year of the Company which currently is the calendar year.
ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1.    Eligibility. All officers of the Company (each an "Eligible Employee") are eligible to be selected to participate in the Plan.
3.2.    Participation. The following rules shall be applicable to participation in this Plan by an Eligible Employee:
(a)    Designation. Subject to Subsection (c) of this Section 3.2, the Committee shall, in its discretion, designate the Eligible Employees, if any, who will participate in the Plan for each calendar year. Each Eligible Employee approved for participation will be notified of his or her selection as soon after approval as is practicable.
(b)    Participation For Employees Hired After Commencement Of Calendar Year. Subject to Subsection (c) of this Section 3.2, an Eligible Employee whose employment with the Company commences after the first day of a calendar year and who remains actively employed through the end of the calendar year may, at the Committee's discretion, participate in the Plan for the calendar year on a pro rata basis or on such other basis as the Committee shall determine.
(c)    No Right To Participate. No Participant or Eligible Employee has or at any time will have any right hereunder to be selected for current or future participation in the Plan. Notwithstanding the foregoing or any other provision hereof, the Committee's right to select Participants shall he subject to the terms of any employment agreement between the Company and the Participant or Eligible Employee.
ARTICLE IV
PLAN ADMINISTRATION
4.1.    Responsibility. The Committee has total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.
4.2.    Authority of the Committee. The Committee has and will have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing, the Committee has the exclusive right to (a) interpret the Plan, (b) determine eligibility for participation in the Plan, (c) decide all questions concerning eligibility for and the amount of Incentive Bonus payable under the Plan, (d) determine Performance Goals under the Plan and, before payment of any Incentive Bonus hereunder, evaluate performance and certify whether Performance Goals and any other material terms were in fact satisfied, (e) construe any ambiguous provision of the Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the Plan, (j) make such rules as it deems necessary for carrying out the purpose of the Plan and to make changes in such rules as it from time to time deems proper, (k) promulgate such administrative forms as it from time to time deems necessary or appropriate for administration of the Plan, and (1) decide any and all questions arising in the administration, interpretation and application of the Plan.
4.3.    Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Incentive Bonus under the Plan. It is the intent of the Company in establishing the Plan that the decisions of the Committee and its action with respect to the Plan will be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.
4.4.    Section 162(m) of the Code. With regard to all 162(m) Employees, the Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Section 162(m) of the Code.
4.5.    Delegation of Authority. Only the Committee may select for participation, set Performance Goals for, and determine satisfaction of Performance Goals and other material facts with respect to Participants who are 162(m) Employees. Except for such limitation and to the extent not otherwise prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons.
ARTICLE V
PERFORMANCE GOALS AND MEASUREMENT
5.1.    Definition of Performance Goals. Incentive Bonuses under this Plan will be paid solely on account of the attainment of one or more pre-established (as provided in Section 5.2 hereof), objective Performance Goals for a calendar year or other predetermined period. A Performance Goal is a target level or levels of performance. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met. Performance Goals can be based on one or more business criteria that apply to the Participant, a business unit, or the Company and related entities as a whole. Such business criteria may include: (a) return on equity; (b) earnings per Share; (c) net income (d) pre-tax income; (e) operating income; (f) revenue; (g) EBIT; (h) EBITDA; (i) cash flow; (j) free cash flow; (k) economic profit; (l) total earnings; (m) earnings growth; (n) return on capital; (o) operating measures (including, but not limited to, operating margin and/or operating costs); (p) return on assets; (q) return on net assets; (r) return on capital; (s) return on invested capital; (t) increase in the Fair Market Value of the Shares; or (u) total shareholder return. A Performance Goal need not, however, be based upon an increase or positive result under a business criterion and may include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to a specific business criterion). A Performance Goal shall not include the mere continued employment of the Participant.
The Performance Goal shall state, in terms of an objective formula or standard, the method of computing the amount of the Incentive Bonus payable to the Participant if the Performance Goal is attained. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount of the Incentive Bonus. In addition, the formula or standard must specify the individual Participants or class or group of Participants to which it applies.
The terms of the objective formula or standard shall preclude discretion to increase the amount of Incentive Bonus that would otherwise be due upon attainment of the goal except to the extent the amount is related to other compensation and then only to the extent permitted by Section 162(m) of the Code to the extent applicable. The objective formula may grant the Committee discretion to reduce or eliminate the Incentive Bonus otherwise due upon attainment of the Performance Goal, provided that such negative discretion is expressly set forth at the time of establishment of the Performance Goal and provided that exercise of such negative discretion with respect to a Participant does not result in an increase in the Incentive Bonus to another Participant.
The Plan's Performance Goals shall be established by action of the Committee not later than the time specified in Section 5.2 hereof. The Committee shall retain the discretion to change the targets under the Performance Goals subject to the restrictions of Section 162(m) of the Code, to the extent applicable.
5.2.    Establishment of Performance Goals. Except as hereinafter provided in this Section 5.2, the Committee will, on or before the 90th day of the calendar year, and while the outcome is substantially uncertain, establish in writing (a) the Performance Goal or Goals applicable to such calendar year and identify the Participant or group of Participants to whom such Performance Goal or Goals are applicable and (b) if more than one Performance Goal for such calendar year is established, the weighting of the Performance Goals. If, for a given calendar year, the Committee shall not establish new Performance Goals for a Participant or group of Participants on or before the 90th day of the calendar year, the Performance Goals for the immediately preceding calendar year shall be deemed to be the Performance Goals established by the Committee for such calendar year for such Participant or group of participants.

In addition to, or in lieu of, use of the calendar year as a performance period to measure attainment of a Performance Goal, the Committee may, not later than the 90th day after the commencement of the period of service to which the Performance Goal relates, establish one or more Performance Goals for one or more Participants or groups of Participants for such other period. Any such Performance Goal may not be established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed, and while the outcome is substantially uncertain.
5.3.    Adjustments to Performance Goals. The Committee may, at any time during the first 90 days of a calendar year (or such other period as provided in Section 5.2 hereof), or, subject to the second paragraph of this Section 5.3 hereof, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such calendar year (or such other period) in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.
Notwithstanding the foregoing, to the extent the exercise of such authority after the first 90 days of a calendar year (or such other period as provided in Section 5.2 hereof) would cause the Incentive Bonuses granted to the 162(m) Employees for the calendar year (or such other period) to fail to qualify as "performance-based compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not 162(m) Employees.
ARTICLE VI
INCENTIVE BONUS AWARDS
6.1.    Incentive Opportunity. During the applicable period specified in Section 5.2 hereof, the Committee shall determine and set forth in writing the amount of, or method for, calculating the Incentive Bonus that may be payable to each Participant under the Plan. The amount of an Incentive Bonus payable to a Participant will depend upon the level of attainment of the Performance Goals for such calendar year (or such shorter period as provided in Section 5.2 hereof) or whether the Performance Goals for such calendar year were attained.
6.2.    Certification of Attainment of Performance Goals. The Committee shall certify attainment of Performance Goals, and other material facts, and shall calculate the amount of Incentive Bonus and authorize payment in accordance with the following procedure. As soon as practicable after the Company's financial results for the relevant calendar year or other performance period have been finalized, the Committee will certify in writing the attainment of the Performance Goals established for the calendar year (or other performance period) and other material facts and will calculate (or certify the calculation of) the Incentive Bonus, if any, payable to each Participant pursuant to Section 6.1 hereof. Such Incentive Bonus shall be paid to the Participant as soon thereafter as reasonably practicable but not later than the March 15 following the calendar year which served as the performance period (or during which the performance period occurred) upon which the Incentive Bonus is based.
6.3.    Form of Payment. All Incentive Bonuses under the Plan will be paid in cash and shall be subject to such terms, conditions, restrictions and limitations (including, but not limited to, restrictions on alienation and vesting) as the Committee may determine, provided that such terms, conditions, restrictions and limitations are not inconsistent with the terms of the Plan.
6.4.    Termination of Employment Due to Disability, Death or Retirement. If a Participant's employment is terminated prior to the date upon which an Incentive Bonus is paid pursuant to Section 6.2 hereof by reason of his Disability, Retirement or death, the Participant shall be eligible to receive a prorated Incentive Bonus for the calendar year in which such termination of employment Occurs.
6.5.    Other Terminations of Employment. Unless the Committee shall determine otherwise in its sole discretion, if a Participant's employment is terminated prior to the date on which Incentive Bonuses for the calendar year, or other performance period, are paid (other than as provided in Section 6.4 and 6.6 hereof), the Participant's participation in the Plan shall end, and the Participant shall not be entitled to any Incentive Bonus for such calendar year.

6.6.    Payment Following a Change in Control. In the event of a Change in Control, notwithstanding anything contained herein to the contrary, the Company shall pay each Participant who is participating in the Plan at the time of such Change in Control a single sum cash payment equal to the greater of (a) the target-level Incentive Bonus that would have been paid if the Performance Goal for the calendar year in which the Change in Control occurs had been achieved, or (b) the Incentive Bonus that would have been paid to the Participant if the Performance Goal that was actually achieved during the portion of the calendar year which occurs prior to the Change in Control is annualized for the entire calendar year. Further, all terms, conditions, restrictions and limitations in effect on any outstanding Incentive Bonus shall immediately lapse on the date of such Change in Control. For purposes of this Plan, the Committee has and will have the sole discretion to determine whether and the date on which a Change in Control occurred or is occurring. Notwithstanding the foregoing, a Participant shall receive no additional payment pursuant to this Section 6.6 if, pursuant to any employment or similar agreement between the Company or other Affiliate and such Participant, the Participant is entitled to receive any payment under this Plan in connection with such Change in Control.
6.7.    Limitations on Payments. Notwithstanding any provision herein to the contrary, (a) no Incentive Bonus will be paid for a calendar year, or other performance period, in which performance fails to attain or exceed any minimum level established for any of the Performance Goals; and (b) no Incentive Bonus payable to a Participant for a calendar year shall exceed $5,000,000.
ARTICLE VII
MISCELLANEOUS
7.1.    Employment. Nothing in this Plan will interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Affiliate.
7.2.    Nonassignability. No Incentive Bonus under this Plan may be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge or encumbrance, nor may any Incentive Bonus be payable to anyone other than the Participant to whom it was granted (other than by will or the laws of descent and distribution).
7.3.    Laws Governing. This Plan is to be construed in accordance with and governed by the laws of the State of Ohio.
7.4.    Withholding Taxes. The Company may deduct from all payments under this Plan any federal, state or local other taxes or other amounts required by law to be withheld with respect to such payments.
7.5.    Plan Binding on Company and Successors. This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.
7.6.    Amendment and Termination. The Committee may suspend or terminate this Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend this Plan in any manner but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of the Company pursuant to applicable laws, regulations or exchange requirements, specifically including Section 16 of the Exchange Act or Section 162(m) of the Code.
7.7.    Compliance with Section 162(m). If any provision of this Plan would cause the Incentive Bonuses granted to a 162(m) Employee to fail to constitute qualified "performance-based compensation" under Section 162(m) of the Code for any calendar year, that provision, insofar as it pertains to the 162(m) Employee, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

Appendix B

Amendment No. 1 to the
Invacare Corporation 2013 Equity Compensation Plan

This Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan (this “Amendment”) is hereby adopted and approved by the Board of Directors of Invacare Corporation (the “Board”) as of March 25, 2015, subject to the approval of the shareholders of Invacare Corporation.

WHEREAS, Invacare Corporation (the “Company”) has adopted the 2013 Equity Compensation Plan, approved by its shareholders on May 16, 2013 (the “Plan”), which allows the Company to grant, among other things, awards of restricted stock, restricted stock units and performance shares (“Full-Value Awards”);

WHEREAS, the Plan is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder (“Section 162(m)”) to permit the Company to grant “performance-based compensation” that is exempt from the deduction limitations that are otherwise imposed under Section 162(m);

WHEREAS, as part of satisfying the requirements of Section 162(m), the Plan (i) includes a limit on the number of shares underlying Full-Value Awards intended to qualify as “performance-based compensation” under Section 162(m) that may be granted to a “covered employee” in any calendar year (the “Plan Limit”) and (ii) specifies the objective factors that may be used as a basis for determining the amount payable pursuant to an award under the Plan that is intended to be “performance-based compensation” (the “Performance Measures”);

WHEREAS, based on the recommendation of the Compensation and Management Development Committee of the Board (the “Compensation Committee”), the Board has determined that it is desirable to increase the Plan Limit from 50,000 shares to 325,000 shares in order to allow more awards to qualify as “performance-based compensation” under Section 162(m);

WHEREAS, the Board has determined that it is desirable to specify additional objective factors as Performance Measures in order to provide the Compensation Committee with further flexibility in establishing the performance criteria for awards under the Plan intended to qualify as “performance-based compensation” under Section 162(m);

WHEREAS, Article XII of the Plan provides that the Board may amend the Plan, subject to shareholder approval when any proposed amendment is subject to the approval of shareholders under applicable law, rules or regulations; and

WHEREAS, under the Section 162(m) requirements, shareholders must approve any changes to the Plan Limit and the Performance Measures.

NOW, THEREFORE, the Board hereby adopts and approves the following amendments to the Plan, subject to shareholder approval and effective upon the receipt of such shareholder approval:

1.	The third sentence of the first paragraph of Section 2.01(ii) of the Plan is hereby deleted in its entirety and replaced with the following:

“The factors that may be used as Performance Measures are: (A) return on equity; (B) earnings per Share; (C) net income (D) pre-tax income; (E) operating income; (F) revenue; (G) EBIT; (H) EBITDA; (I) cash flow; (J) free cash flow; (K) economic profit; (L) total earnings; (M) earnings growth; (N) return on capital; (O) operating measures (including, but not limited to, operating margin and/or operating costs); (P) return on assets; (Q) return on net assets; (R) return on capital; (S) return on invested capital; (T) increase in the Fair Market Value of the Shares; or (U) total shareholder return.”

B-1

2.	Section 4.02(b) of the Plan is hereby deleted in its entirety and replaced with the following:

“(b) no Participant will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares that are Qualified Performance Awards for more than 325,000 Shares, in the aggregate, during any calendar year.”

3.	Except as provided herein, no other provision of the Plan shall be amended or modified by this Amendment No. 1 and the Plan shall remain in full force and effect.

B-2

Appendix C

INVACARE CORPORATION
2013 EQUITY COMPENSATION PLAN
ARTICLE I.
PURPOSE AND DURATION
Section 1.01. Establishment of the Plan. Invacare Corporation, an Ohio corporation, hereby establishes an equity-based compensation plan, to be known as the Invacare Corporation 2013 Equity Compensation Plan (the “Plan”). The Plan was adopted by the Company's Board on March 27, 2013, contingent on shareholder approval.
Section 1.02. Purposes of the Plan. The purposes of the Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants more closely with the interests of the Company's shareholders, to provide Participants with an additional incentive to excel in performing services for the Company and its Affiliates, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Affiliates in attracting, motivating, and retaining key employees and directors. To achieve these objectives, the Plan provides for the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Shares.
ARTICLE II.
DEFINITIONS AND RULES OF INTERPRETATION
Section 2.01. Definitions. For purposes of the Plan, the following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context:

(a)	“2003 Plan” means the Invacare Corporation Amended and Restated 2003 Performance Plan.

(b)	“Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(c)
“Affiliate” means any corporation or any other entity (including, but not limited to, a partnership, limited liability company, joint venture, or Subsidiary) controlling, controlled by, or under common control with the Company.

(d)	“Affiliated SAR” means an SAR that is granted in connection with a related Option and is deemed to be exercised at the same time as the related Option is exercised.

(e)	“Aggregate Share Limit” has the meaning specified in Section 4.01(a).

(f)
“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares.

(g)	“Award Agreement” means the written agreement that sets forth the terms and conditions applicable to an Award.

(h)	“Board” or “Board of Directors” means the Company's Board of Directors, as constituted from time to time.

(i)
“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price for Options (i) through a same day sale commitment from the Participant and a FINRA member firm, whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA member firm irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (ii) through a margin commitment from the Participant and a FINRA member firm whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA member firm in a margin account as security for a loan from the FINRA member firm in the amount of the Exercise Price and whereby the FINRA member firm irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company and the Company agrees to deliver the shares upon receipt of the funds.

(j)
“Cause” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If a Participant has not entered into any employment, severance or change in control agreement with a definition of Cause, then “Cause” means the occurrence of any of the following events: (a) a Participant's conviction of, or plea of guilty or nolo contendere to, a felony (other than one arising from the operation of a motor vehicle) or any crime of moral turpitude, fraud or dishonesty; (b) a Participant's misappropriation, embezzlement, or attempted misappropriation or embezzlement, of any business opportunity, funds or property of the Company or any of its Affiliates or Subsidiaries (including attempting to secure or securing any personal profit in connection with any transaction involving the Company or its Affiliates or Subsidiaries); (c) the Participant's fraud or dishonesty against the Company or any of its Affiliates or Subsidiaries; (d) the Participant's breach of any Award Agreement or any Technical Information Agreement & Non-Competition Agreement entered into by the Participant or failure to adhere to any material written rule or policy of the Company; provided, however, that if such breach or failure is reasonably susceptible to cure; the Company shall notify the Participant in writing of the acts believed to constitute such breach or failure, and if the Participant corrects or remedies such acts within ten (10) business days after such notice is given, then such breach or failure shall not be deemed to be “Cause” hereunder; or (e) the Participant's voluntary resignation or other termination of employment effected by the Participant under circumstances in which the Company could effect such termination with Cause pursuant to this Plan.

(k)	“Change in Control” has the meaning specified in Section 14.01.

(l)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(m)	“Committee” means the Compensation and Management Development Committee of the Board or such other committee appointed by the Board that complies with Section 3.01 to administer the Plan.

(n)	“Company” means Invacare Corporation, an Ohio corporation, and any successor thereto.

(o)	“Covered Employee” means an Employee who is a “covered employee” as defined in Code Section 162(m)(3).

(p)
“Demotion or Removal” means, with respect to a Participant, other than by voluntary resignation or with the Participant's written consent, the Participant's ceasing to hold the highest position held by him or her at any time during the one-year period ending on the date of the consummation of a Change in Control with all of the duties, authority, and responsibilities of that office as in effect at any time during the one-year period ending on the date of the Change of Control.

(q)	“Director” means any individual who is a member of the Board of Directors.

(r)	“Effective Date” means May 16, 2013, which is the date on which the Company's shareholders initially approved the Plan.

(s)
“Employee” means an officer or key employee of the Company or an Affiliate a leased employee or an individual who provides services for the Company or any Affiliate that is substantially similar to services an employee would provide.

(t)
“Exercise Price” means, (i) with respect to an Option, the price at which a Share may be purchased by a Participant pursuant to the exercise of such Option; and (ii) with respect to a SAR, the base amount of such SAR.

(u)
“Fair Market Value” means, with respect to a Share as of a particular date, the per share closing price for the Shares on such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the Shares are not traded over the applicable exchange or market on the date as of which the determination of Fair Market Value is made, “Fair Market Value” means the per share closing price for the Shares on the most recent preceding date on which the Shares were traded over such exchange or market. If the Shares are not traded on any national securities exchange or market, the “Fair Market Value” of a Share shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of a Share shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A and, with respect to an Incentive Stock Option, in the manner required by Code Section 422.

(v)	“FINRA” means the Financial Industry Regulatory Authority.

(w)	“Fiscal Year” means the annual accounting period of the Company.

(x)	“Freestanding SAR” means an SAR that is granted independently of any Option.

(y)
“Grant Date” means the date specified by the Committee or the Board, or a delegate of the Committee or the Board, on which a grant of an Award under this Plan will become effective, which date will not be earlier than the date on which the Committee or the Board, or a delegate of the Committee or the Board, takes action with respect thereto.

(z)
“Good Reason” means, with respect to any Participant, the meaning ascribed to such term in any employment, severance or change in control agreement entered into by such Participant. If the Participant has not entered into any employment, severance, or change in control agreement with a definition of “Good Reason,” then “Good Reason” means the occurrence of one or more of the following events within the two-year period following a Change in Control:

(i)
The Participant is subjected to a Demotion or Removal involving a material diminution in the Participant's authority, duties, or responsibilities or in those of the individual to whom the Participant is required to report;

(ii)	The Participant's annual base salary is materially reduced (which for this purposes shall be deemed to occur if the reduction is five percent (5%) or greater);

(iii)
The Participant's opportunity for incentive compensation is materially reduced from the level of his or her opportunity for incentive compensation as in effect immediately before the date of the Change in Control or from time to time thereafter (which for this purposes shall be deemed to occur if the reduction is equivalent to a five percent (5%) or greater reduction in Participant's annual base salary immediately prior to the Change in Control);

(iv)
The Participant is excluded following a Change in Control (other than by his volitional action(s)) from full participation in any benefit plan or arrangement maintained for similarly situated employees of the Company or the Post-CIC Entity, and such exclusion materially reduces the benefits that otherwise would have been available to the Participant;

(v)
The Participant's principal place of employment with the Company or the Post-CIC Entity is relocated a material distance (which for this purpose shall be deemed to be more than 35 miles) from such Participant's principal place of employment immediately prior to the Change in Control; or

(vi)
Any other action or inaction that constitutes a material breach by the Company or the Post-CIC Entity of this Plan, any Award Agreement or any other agreement under which the Participant provides his or her services to the Company or the Post-CIC Entity.

(aa)	“Incentive Stock Option” means an option to purchase Shares that is granted pursuant to the Plan, is designated as an “incentive stock option,” and satisfies the requirements of Code Section 422.

(bb)	“Nonemployee Director” means a Director who is not an Employee.

(cc)	“Nonqualified Stock Option” means an option to purchase Shares that is granted pursuant to the Plan and is not an Incentive Stock Option.

(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(ee)	“Option Period” means the period during which an Option is exercisable in accordance with the applicable Award Agreement and Article VI.

(ff)	“Participant” means an Employee or Director to whom an Award has been granted.

(gg)	“Performance Award” means an Award under which the amount payable to a Participant (if any) is contingent on the achievement of pre-established Performance Targets during the Performance Period.

(hh)	“Performance-Based Compensation” means compensation described in Code Section 162(m)(4)(C) that is excluded from “applicable employee remuneration” under Code Section 162(m).

(ii)
“Performance Measures” means, with respect to a Performance Award, the objective factors used to determine the amount (if any) payable pursuant to the Award. “Performance Measures” shall be based on any of the factors listed below, alone or in combination, as determined by the Committee. Such factors may be applied (i) on a corporate-wide or business-unit basis, (ii) including or excluding one or more Affiliates or Subsidiaries, (iii) in comparison with plan, budget, or prior performance, and/or (iv) on an absolute basis or in comparison with peer-group performance. The factors that may be used as Performance Measures are: (A) return on equity; (B) earnings per Share; (C) net income (D) pre-tax income; (E) operating income; (F) EBIT; (G) EBITDA; (H) cash flow; (I) economic profit; (J) total earnings; (K) earnings growth; (L) return on capital; (M) operating measures (including, but not limited to, operating margin and/or operating costs); (N) return on assets; (O) return on assets; (P) return on net assets; (Q) return on capital; (R) return on invested capital; (S) increase in the Fair Market Value of the Shares; or (T) total shareholder return. Performance Measures may differ from Participant to Participant and from Award to Award.

The Committee may grant Awards that are subject to Performance Measures that are either Qualified Performance Awards or not Qualified Performance Awards.
In setting Performance Measures, the Committee may provide that any financial factor will be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or will be adjusted to exclude any or all GAAP or non-GAAP items. To the extent such exclusions affect Qualified Performance Awards, such exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m).
If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Targets unsuitable, the Committee may in its discretion modify such Performance Targets or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Code Section 162(m). In such case, the Committee will not make any such modification of the Performance Targets or minimum acceptable level of achievement with respect to the applicable Covered Employee.

(jj)	“Performance Period” means the period of time during which Performance Targets must be achieved with respect to an Award, as established by the Committee.

(kk)	“Performance Share” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is equal to the Fair Market Value of a Share on the Grant Date.

(ll)
“Performance Targets” means, with respect to a Performance Award for a Performance Period, the objective performance under the Performance Measures for that Performance Period that will result in payments under the Performance Award. Performance Targets may differ from Participant to Participant and Award to Award.

(mm)	“Performance Unit” means an Award granted to a Participant pursuant to Section 10.01, the initial value of which is established by the Committee on or before the Grant Date.

(nn)	“Period of Restriction” means the period during which a Share of Restricted Stock is subject to restrictions and a substantial risk of forfeiture.

(oo)	“Plan” means the Invacare Corporation 2013 Equity Compensation Plan, as set out in this instrument and as amended from time to time.

(pp)	“Post-CIC Entity” means any entity (or any successor or parent thereof) that effects a Change in Control pursuant to Article XIV.

(qq)	“Qualified Performance Award” means a Performance Award that is intended to qualify as Performance-Based Compensation under Code Section 162(m).

(rr)	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.01.

(ss)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9.01 and represents the right of the Participant to receive Shares or cash at the end of the specified period.

(tt)	“Rule 16b-3” means Rule 16b-3 under the 1934 Act and any future rule or regulation amending, supplementing, or superseding such rule.

(uu)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions that involve equity securities of the Company.

(vv)
“Shares” means the whole shares of issued and outstanding regular voting common shares, without par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment thereof as provided in 4.04, or the stock of any successor to the Company that is so designated for the purposes of the Plan.

(ww)
“Spread” means (i) with respect to a free-standing SAR, the excess of the Fair Market Value per Share on the date when a SAR is exercised over the Exercise Price provided for in the related Award Agreement; or (ii) with respect to a tandem SAR, the excess of the Fair Market Value per Share on the date when the related portion of the Option is surrendered over the Exercise Price provided for in the Award Agreement for the related Option.

(xx)
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection or tandem with a related Option, that is designated as an SAR pursuant to Section 7.01, which shall generally be a right of the Participant to receive from the Company an amount determined by the Committee that is expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise of the SAR.

(yy)
“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain then owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (in the election of directors or similar governing body) in one of the other corporations in the chain.

(zz)
“Tandem SAR” means an SAR that is granted in tandem with a related Option, the exercise of which requires forfeiture of the right to exercise the related Option with respect to an equal number of Shares and that is forfeited to the extent that the related Option is exercised.

(aaa)	“Termination of Service,” “Terminates Service,” or any variation thereof means a separation from service within the meaning of Treasury Regulation 1.409A-1(h).
Section 2.02. Rules of Interpretation. The following rules shall govern in interpreting the Plan:

(a)
Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Ohio without giving effect to any choice or conflict of law provisions, principles, or rules.

(b)
The Plan and all Awards are intended to be exempt from or comply with the requirements of Code Section 409A and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan and any Award Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Code Section 409A. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

(c)	Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.

(d)	To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(e)
If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

(f)
The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

(g)	The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.
ARTICLE III.
ADMINISTRATION
Section 3.01. The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The Committee shall be composed solely of Directors who are both (i) non-employee directors under Rule 16b-3 and (ii) outside directors under Code Section 162(m)(3)(C)(ii).
Section 3.02. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) select the Employees or Directors who shall participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan's administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee, subject to the provisions of this Plan and any applicable law. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Notwithstanding the preceding provisions, the Committee shall not have any authority to take any action with respect to a Qualified Performance Award that would disqualify it from being such. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.
Section 3.03. Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, (ii) in a way that would jeopardize the Plan's satisfaction of Rule 16b-3, or (iii) with respect to grants of Qualified Performance Awards.
Section 3.04. Decisions Binding. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee pursuant to this Article shall be final, conclusive, and binding on all persons, including the Company and Participants.
ARTICLE IV.
SHARES SUBJECT TO THIS PLAN
Section 4.01. Number of Shares; Plan Limits.

(a)
Subject to adjustment as provided in Section 4.06 and any limitations specified elsewhere in the Plan, the maximum number of Shares cumulatively available for issuance under the Plan pursuant to (i) the exercise of Options, (ii) the grant of Affiliated, Freestanding, and Tandem SARs, (iii) the grant of Restricted Stock, (iv) the payment of Restricted Stock Units, Performance Units and Performance Shares, and/or (v) the grant of Shares shall not exceed the sum of the following (the “Aggregate Share Limit”):

(i)	3,800,000 Shares; plus

(ii)	any Shares covered by an award under this Plan or the 2003 Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award.

(b)
Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the Aggregate Share Limit as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. If the Company pays the benefit provided by any Award granted under the Plan to the respective Participant in cash, any Shares that were covered by such Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall count against the Aggregate Share Limit;

(ii)	any Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Aggregate Share Limit;

(iii)
the number of Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan and shall count against the Aggregate Share Limit; and

(iv)	in the event that the Company repurchases Shares with proceeds from the exercise of an Option, those Shares will not be added to the Aggregate Share Limit.
If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on their Fair Market Value, such Shares will not count against the Aggregate Share Limit.

(c)
Shares issued under the Plan may be authorized but unissued Shares, treasury Shares, reacquired Shares (including Shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants.

(d)
Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,800,000 Shares.

(e)
Each Share underlying an Award of Stock Options or SARs will count against the Aggregate Share Limit by one Share. Each Share underlying any Award other than a Stock Option or SAR shall count against the Aggregate Share Limit by two Shares. Any Shares that are added back to the Aggregate Share Limit pursuant to Section 4.01(b) shall be added back in the same manner such Shares were originally counted against the Aggregate Share Limit pursuant to this Section 4.01(e). Each Share that is added back to the Aggregate Share Limit due to a cancellation or forfeiture of an award granted under the 2003 Plan pursuant to Section 4.01(a)(ii) shall be added back as one Share.

Section 4.02. Limitation on Shares Issued Pursuant to Awards. Notwithstanding any other provision of this Plan to the contrary, and subject to adjustment as provided in Section 4.06:

(a)	no Participant will be granted Options or SARs for more than 400,000 Shares, in the aggregate, during any calendar year; and

(b)
no Participant will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares that are Qualified Performance Awards for more than 50,000 Shares, in the aggregate, during any calendar year.

(c)	No Nonemployee Director will be granted Awards of Restricted Stock, Restricted Stock Units or Performance Shares for more than 50,000 Shares, in the aggregate, during any calendar year.
Section 4.03. Limitation on Cash Awards. Notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Participant will receive any Qualified Performance Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $5,000,000. In addition, notwithstanding any other provision of this Plan to the contrary, in any calendar year, no Nonemployee Director will receive any Awards payable in cash that have an aggregate maximum value as of their respective Grant Dates in excess of $5,000,000.
Section 4.04. Restrictions on Shares. Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Shares, cash, or other property before (i) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded) and (ii) the completion of any registration or qualification of such shares under federal, state, local, or other law, or any ruling or regulation of any government body that the Committee determines to be necessary or advisable. The Company may cause any certificate for Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and other person entitled to benefits hereunder are to be provided on the condition that such Participant or other person furnish full, true, and complete data, evidence, or other information, and that he or she promptly sign any document reasonably requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional shares shall be aggregated and then rounded to the next lower whole Share.
Section 4.05. Shareholder Rights. Except with respect to Restricted Stock as provided in Article VIII, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee, such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company shall have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant shall not be treated as a shareholder for any purpose before such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date on which such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award Agreement.
Section 4.06. Changes in Stock Subject to the Plan. In the event of any change in the Shares by virtue of a stock dividend, stock split or consolidation, reorganization, merger, spinoff, or similar transaction, the Committee shall, as it deems appropriate, adjust (i) the aggregate number and kind of Shares available for Awards, (ii) the number and kind of Shares subject to an Award, (iii) the number of Shares available for certain Awards under the limits set forth in Sections 4.01(d), 4.01(e), 4.02 and 4.07 of this Plan and (iv) the terms of the Award to prevent the dilution of Shares or the diminution of the Awards. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Code Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or a Change in Control, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR. The Committee's determination pursuant to this Section shall be final and conclusive; provided, however, no adjustment pursuant to this Section shall (i) be made to the extent that the adjustment would cause an Award to violate the requirements under Code Section 409A or (ii) change the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options first exercisable during a year, as set out in Section 6.01.
Section 4.07. Shares Exempt from Minimum Vesting Requirements. Notwithstanding any provision in the Plan to the contrary, up to 10% of the Aggregate Share Limit, as may be adjusted under Section 4.06 of this Plan, may be used for (i) Awards granted under Articles VIII through X of this Plan that are not subject to the one-year vesting requirements for performance-based Awards set forth in Sections 8.04(a)(i), 9.04(a)(i) and 10.03(a)(i) of this Plan or the three-year vesting requirements for service-based Awards set forth in Sections 8.04(a)(ii) and 9.04(a)(ii) of this Plan and (ii) Awards of Shares granted pursuant to Article XI of this Plan.
ARTICLE V.
ELIGIBILITY
Except as herein provided, individuals who are Employees or Directors shall be eligible to participate in the Plan and be granted Awards. The Committee may, from time to time and in its sole discretion, select the Employees or Directors to be granted Awards and determine the terms and conditions with respect to each Award. In making any such selection and in determining the form of an Award, the Committee may give consideration to the functions and responsibilities of the Employee or Director and the Employee's or Director's contributions to the Company or its Affiliates, the value of the Employee's or Director's services (past, present, and future) to the Company or its Affiliates, and such other factors as it deems relevant.
ARTICLE VI.
STOCK OPTIONS
Section 6.01. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to any Employee or Director in such amounts as the Committee may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The Committee shall determine the number of Shares subject to each Option, subject to the express limitations of the Plan. Furthermore, no Participant may be granted Incentive Stock Options under this Plan (when combined with incentive stock options granted under any other plan of the Company or an Affiliate) that would result in Shares with an aggregate Fair Market Value (determined as of the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.
Section 6.02. Option Award Agreement. Each Option shall be evidenced by an Option Award Agreement that shall specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option, and such other terms and conditions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options and related Award Agreements shall comply with the requirements of Code Section 422; provided, however, that, to the extent that a purported Incentive Stock Option does not comply with the requirements for “incentive stock options” under Code Section 422, that portion of the Option shall be deemed a Nonqualified Stock Option.
Section 6.03. Exercise Price. Subject to the provisions of this Section, the Committee shall determine the Exercise Price under each Option.

(a)	Nonqualified Stock Options. The per-Share Exercise Price under a Nonqualified Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date.

(b)
Incentive Stock Options. The per-Share Exercise Price under an Incentive Stock Option shall be not less than one hundred percent (100%) of Fair Market Value of a Share on the Grant Date; provided, however, if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the per-Share Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

(c)
Substitute Options. Notwithstanding the provisions of Subsections (a) and (b), if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the Grant Dates. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 4.06.

Section 6.04. Duration of Options. The Option Period with respect to each Option shall commence and expire at such times as the Committee shall provide in the Award Agreement, provided that:

(a)	Options shall not be exercisable more than ten years after their respective Grant Dates;

(b)
Incentive Stock Options granted to an Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, taking into account the attribution rules of Code Section 422(d), shall not be exercisable later than five years after their respective Grant Date(s); and

(c)
Subject to the limits of this Article, the Committee may, in its sole discretion, after an Option is granted, extend the option term, provided that such extension is not an extension for purposes of Code Section 409A and the guidance thereunder or, in the case of an Incentive Stock Option, a modification, extension, or renewal for purposes of Code Section 424(h).

Section 6.05. Exercisability of Options. Subject to Article XIV, all Options granted under this Plan shall be exercisable at such times, under such terms, and subject to such restrictions and conditions as the Committee shall determine and specify in the applicable Award Agreement. An Award Agreement for an Option may provide that such Option becomes exercisable in the event of the Participant's death, disability or retirement.
Section 6.06. Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the applicable Option Period by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part also may be made by:

(a)
subject to any conditions or limitations established by the Committee, delivering Shares already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the portion of the Exercise Price paid;

(b)	to the extent permitted by law, the delivery of cash by a broker-dealer pursuant to a Cashless Exercise;

(c)
subject to any conditions or limitations established by the Committee, the Company's withholding of Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price pursuant to a net exercise arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares so withheld will not be treated as issued and acquired by the Company upon such exercise);

(d)	to the extent permitted by law, in any other manner then permitted by the Committee; or

(e)	a combination of the foregoing.
No Shares shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
Section 6.07. Restrictions on Share Transferability. In addition to the restrictions imposed by Section 15.09 of the Plan, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of any national securities exchange or market on which Shares are then listed or regularly traded.
Section 6.08. Prohibition on Repricing of Stock Options. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding Option may not be amended without shareholder approval to reduce the Exercise Price of such outstanding Option or to cancel such outstanding Option in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original Option.
ARTICLE VII.
STOCK APPRECIATION RIGHTS
Section 7.01. Grant of SARs. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee, subject to the provisions of this Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, the Exercise Price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and the Exercise Price of a Tandem SAR or an Affiliated SAR shall be equal to the Exercise Price of the Option to which such SAR relates. The number of Shares to which an SAR relates as well as the Exercise Price for an SAR shall be subject to adjustment pursuant to Section 4.06.
Section 7.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. The following requirements shall apply to all Tandem SARs: (i) the Tandem SAR shall expire not later than the date on which the related Option expires; (ii) the value of the payout with respect to the Tandem SAR shall be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and one hundred percent (100%) of the Fair Market Value of the Shares subject to the related Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Option to which the Tandem SAR relates exceeds the Exercise Price of such Option.
Section 7.03. Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the Option to which the Affiliated SAR relates. Such deemed exercise of an Affiliated SAR shall not reduce the number of Shares subject to the related Option.
Section 7.04. Exercise of Freestanding SARs. Subject to Article XIV, Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall specify in the applicable Award Agreement. An Award Agreement for a Freestanding SAR may provide that such Freestanding SAR becomes exercisable in the event of the Participant's death, disability or retirement.
Section 7.05. SAR Award Agreement. Each SAR shall be evidenced by an Award Agreement that specifies the Exercise Price, the expiration date of the SAR, the number of SARs, any conditions on the exercise of the SAR, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Award Agreement shall also specify whether the SAR is an Affiliated SAR, Freestanding SAR, Tandem SAR, or a combination thereof.
Section 7.06. Expiration of SARs. Each SAR granted under this Plan shall expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement. Notwithstanding the foregoing, the terms and provisions of Section 6.04 also shall apply to Affiliated and Tandem SARs.
Section 7.07. Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	the SAR's Spread; by

(b)	the number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Committee, such payment may be in cash, in Shares that have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
Section 7.08. Termination of SAR. An Affiliated SAR or Tandem SAR shall terminate at such time as the Option to which such SAR relates terminates. A Freestanding SAR shall terminate at the time provided in the applicable Award Agreement, and under no circumstances more than 10 years from the Grant Date.
Section 7.09. Prohibition on Repricing SARs. Except as permitted under Section 4.06 of the Plan, the terms of any outstanding SAR may not be amended without shareholder approval to reduce the Exercise Price of such outstanding SAR or to cancel such outstanding SAR in exchange for cash, other Awards, or an Option or SAR with an exercise price that is less than the Exercise Price of the original SAR.
ARTICLE VIII.
RESTRICTED STOCK
Section 8.01. Grants of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 8.02. Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Shares granted, and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock that must be satisfied for the restrictions on some or all of the Shares to be released at the end of the Period of Restriction.
Section 8.03. Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the end of the applicable Period of Restriction.
Section 8.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Article.

(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Shares of Restricted Stock shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Shares of Restricted Stock shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)
Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Share of Restricted Stock to be a Qualified Performance Award, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as Performance-Based Compensation. In granting Restricted Stock that is a Qualified Performance Award, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

(c)
Legend on Certificates. The Committee, in its sole discretion, may require the placement of a legend on certificates representing Shares of Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

THE SALE, PLEDGE, OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE INVACARE CORPORATION 2013 EQUITY COMPENSATION PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF INVACARE CORPORATION.
Section 8.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Shares of Restricted Stock covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be released shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Shares are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the Participant's death, disability or retirement.
Section 8.06. Dividends. Any grant of Shares of Restricted Stock may require that any or all dividends or other distributions paid thereon during the applicable Period of Restriction be either paid currently or automatically deferred and reinvested in additional Shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Shares of Restricted Stock with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 8.07. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.
Section 8.08. Return of Restricted Stock to Company. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction shall revert to the Company and thereafter shall be available for the grant of new Awards.
ARTICLE IX.
RESTRICTED STOCK UNITS
Section 9.01. Grants of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine.
Section 9.02. Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement, which shall specify the Period of Restriction, the number of Restricted Stock Units (including the number of Shares or cash to be delivered or paid upon the lapse of restrictions), and the terms and conditions of the Award, subject to Article XIV. The Committee may, in its discretion, set Performance Targets in an Award Agreement for Restricted Stock Units that must be satisfied for the restrictions on some or all of the Shares to be delivered or cash to be paid at the end of the Period of Restriction.

Section 9.03. Restrictions on Transferability. Except as provided in Section 15.09 or this Article, Restricted Stock Units may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise.
Section 9.04. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock Units as it may deem advisable or appropriate in accordance with this Article.

(a)
General Restrictions. The Committee may impose restrictions on Restricted Stock Units based upon any one or more of the following criteria: (i) the achievement of specific Performance Targets; provided that, except as provided in Section 4.07, the Period of Restriction for such performance-based Restricted Stock Units shall be at least one year, (ii) vesting based on period of service with the Company and any of its Affiliates or Subsidiaries; provided that, except as provided in Section 4.07, the Period of Restriction for such service-based Restricted Stock Units shall be at least three years, but the restrictions may be removed ratably during the three-year period on an annual basis, (iii) applicable federal or state securities laws, or (iv) any other basis determined by the Committee, in its sole discretion.

(b)
Section 162(m) Performance Restrictions. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Restricted Stock Units as Performance-Based Compensation, the Committee shall establish restrictions based upon the achievement of pre-established Performance Targets. If the Committee intends for any Restricted Stock Unit to be a Qualified Performance Award, the specific Performance Targets that must be satisfied for the Period of Restriction to lapse or terminate shall be established by the Committee on or before the latest date permissible to enable the Restricted Stock Unit to qualify as Performance-Based Compensation. In granting Restricted Stock Units that are Qualified Performance Awards, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 9.05. Removal of Restrictions. Except as otherwise provided in this Article, as soon as practicable after the applicable Period of Restriction lapses, Restricted Stock Units covered by an Award shall be subject to release to the Participant. For Awards of Restricted Stock Units for which the restrictions are based on the achievement of Performance Targets, the number of Shares to be delivered (or cash to be paid) shall be determined as a function of the extent to which the applicable Performance Targets have been achieved and to the extent that the Restricted Stock Units are not earned, they shall be forfeited. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Restricted Stock Units may provide for the earlier termination of restrictions on such Restricted Stock Units in the event of the Participant's death, disability or retirement.
Section 9.06. Dividends Equivalents. The Committee may, at the Grant Date of Restricted Stock Units, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on current, deferred or contingent basis; provided, however, that dividends or other distributions on Restricted Stock Units with restrictions that lapse as a result of the achievement of Performance Targets will be deferred until and paid contingent upon the achievement of the applicable Performance Targets.
Section 9.07. Ownership. During the Period of Restriction, the Participant will have no rights of ownership in the Shares subject to the Restricted Stock Units and shall have no right to vote such Shares.
Section 9.08. Cancellation of Restricted Stock Units. On the date set forth in the applicable Award Agreement, all Restricted Stock Units that have not been earned or vested shall be forfeited and thereafter the Shares subject to such forfeited Restricted Stock Units shall be available for the grant of new Awards.

ARTICLE X.
PERFORMANCE UNITS AND PERFORMANCE SHARES
Section 10.01. Grant of Performance Units/Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to any Employee or Director in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, subject to the express limitations of the Plan.
Section 10.02. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
Section 10.03. Performance Objectives and Other Terms. The Committee shall set performance objectives in its sole discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, or both, that will be paid to the Participant. Each Award of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall specify the number of Performance Units or Performance Shares, the Performance Period, the performance objectives, and such other terms and conditions as the Committee, in its sole discretion, shall determine, subject to Article XIV.

(a)
General Performance Objectives. The Committee may set performance objectives based upon (i) the achievement of Performance Targets; provided that, except as provided in Section 4.07, the Performance Period for any Performance Share or Performance Unit shall be at least one year, (ii) applicable Federal or state securities laws, or (iii) any other basis determined by the Committee in its sole discretion.

(b)
Section 162(m) Performance Objectives. Notwithstanding any other provision of this Section to the contrary, for purposes of qualifying grants of Performance Units or Performance Shares to Covered Employees as Performance-Based Compensation, the Committee shall establish the specific Performance Targets applicable to Performance Units or Performance Shares. If the Committee intends for any Performance Unit or Performance Share to be a Qualified Performance Award, the Performance Targets for any such Award shall be set by the Committee on or before the latest date permissible to enable the Performance Unit or Performance Share, as the case may be, to qualify as Performance-Based Compensation. In granting Performance Units or Performance Shares to Covered Employees that are Qualified Performance Awards, the Committee shall follow any procedures that it determines to be necessary, advisable, or appropriate to ensure such qualification.

Section 10.04. Earning of Performance Units/Shares. After the applicable Period of Restriction has ended, the holder of Performance Units or Performance Shares shall be entitled to receive those Performance Units or Performance Shares, as the case may be, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the applicable Performance Targets have been achieved. Notwithstanding any provision in the Plan to the contrary, to the extent permitted under Code Section 409A and Code Section 162(m) and the regulations thereunder without resulting in adverse tax consequences, any Award Agreement for Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of the Participant's death, disability or retirement.
Section 10.05. Form and Timing of Payment of Performance Units/Shares. Each Award Agreement for Performance Shares or Performance Units will specify the time and manner of payment for any such Performance Shares or Performance Units that have been earned. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as the case may be, determined as of the last day of the applicable Performance Period), or a combination thereof.

Section 10.06. Dividend Equivalents. The Committee may, at the Grant Date of Performance Shares, provide for the payment of dividend equivalents to the Participant either in cash or in additional Shares on a contingent basis, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such dividend equivalents are paid.
Section 10.07. Cancellation of Performance Units/Shares. On the date set forth in the applicable Award Agreement, all Performance Units or Performance Shares that have not been earned or vested shall be forfeited and thereafter shall be available for the grant of new Awards.
ARTICLE XI.
SHARE GRANTS
Subject to the provisions of the Plan, the Committee may make an Award of Shares to any Employee or Director in such amount as the Committee, in its sole discretion, may determine. A grant pursuant to this Section may be evidenced by a Share Award Agreement or such other document as the Committee, in its sole discretion, determines to be appropriate; provided, however, the Shares shall be freely transferable, and the Committee shall not impose Performance Targets, a Period of Restriction, or any other conditions, restrictions, or risks of forfeiture on the Award. Awards of shares pursuant to this Section shall be subject to the withholding requirements of Article XIII.
ARTICLE XII.
AMENDMENT, TERMINATION, AND DURATION
Section 12.01. Amendment, Suspension, or Termination.

(a)
The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under the Plan or an Award theretofore granted (including, without limitation, a Participant's rights provided for in Article XIV hereof) without the Participant's consent, except that any supplement, amendment, alteration, or discontinuation may be made to (i) avoid a material charge or expense to the Company or an Affiliate, (ii) cause this Plan to comply with applicable law, or (iii) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board of Directors, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue this Plan without the approval of the Company's shareholders so long as any such amendment or alteration does not (i) expand the types of awards eligible for grants or materially increase benefits accruing to Participants under the Plan; (ii) materially increase the number of Shares subject to the Plan (other than pursuant to Section 4.06); (iii) materially increase the maximum number of Options, SARs, Shares of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Shares that the Committee may award to an individual Participant under the Plan (other than pursuant to Section 4.06); (iv)  materially expand the classes of persons eligible or modify the requirements for participation in the Plan; (v) delete or materially limit Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs); or (vi) otherwise require approval by the shareholders of the Company in order to comply with applicable law, the terms of a written agreement or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, subject to any approval or limitations the Board may impose.

(b)
If permitted by Code Section 409A and Code Section 162(m), and the regulations thereunder, without resulting in any adverse tax consequences, but subject Section 12.01(c), in case of termination of employment by reason of death, disability or retirement of a Participant, or in the case of a Change in Control, an unforeseeable emergency or other special circumstances, the Committee may, in its sole discretion, accelerate the exercisability of an Option or SAR, accelerate the time at which any restrictions shall lapse or remove any restrictions with respect to Shares of Restricted Stock and Restricted Stock Units, and reduce or waive any Performance Targets or related business criteria applicable to Performance Shares or Performance Units.

(c)
Subject to Sections 6.08 and 7.09 of the Plan (prohibiting the repricing of Options or SARs), the Committee may amend the terms of any Award granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance Award (other than in connection with the Participant's death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Performance Targets or the level or levels of achievement with respect to such Award. Except as provided in Section 4.06 of the Plan, no amendment of an Award shall impair the rights of the Participant without his or her consent.

Section 12.02. Duration of the Plan and Shareholder Approval. The Plan shall become effective on the Effective Date and shall terminate automatically ten years thereafter, unless terminated pursuant to its terms before that time. Notwithstanding the preceding sentence, termination of the Plan shall not affect any Award granted before the date of termination, unless expressly provided in the applicable Award Agreement or a duly adopted Plan amendment.
ARTICLE XIII.
TAX WITHHOLDING
Section 13.01. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state, and local income and employment taxes required to be withheld with respect to the payment or exercise of such Award.
Section 13.02. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, including in an Award Agreement, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (i) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. In no event will the Fair Market Value of the Shares withheld and delivered to satisfy applicable withholding taxes in connection with the benefit provided under the Plan exceed the minimum amount of taxes required to be withheld. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
ARTICLE XIV.
CHANGE IN CONTROL
Section 14.01. Definition. For purposes of the Plan, a “Change in Control” shall mean that the conditions or events set forth in any one or more of the following subsections shall have occurred:

(a)
There is a report filed on Schedule 13D or Schedule 14D‑1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition, in a transaction or series of transactions, by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the 1934 Act), other than (1) A. Malachi Mixon and/or any Affiliate of A. Malachi Mixon, (2) the Company or any of its subsidiaries, (3) any employee benefit plan or employee stock ownership plan or related trust of the Company or any of its subsidiaries, or (4) any person or entity organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or trust, of such number of shares of the Company as entitles that person to exercise 30% or more of the voting power of the Company in the election of Directors;

(b)
During any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Directors unless the election of each new Director (over such period) was approved or recommended by the vote of at least two‑thirds of the Directors then still in office who were Directors at the beginning of the period;

(c)
There is a merger, consolidation, combination (as defined in Section 1701.01(Q), Ohio Revised Code), majority share acquisition (as defined in Section 1701.01(R), Ohio Revised Code), or control share acquisition (as defined in Section 1701.01(Z)(1), Ohio Revised Code, or in the Company's Second Amended and Restated Articles of Incorporation, as the same may be hereafter amended) involving the Company and, as a result of which, the holders of shares of the Company prior to the transaction become, by reason of the transaction, the holders of such number of shares of the surviving or acquiring corporation or other entity as entitles them to exercise less than fifty percent (50%) of the voting power of the surviving or acquiring corporation or other entity in the election of Directors;

(d)
There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, but only if the transferee of the assets in such transaction is not a subsidiary of the Company; or

(e)
The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of Invacare, but only if the transferee of the assets of the Company in such liquidation or dissolution is not a subsidiary of the Company.

Section 14.02. Company Remains Surviving Entity or Awards Assumed by Successor.

(a)
Upon the occurrence of a Change in Control in which either (i) the Company remains the surviving entity or (ii) the Company is not the surviving entity, but the Awards granted under this Plan are Assumed (as defined in Section 14.02(c) below) by the Post-CIC Entity, any Award granted under this Plan prior to the Change in Control shall continue to vest and become exercisable in accordance with the terms of its original Award Agreement unless, during the two-year period commencing on the date of the Change in Control:

(i)	the Participant's employment or service is involuntarily Terminated by the Company or the Post-CIC Entity, as applicable, for reasons other than for Cause; or

(ii)	the Participant Terminates his or her employment or service for Good Reason.

(b)
If a Participant's employment or service is Terminated as described in Section 14.02(a) above, (i) any outstanding Stock Options and SARs shall become fully vested and remain exercisable until the earlier of (A) the end of the original term of the Stock Option or SAR or (B) the second anniversary of the date the Termination occurs; provided that, if the Award Agreement provides for a longer period of exercisability following a Termination, then this clause (B) shall be the end of such longer period; (ii) any restrictions that apply to Awards made to such Participant pursuant to this Plan shall lapse; and (iii) Awards made to such Participant pursuant to this Plan that are subject to Performance Measures shall immediately be earned or vest and shall, to the extent permitted under Code Section 409A without resulting in adverse tax effects to the Participant, become immediately payable in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of Termination; provided, that any Participant who Terminates his or her employment or service for Good Reason must:

(i)
provide the Company with a written notice of his or her intent to Terminate employment or service for Good Reason within sixty (60) days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(ii)	allow the Company thirty (30) days to remedy such circumstances to the extent curable.

(c)	For purposes of this Article XIV, an Award shall be considered assumed by the Post-CIC Entity (“Assumed”) if all of the following conditions are met:

(i)	Stock Options or SARs are converted into replacement awards in a manner that complies with Code Section 409A;

(ii)
Awards of Restricted Stock and Restricted Stock Units that are not subject to Performance Measures are converted into replacement awards covering a number of Shares of the Post-CIC Entity, as determined in a manner substantially similar to how the same number of Shares would be treated in the Change in Control transaction; provided that, to the extent that any portion of the consideration received by holders of Shares in the Change in Control transaction is not in the form of the common stock of the Post-CIC Entity, the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such Post-CIC Entity on the established stock exchange on the trading day immediately preceding the date of the Change in Control;

(iii)
Performance Shares, Performance Units and all other Awards subject to Performance Measures are converted into replacement awards that preserve the value of such Awards at the time of the Change in Control;

(iv)
the replacement awards contain provisions for scheduled vesting and treatment on Termination of employment (including the definitions of Cause and Good Reason, if applicable) that are no less favorable to the Participant than the underlying Awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying Awards; and

(v)	the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.
Section 14.03. Awards Not Assumed by Successor.

(a)
Upon the occurrence of a Change in Control in which the Company is not the surviving Company, any Awards made under this Plan that are not Assumed by the Post-CIC Entity shall become fully vested and exercisable on the date of the Change in Control or shall immediately vest and become immediately payable (subject to Section 14.03(e)) in accordance with their terms as if all of the Performance Measures had been achieved at their target levels as of the date of the Change in Control, and any restrictions that apply to such Awards shall lapse, and the following provisions of this Section 14.03 shall apply.

(b)
For each Stock Option and SAR, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Shares in the Change in Control transaction and the exercise price of the applicable Stock Option or SAR, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Shares. Any Stock Options or SARs with an exercise price that is higher than the per share consideration received by holders of Shares in connection with the Change in Control shall be cancelled for no additional consideration.

(c)
The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change in Control transaction had he or she been, immediately prior to such transaction, a holder of the number of Shares equal to the number of Restricted Stock Units and/or Shares of Restricted Stock covered by the Award and the number of Shares payable under Section 14.03(a) for Awards subject to Performance Measures.

(d)	The payments contemplated by Sections 14.03(b) and (c) shall be made at the same time as consideration is paid to the holders of Shares in connection with the Change in Control.

(e)
Notwithstanding anything to the contrary in this Plan, if the payment or benefit constitutes a deferral of compensation under Code Section 409A, then to the extent necessary to comply with Code Section

409A, payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.
ARTICLE XV.
MISCELLANEOUS
Section 15.01. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
Section 15.02. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.
Section 15.03. Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036.
Section 15.04. No Effect on Employment or Service. Neither the Plan, the grant of an Award, or the execution of an Award Agreement shall confer upon any Participant any right to continued employment by the Company or an Affiliate or interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and forfeiture of any Awards.
Section 15.05. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award.
Section 15.06. Participation. No Employee shall have the right to be selected to receive an Award, or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has accrued under the express terms of the Plan.
Section 15.07. Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee or the Board or served as an officer of the Company or any of its Affiliates or Subsidiaries shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, unless a court of competent jurisdiction determines in a final, non-appealable order that such act or omission was the result of gross negligence, willful misconduct or intentional wrong-doing, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
Section 15.08. Successors. All obligations of the Company hereunder with respect to Awards shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, or agree or consent to a transaction or series of transactions that would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company hereunder.
Section 15.09. Nontransferability of Awards. Except as provided in Subsection (a) or (b), no Award can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged, or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award shall be subject to execution, attachment, or similar process. In no event may any Award be transferred for value. Any attempted or purported transfer of an Award in contravention of the Plan or an Award Agreement shall be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant shall be exercisable during his or her lifetime only by the Participant.

(a)
Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to: (i) the Participant's spouse, any children or lineal descendants of the Participant or the Participant's spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company or other entity in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, that, if the Committee permits the transfer of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke, or restrict, without the prior consent, authorization, or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member's will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted shall not be transferable pursuant to this Subsection.

(b)
Exercise by Eligible Transferees. If the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under Subsection (a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee's executor, administrator or authorized representative only in the same manner, to the same extent, and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his or her death, the Participant's estate, shall remain liable for all federal, state, local, and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

Section 15.10. No Rights as Shareholder. Except as expressly provided in Article VIII, no Participant (or any Beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
Section 15.11. Funding. Benefits payable under this Plan to any person shall be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.
Section 15.12. Compliance with Code Section 409A.

(a)
To the extent applicable, it is intended that the Plan and any grants made hereunder comply with (or be exempt from) the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates or Subsidiaries.

(c)
If, at the time of a Participant's separation from service (within the meaning of Code Section 409A), (i) the Participant is a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it on the tenth business day of the seventh month after such separation from service.

(d)
Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant's account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to provide the Participant with any tax gross-up or indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 15.13. Recoupment. The Plan will be administered in compliance with Section 10D of the Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted pursuant to such law, rules, or regulations and any Award Agreement may be amended to further such purpose without the consent of the Participant. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, if the Board or any appropriate Board committee has determined that any fraud or intentional misconduct by a Participant was a significant contributing factor to the Company's having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any incentive compensation paid to the Participant for any fiscal period commencing on or after the Effective Date if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the Participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the Participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the Participant, authorize legal action, or take such other action to enforce the Participant's obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case. This Section 15.13 shall not be the Company's exclusive remedy with respect to such matters.
Section 15.14. Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M87679-P62042	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR the following:

1.		Election of Directors		☐	☐	☐

Nominees:

	01)	Michael F. Delaney	06)	A. Malachi Mixon, III
	02)	C. Martin Harris, M.D.	07)	Matthew E. Monaghan
	03)	James L. Jones	08)	Clifford D. Nastas
	04)	Dale C. LaPorte	09)	Baiju R. Shah
	05)	Michael J. Merriman

The Board of Directors recommends that you vote FOR proposals 2, 3, 4 and 5.				For	Against	Abstain

2.		Ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2015.		☐	☐	☐

3.		Reaffirm approval of the Invacare Corporation Executive Incentive Bonus Plan.		☐	☐	☐

4.		Approval of Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan.		☐	☐	☐

5.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy or voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Form 10-K and The Notice of Annual Meeting and Proxy Statement are available at
www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
M87680-P620427

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
Annual Meeting of Shareholders - May 14, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby (i) appoints ROBERT K. GUDBRANSON and ANTHONY C. LAPLACA, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 14, 2015 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares and Class B Common Shares of the Company represented by this proxy as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of the nine director nominees nominated by the Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3, "FOR" Proposal 4 and "FOR" Proposal 5. If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Continued and to be signed on reverse side

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY	Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M87681-P62042	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR the following:

1.		Election of Directors		☐	☐	☐

Nominees:

	01)	Michael F. Delaney	06)	A. Malachi Mixon, III
	02)	C. Martin Harris, M.D.	07)	Matthew E. Monaghan
	03)	James L. Jones	08)	Clifford D. Nastas
	04)	Dale C. LaPorte	09)	Baiju R. Shah
	05)	Michael J. Merriman

The Board of Directors recommends that you vote FOR proposals 2, 3, 4 and 5.				For	Against	Abstain

2.		Ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2015.		☐	☐	☐

3.		Reaffirm approval of the Invacare Corporation Executive Incentive Bonus Plan.		☐	☐	☐

4.		Approval of Amendment No. 1 to the Invacare Corporation 2013 Equity Compensation Plan.		☐	☐	☐

5.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy or voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Form 10-K and The Notice of Annual Meeting and Proxy Statement are available at
www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
M87682-P62042

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
VOTING INSTRUCTION CARD
Annual Meeting of Shareholders - May 14, 2015

This card is solicited on behalf of the trustees of the Invacare Retirement Savings Plan

The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company") which the undersigned is entitled to vote as a participant in an employee benefit plan which may be funded by the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 14, 2015 at 10:00 A.M. (EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all of the Common Shares and Class B Common Shares of the Company represented by this Card as indicated on the reverse side.

The shares represented by this card, when this card is properly executed, will be voted in the manner directed herein. If no such direction is given, said shares will be voted in the same proportions that all shares under the Invacare Retirement Savings Plan for which instructions were received will be voted. If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Continued and to be signed on reverse side